Exhibit 10.1

[Execution]

AMENDMENT NO. 1 TO FOURTH AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT AND JOINDER

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND JOINDER, dated as of October 24, 2019 (this “Amendment No. 1”), is entered into by and among LERNER NEW YORK, INC., a Delaware corporation (“Lerner”), LERNCO, INC., a Delaware corporation (“Lernco”), LERNER NEW YORK OUTLET, LLC, a Massachusetts limited liability company (“Lerner Outlet”), LERNER NEW YORK FTF, LLC, a Delaware limited liability company (“Lerner FTF”, and together with Lerner, Lernco and Lerner Outlet, collectively, “Borrowers” and individually each a “Borrower”), RTW RETAILWINDS, INC., a Delaware corporation (“RTW”), LERNER NEW YORK HOLDING, INC., a Delaware corporation (“Parent”), NEW YORK & COMPANY STORES, INC., a New York corporation (“NY &Co Stores”), LERNER NEW YORK GC, LLC, an Ohio limited liability company (“Lerner GC”), and FTF GC, LLC, an Ohio limited liability company (“FTF”, and together with RTW, Parent, NY &Co Stores and Lerner GC, collectively, “Guarantors” and each a “Guarantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative and collateral agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”).  Lerner, Lernco and Lerner Outlet are sometimes referred to herein collectively as “Existing Borrowers” and individually as an “Existing Borrower” and RTW, Parent, NY &Co Stores and Lerner GC are sometimes referred to herein collectively as “Existing Guarantors” and individually, as an “Existing Guarantor”.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Existing Borrowers and Existing Guarantors are parties to financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated October 24, 2014 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as may from time to time be amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Existing Borrowers notified Agent that (a) they have formed or have caused to be formed Lerner FTF (sometimes referred to herein as “New Borrower”) and FTF (sometimes referred to herein as “New Guarantor”), and (b) they will cause New Borrower and New Guarantor to execute and deliver this Amendment No. 1 in order to make New Borrower a “Borrower” and New Guarantor a “Guarantor” party to the Loan Agreement and the other Financing Agreements applicable to a Borrower or Guarantor as set forth herein (collectively, the “Joinders”);

WHEREAS, New Borrower and New Guarantor will materially benefit directly and indirectly from the credit facility provided by Agent and Lenders to Borrowers under the Loan Agreement and the other Financing Agreements;

WHEREAS, Borrowers and Guarantors have also formed (a) FTF IP Company, Inc., a Delaware corporation, (b) Fashion to Figure, LLC, a Delaware limited liability company, and (c) New York & Company, Inc., a Delaware corporation (collectively, “IP Holdcos” and individually an “IP Holdco”) and have requested that Agent and Lenders waive the requirement that the IP Holdcos be joined as  Borrowers or Guarantors to the Loan Agreement and the other Financing Agreements (the “Waiver”);

WHEREAS, upon the joinder of New Borrower as a “Borrower” and New Guarantor as a “Guarantor” pursuant to this Amendment No. 1, Borrowers and Guarantors desire to amend the Loan Agreement and replace it in its entirety in the form of Exhibit A to this Amendment No. 1 pursuant to the terms and conditions of this Amendment No. 1;

WHEREAS, Agent and Lenders are willing to agree to the Waiver, Joinders and amendments on the terms and subject to the conditions set forth herein, and by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments and Joinders;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.  For purposes of this Amendment No. 1, unless otherwise defined herein, all capitalized terms used herein which are defined in the Amended Loan Agreement shall have the meanings given to such terms in the Amended Loan Agreement.

2.                                      Amendment of Loan Agreement.  Immediately after giving effect to the waiver provided in Section 3 hereof and the joinders provided in Sections 4 and 5 hereof, the Loan Agreement is hereby amended in its entirety as set forth in Exhibit A hereto (the “Amended Loan Agreement”).  All schedules and exhibits to the Loan Agreement, as in effect immediately prior to the Amendment No. 1 Effective Date, shall constitute schedules and exhibits to the Amended Loan Agreement, except that those schedules and exhibits which are attached to the Amended Loan Agreement shall constitute those respective schedules and exhibits after the Amendment No. 1 Effective Date.  Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Financing Agreements to the “Loan Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Amended Loan Agreement.  Agent, each of the Lenders signatory hereto, each Borrower and each Guarantor consent to the amendment of the Loan Agreement pursuant to this Amendment No. 1.

3.                                      Waiver.  Notwithstanding anything to the contrary contained in Section 9.22,

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Section 9.7(b) or any other provision of the Loan Agreement or the other Financing Agreements, Agent and Lenders agree that (i) the IP Holdcos shall not at any time be required to join, or provide guarantees under, the Loan Agreement and the other Financing Agreements (in each case, as amended hereby or as may be amended, restated, or otherwise modified after the date hereof) in any capacity and (ii) no Default or Event of Default shall be caused or deemed to exist due to the failure of the IP Holdcos to join, or provide guarantees under, the Loan Agreement and the other Financing Agreements (in each case, as amended hereby or as may be amended, restated, or otherwise modified after the date hereof).

4.                                      Acknowledgment of Obligations and Security Interests.

(a)                                 Each Borrower and Guarantor hereby acknowledges, confirms and agrees that, as of the close of business on October 23, 2019, Borrowers are indebted to Agent and Lenders in respect of Loans under the Amended Loan Agreement in the aggregate principal amount of $-0- and Letters of Credit under the Amended Loan Agreement in the aggregate principal amount of $11,019,410.72, in each case together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Agent and Lenders and guaranteed by Guarantors, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)                                 Each Borrower and Guarantor hereby acknowledges, confirms and agrees that Agent, for itself and the ratable benefit of the other Secured Parties, has and shall continue to have a security interest in and lien upon the Collateral granted to Agent , for itself and the ratable benefit of the other Secured Parties, pursuant to the Loan Agreement and the other Financing Agreements as amended hereby to secure the Obligations, as well as any Collateral granted to  Agent, for itself and the ratable benefit of the other Secured Parties, under this Amendment No., the Loan Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent, for itself and the ratable benefit of the other Secured Parties.  The liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent, whether under the Loan Agreement, this Amendment No. 1 or any of the other Financing Agreements.

5.                                      Joinder of New Guarantor; Assumption of Obligations; Amendments to Financing Agreements.

(a)                                 New Guarantor hereby expressly (i) assumes and agrees to be directly liable to Agent, the Lender Group and Bank Product Providers, jointly and severally with the Existing Guarantors, for all Obligations under, contained in, or arising in connection with the Loan Agreement or any of the other Financing Agreements to the same extent as if New Guarantor had originally executed and been an original “Guarantor” signatory to the Loan Agreement and the other Financing Agreements to which a Guarantor is a party or that are otherwise applicable to a “Guarantor”, (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements

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applicable to a “Guarantor”, with the same force and effect as if New Guarantor had originally executed and been an original “Guarantor” signatory to the Loan Agreement and the other Financing Agreements to which a Guarantor is a party or that are otherwise applicable to a “Guarantor”, (iii) is deemed to make as to itself, and is in all respects bound by, all representations and warranties made by a “Guarantor” to Agent, the Lender Group and Bank Product Providers as set forth in the Loan Agreement and in any of the other Financing Agreements, as applicable, and (iv) agrees that Agent, for itself and the benefit of the Lender Group and Bank Product Providers, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 6 hereof, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to New Guarantor and its properties and assets with the same force and effect as Agent, for itself and the benefit of the Lender Group and the Bank Product Providers, has with respect to Existing Guarantors and Existing Borrowers and their respective assets and properties, as if New Guarantor had originally executed and had been an original “Guarantor” signatory to the Loan Agreement and the other Financing Agreements to which a Guarantor is a party or that are otherwise applicable to a “Guarantor”.

(b)                                 Each Existing Borrower and Existing Guarantor under the Loan Agreement and the other Financing Agreements hereby agrees that the Loan Agreement and the other Financing Agreements to which a Guarantor is a party are hereby amended to include New Guarantor as an additional “Guarantor” signatory thereto, and New Guarantor hereby agrees that the Loan Agreement and the other Financing Agreements to which a Guarantor is a party are hereby amended to include New Guarantor as an additional “Guarantor” signatory thereto.  Each Existing Borrower and Existing Guarantor as a grantor of a security interest in the Collateral hereby agrees that the Loan Agreement is hereby amended to include New Guarantor as an additional Guarantor grantor of the security in the Collateral, and New Guarantor hereby agrees that the Loan Agreement and the other Financing Agreements to which a Guarantor is a party are hereby amended to include New Guarantor as an additional grantor of a security interest in the Collateral.

(c)                                  Without limiting the provisions of Section 4(a) and 4(b) hereof, each Existing Guarantor as a guarantor of the Obligations of Borrowers hereby agrees that the Guarantee is hereby amended to include New Guarantor as an additional “Guarantor” signatory thereto, and New Guarantor hereby agrees that the Guarantee is hereby amended to include New Guarantor as an additional “Guarantor” signatory thereto.  New Guarantor hereby expressly (i) assumes and agrees to be directly liable to Agent, the Lender Group and Bank Product Providers, jointly and severally with the Guarantors signatory thereto, for the payment and performance of all Guaranteed Obligations (as defined in the Guarantee), (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Guarantee with the same force and effect as if New Guarantor had originally  executed and been an original party signatory to the Guarantee as a “Guarantor”, and (iii) agrees that Agent and Lenders shall have all rights, remedies and interests with respect to New Guarantor and its property under the Guarantee with the same force and effect as if New Guarantor had originally executed and been an original party signatory as a “Guarantor” to the Guarantee.

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6.                                      Joinder of New Borrower; Assumption of Obligations; Amendments to Financing Agreements.

(a)                                 New Borrower hereby expressly (i) assumes and agrees to be directly liable to Agent, the Lender Group and Bank Product Providers, jointly and severally with the Existing Borrowers, for all Obligations under, contained in, or arising in connection with the Loan Agreement or any of the other Financing Agreements to the same extent as if New Borrower had originally executed and had been an original “Borrower” signatory to the Loan Agreement and the other Financing Agreements to which a Borrower is a party or that are otherwise applicable to a “Borrower”, (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to a “Borrower” and as applied to New Borrower as a “Borrower”, with the same force and effect as if New Borrower had originally executed and been an original “Borrower” signatory to the Loan Agreement and the other Financing Agreements to which a Borrower is a party or that are otherwise applicable to a “Borrower”, (iii) is deemed to make as to itself, and is in all respects bound by, all representations and warranties made by a “Borrower” to Agent, the Lender Group and Bank Product Providers as set forth in the Loan Agreement and in any of the other Financing Agreements, as applicable, and (iv) agrees that Agent, for itself and the benefit of the Lender Group and Bank Product Providers, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 6 hereof, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to New Borrower and its properties and assets with the same force and effect as Agent, for itself and the benefit of the Lender Group and Bank Product Providers, has with respect to “Borrowers” and “Guarantors” and their respective assets and properties, as if New Borrower had originally executed and had been an original “Borrower” signatory to the Loan Agreement and the other Financing Agreements to which a Borrower is a party or that are otherwise applicable to a “Borrower”.

(b)                                 Each Existing Borrower and Existing Guarantor under the Loan Agreement and the other Financing Agreements hereby agrees that the Loan Agreement and the other Financing Agreements to which a Borrower is a party are hereby amended to include New Borrower as an additional “Borrower” signatory thereto, and New Borrower hereby agrees that the Loan Agreement and the other Financing Agreements to which a Borrower is a party are hereby amended to include New Borrower as an additional “Borrower” signatory thereto.  Each Existing Borrower and Existing Guarantor as a grantor of the security interest in the Collateral hereby agrees that the Loan Agreement is hereby amended to include New Borrower as an additional “Borrower” grantor of the security in the Collateral, and New Borrower hereby agrees that the Loan Agreement and the other Financing Agreements to which a Borrower is a party are hereby amended to include New Borrower as an additional grantor of a security interest in the Collateral.

7.                                      Grant of Security Interest.

(a)                                 Without limiting the provisions of Sections 4 and 5 hereof, the Loan Agreement or the other Financing Agreements, to secure payment and performance of all

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Obligations, New Borrower and New Guarantor hereby grant to Agent (for itself and the ratable benefit of Secured Parties) a continuing security interest in, a lien upon, and a right of set off against, all personal property and fixtures, and interests in personal property and fixtures, of such New Borrower and New Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Secured Party, collectively, the “Collateral”) including, without limitation, the following:

(i)                                  all Accounts;

(ii)                               all general intangibles;

(iii)                            all goods, including, without limitation, Inventory and Equipment, whether ordered, in progress, finished or received;

(iv)                           all fixtures;

(v)                              all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(vi)                           all instruments, including, without limitation, all promissory notes;

(vii)                        all documents;

(viii)                     all deposit accounts;

(ix)                           all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(x)                              all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(xi)                           all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of such New Borrower or New Guarantor now or hereafter held or received by or in transit to Agent, any Secured Party or its Affiliates or at any other depository or other institution from or for the account of such New Borrower or New Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

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(xii)                        all commercial tort claims, including, without limitation, those identified on Schedule 5.2(h) to the Amended Loan Agreement;

(xiii)                     to the extent not otherwise described above, all Receivables;

(xiv)                    all Records; and

(xv)                       all products and proceeds of the foregoing, in any form, including insurance proceeds (including any proceeds of business interruption insurance) and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

(b)                                 Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and New Borrower or New Guarantor shall not be deemed to have granted a security interest in, (i) any Intellectual Property, other than any licenses of Intellectual Property by another Person (including a Borrower or Guarantor) in favor of a New Borrower or New Guarantor (provided, that, the foregoing exclusions in clause (i) shall in no way be construed to limit the IP Use Rights of Agent), (ii) the Equity Interests of any Foreign Subsidiary that is a “controlled foreign corporation” (as such term is defined in Section 957(a) of the Code), to the extent such Foreign Subsidiary is not treated as a “disregarded entity” by the Code, or the Equity Interests of any Foreign Holdco Subsidiary in excess of sixty five (65%) percent of all of the issued and outstanding shares of Equity Interests of such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2); provided, that, if the pledge of one hundred (100%) percent of the Equity Interests of such Foreign Subsidiary or Foreign Holdco Subsidiary would not have an adverse tax impact on New Borrower or New Guarantor for purposes of Section 956 of the Code as determined by Agent in its good faith discretion in consultation with New Borrower or New Guarantor, New Borrower or New Guarantor shall pledge to Agent one hundred (100%) percent of the Equity Interests of such Foreign Subsidiary or such Foreign Holdco Subsidiary;  (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of New Borrower or New Guarantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i), (ii) or (iii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any other member of the Lender Group’s or any Bank Product Provider’s continuing security interests in and liens upon any rights or interests of New Borrower or New Guarantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any

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Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests).

8.                                      Agent and Lender Group Releases of Intellectual Property; Release Documents.

(a)                                 Subject to the terms and conditions herein, as of the Amendment No. 1 Effective Date, Agent, on behalf of itself and the Lender Group and Bank Product Providers, hereby releases the security interest granted by Borrowers and Guarantors in the Collateral consisting of Intellectual Property in accordance with the Amended Loan Agreement.

(b)                                 Subject to the satisfaction of the conditions precedent set forth in Section 10 hereof, Agent will, at Borrowers’ and Guarantors’ expense, take all reasonable actions to effect, evidence or confirm the release of the security interest in the Collateral with respect to the Intellectual Property, including, the filing of a release and termination of the Lerner Trademark Agreement and the Lernco Trademark Agreement with the United State Patent and Trademark Office.

9.                                      Representations and Warranties.  Each Borrower (including New Borrower) and each Guarantor (including New Guarantor), jointly and severally, represents and warrants with and to Agent, the other members of the Lender Group and Bank Product Providers as follows:

(a)                                 No Default or Event of Default exists or has occurred and is continuing as of the date hereof;

(b)                                       The execution, delivery and performance of this Amendment No. 1 and any other agreements, documents and instruments executed or delivered by any Borrower or Guarantor in connection herewith (together with this Amendment No. 1, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof by each Borrower and Guarantor (i) are all within such Borrower’s or Guarantor’s corporate or limited liability company powers, (ii) have been duly authorized, (iii) are not in contravention of law or the terms of such Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, bylaws, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its property are bound, except for those lease agreements of Lerner for which Lerner did not obtain consents from the parties thereto with respect to this Amendment No. 1, and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of such Borrower or Guarantor other than liens in favor of Agent or any Lender as contemplated by the Financing Agreements;

(c)                                  Each of the Amendment Documents to which each Borrower and Guarantor is a party constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable in accordance with their respective terms;

(d)                                 All of the representations and warranties set forth in the Amended Loan Agreement, and the other Financing Agreements, are true and correct in all material respects

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after giving effect to the provisions of this Amendment No. 1, except to the extent any such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); and

(e)                                  No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Amendment Documents by any Borrower or Guarantor, except for any actions or filings already made or taken and approvals or consents previously obtained.

10.                               Conditions Precedent.  The effectiveness of this Amendment No. 1 shall be subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)                                 after giving effect to the Waiver set forth in Section 3 hereof and the Joinders set forth in Sections 4 and 5 hereof, no Default or Event of Default shall exist or have occurred and be continuing;

(b)                                 Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors, and the Lenders;

(c)                                  Agent shall have received (i) the Amended and Restated Revolving Loan Fee Letter, duly authorized, executed and delivered by Borrowers and Guarantors and (ii) in immediately available funds (or Agent shall have charged the loan account of Borrowers for) the full amount of the fees referred to in the Amended and Restated Revolving Loan Fee Letter which are due and payable on the Amendment No. 1 Effective Date;

(d)                                 Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) an amendment to the Second Amended and Restated Stock Pledge Agreement with respect to the Equity Interest of New Borrower and New Guarantor, duly authorized, executed and delivered by Lerner, (ii) an Acknowledgement and Consent to Amendment No.1 to Second Amended and Restated Pledge Agreement, by the pledged companies therein that are limited liability companies, as acknowledged by Lerner, and (iii) amendments to the LLC Agreement of Lerner FTF;

(e)                                  Agent shall have received, in form and substance reasonably satisfactory to Agent, an amendment to the Third Amended and Restated Guarantee by New Guarantor and Guarantors, duly authorized, executed and delivered by Lerner;

(f)                                   Agent shall have received, in form and substance reasonably satisfactory to Agent, an Intellectual Property Licensor Agreement, duly authorized, executed and delivered by FTF IP Company, Inc. and Lerner FTF;

(g)                                  Agent shall have received, in form and substance reasonably satisfactory to Agent, an amendment to the Intercompany Subordination Agreement to add New Borrower,

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New Guarantor  and IP Holdcos, duly authorized, executed and delivered by Borrowers, Guarantors and IP Holdcos;

(h)           Agent shall have received, in form and substance reasonably satisfactory to Agent, an Information Certificate duly authorized, executed and delivered by New Borrower and New Guarantor;

(i)            Agent shall have received, in form and substance reasonably satisfactory to Agent, such opinion letter of Kirkland & Ellis LLP as special counsel to Borrowers and Guarantors with respect to the Amendment Documents;

(j)            Agent shall have received, in form and substance satisfactory to Agent, an officer’s certificate or secretary’s certificate from each Borrower and Guarantor, duly authorized, executed and delivered by an appropriate officer of such Borrower or Guarantor, in form and substance reasonably satisfactory to Agent, setting forth the incumbency and specified signatures of each applicable officer and approving the transactions contemplated by this Amendment No. 1, together with organizational documents and records of all requisite corporate or limited liability company action and proceedings in connection with this Amendment No. 1;

(k)           Agent shall have received certificates of status (or the applicable equivalent thereof) with respect to each Borrower and Guarantor, dated within thirty (30) days of the date hereof, such certificates to be issued by the appropriate Governmental Authority of the jurisdiction of organization of such Borrower or Guarantor, as applicable, which certificates shall indicate that such Borrower or Guarantor, as applicable, is in good standing in such jurisdiction;

(l)            Agent shall have received and reviewed lien and judgment search results for the jurisdiction of organization or incorporation of each Borrower and Guarantor, the jurisdiction of the chief executive office (or the equivalent) of each Borrower and Guarantor, and all jurisdictions in which material assets of each Borrower and Guarantor are located, which search results shall be in form and substance reasonably satisfactory to Agent;

(m)          Agent shall have received, in form and substance satisfactory to Agent, evidence that Agent will have a valid perfected security interest in all of the Collateral of New Borrower and New Guarantor upon the filing of UCC financing statements naming Agent, as secured party, and each of New Borrower and New Guarantor, as debtor, to the extent such perfection can be obtained by the filing of such UCC financing statements, which security interest shall be prior to all security interests except as otherwise permitted under the Financing Agreements;

(n)           Agent shall have received, in form and substance reasonably satisfactory to Agent, supplements to each Schedule to the Loan Agreement or the other Financing Agreements to the extent necessary to include any information in such Schedule to account for New Borrower and New Guarantor or otherwise to update the existing information set forth on any Schedules to the Loan Agreement or the other Financing Agreements;

(o)           Agent shall have received, in form and substance reasonably satisfactory

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to Agent, evidence of insurance for New Borrower and New Guarantor and lender loss payee endorsements required under the Loan Agreement and the other Financing Agreements with respect to New Borrower and New Guarantor, including certificates of insurance policies and/or endorsements naming Agent as a lender loss payee;

(p)           Agent shall have received internal Flood Disaster Prevention Act approval;

(q)           At least five Business Days prior to the Amendment No. 1 Effective Date, with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Agent shall receive a Beneficial Ownership Certification in relation to such Loan Party; and

(r)            At least five Business Days prior to the Amendment No. 1 Effective Date, Agent shall have received all documentation and other information about the Borrowers and Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) that has been requested by the Agent in writing at least 10 Business Days prior to the Amendment No. 1 Effective Date.

11.          Release and Covenant Not to Sue.

(a)           Release.

(i)           In consideration of the agreements of Agent and Lenders contained herein and the making of Loans and providing of Letters of Credit by or on behalf of Agent and Lenders to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower and Guarantor on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, matured or contingent both at law and in equity, which any Borrower or Guarantor, or any of its successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment No. 1, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof and the other Financing Agreements.

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(ii)          Each Borrower and Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii)         Each Borrower and Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted shall affect in any manner the final and unconditional nature of the release set forth above.

(iv)         Each Borrower and Guarantor represents and warrants that each such Person is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Person has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

(v)          Nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee.

(b)           Covenant Not to Sue.  Each Borrower and Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Borrower or Guarantor under Section 11(a) hereof.  If any Borrower or Guarantor violates the foregoing covenant, each Borrower and Guarantor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c)           Waiver of Statutory Provisions.  EACH BORROWER AND GUARANTOR HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS, AND EACH BORROWER AND GUARANTOR AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS RELEASE.

12.          Effect of this Amendment.  Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 1 Effective Date and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1.  To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control.  The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

12

13.          No Novation.  The amendment and restatement of the Loan Agreement pursuant to this Amendment No. 1 and the Amended Loan Agreement shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations and other obligations and liabilities of Borrowers and Guarantors evidenced by or arising under the Loan Agreement as amended by this Amendment No. 1 or any of the other Financing Agreements.  Except with respect to the release of Agent’s security interest in the Collateral consisting of the Intellectual Property as set forth in this Amendment No. 1, the Amended Loan Agreement and the release instruments by Agent with respect to the Intellectual Property, each Borrower and each Guarantor confirms and agrees that it continues to remain liable for all such Obligations and other obligations and liabilities, and the liens and security interests in the Collateral of Agent securing such Obligations and other obligations and liabilities shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent for the benefit of the Secured Parties.

14.          Governing Law.  The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

15.          Binding Effect.  This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

16.          Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

17.          Counterparts.  This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 1 by telecopier or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1.  Any party delivering an executed counterpart of this Amendment No. 1 by telecopier or other electronic means also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

18.          Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by the Agent to effectuate the provisions and purposes of this Amendment No. 1.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

LERNER NEW YORK, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

LERNCO, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President

LERNER NEW YORK OUTLET, LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

LERNER NEW YORK FTF, LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

[Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement and Joinder (Lerner)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

RTW RETAILWINDS, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

LERNER NEW YORK HOLDING, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

LERNER NEW YORK GC, LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President

NEW YORK & COMPANY STORES, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

FTF GC LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Chief Executive Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

[Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement and Joinder (Lerner)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and Revolving Loan Lender

By:	/s/ Michele L. Riccobono
Name:	Michele L. Riccobono
Title:	Authorized Officer

[Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement and Joinder (Lerner)]

EXHIBIT A

TO

AMENDMENT NO. 1 TO FOURTH AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT AND JOINDER

See attached.

[Conformed Loan Agreement for Amendment No. 1 to Loan Agreement]

[Execution]

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

LERNER NEW YORK, INC.,
LERNCO, INC.
LERNER NEW YORK OUTLET, LLC., and
LERNER NEW YORK FTF, LLC
as Borrowers,

RTW RETAILWINDS, INC.,
LERNER NEW YORK HOLDING, INC.,
LERNER NEW YORK GC, LLC,
NEW YORK & COMPANY STORES, INC., and
FTF GC, LLC

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent for Lenders,

WELLS FARGO CAPITAL FINANCE, LLC
as Sole Lead Arranger and Sole Bookrunner,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
AND THE OTHER PERSONS NAMED HEREIN,
as Lenders,

Dated:  October 24, 2014

i

7.2	Accounts Covenants	90
7.3	Inventory Covenants	91
7.4	Equipment Covenants	93
7.5	Bills of Lading and Other Documents of Title	93
7.6	[Reserved.]	93
7.7	Power of Attorney	93
7.8	Right to Cure	94
7.9	Access to Premises	95

SECTION 8.	REPRESENTATIONS AND WARRANTIES	95

8.1	Corporate Existence, Power and Authority	95
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations	96
8.3	Financial Statements; No Material Adverse Change	96
8.4	Priority of Liens; Title to Properties	96
8.5	Tax Returns	96
8.6	Litigation	97
8.7	Compliance with Other Agreements and Applicable Laws	97
8.8	Environmental Compliance	97
8.9	Employee Benefits	98
8.10	Bank Accounts, etc.	99
8.11	Intellectual Property	99
8.12	Subsidiaries; Affiliates; Capitalization; Solvency	99
8.13	Labor Disputes	100
8.14	Restrictions on Subsidiaries	100
8.15	Material Contracts	100
8.16	Credit Card Agreements	101
8.17	Payable Practices	101
8.18	Accuracy and Completeness of Information	101
8.19	No Defaults	101
8.20	Transition Services	101
8.21	Patriot Act	102
8.22	OFAC	102
8.23	Margin Stock	102
8.24	IP Holdco Subsidiaries	102
8.25	Survival of Warranties; Cumulative	102

SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	103

9.1	Maintenance of Existence	103
9.2	New Collateral Locations	103
9.3	Compliance with Laws, Regulations, Etc.	103
9.4	Payment of Taxes and Claims	104
9.5	Insurance	105
9.6	Financial Statements and Other Information	105
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc.	107
9.8	Encumbrances	109
9.9	Indebtedness	111
9.10	Prepayments and Amendments; Loans, Investments, Etc.	113
9.11	Dividends and Redemptions	114
9.12	Transactions with Affiliates	116

9.13	Compliance with ERISA	116
9.14	End of Fiscal Years; Fiscal Quarters	116
9.15	Change in Business	116
9.16	Limitation of Restrictions Affecting Subsidiaries	117
9.17	Minimum Excess Availability	117
9.18	IP License Agreements	117
9.19	After Acquired Real Property	118
9.20	Costs and Expenses	118
9.21	Credit Card Agreements	119
9.22	Additional Guaranties and Collateral Security; Further Assurances	120
9.23	Private Label Credit Cards	121
9.24	Termination of Transition Services Agreement	121
9.25	Cash Collateral Account	121
9.26	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	122
9.27	ECP Guarantor Keepwell	122
9.28	IP Holdco Subsidiaries	122

SECTION 10.	EVENTS OF DEFAULT AND REMEDIES	122

10.1	Events of Default	122
10.2	Remedies	125

SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	128

11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	128
11.2	Waiver of Notices	129
11.3	Amendments and Waivers	129
11.4	Waiver of Counterclaims	132
11.5	Indemnification	132

SECTION 12.	THE AGENT	132

12.1	Appointment, Powers and Immunities	132
12.2	Reliance by Agent	133
12.3	Events of Default	133
12.4	Wells Fargo in its Individual Capacity	133
12.5	Indemnification	134
12.6	Non Reliance on Agent and Other Lenders	134
12.7	Failure to Act	134
12.8	Additional Revolving Loans	134
12.9	Concerning the Collateral and the Related Financing Agreements	135
12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders	135
12.11	Collateral Matters	135
12.12	Agency for Perfection	137
12.13	Successor Agent	137

SECTION 13.	JOINT AND SEVERAL LIABILITY; SURETYSHIP WAIVERS	137

13.1	Independent Obligations; Subrogation	137
13.2	Authority to Modify Obligations and Security	138
13.3	Waiver of Defenses	138

13.4	Exercise of Agent’s and Lenders’ Rights	138
13.5	Additional Waivers	139
13.6	Additional Indebtedness	139
13.7	Notices, Demands, Etc.	139
13.8	Revival	139
13.9	Understanding of Waivers	140

SECTION 14.	TERM; MISCELLANEOUS	140

14.1	Term	140
14.2	Additional Interpretative Provisions	141
14.3	Notices	142
14.4	Partial Invalidity	142
14.5	Confidentiality	143
14.6	Successors	144
14.7	Assignments; Participations	144
14.8	Entire Agreement	147
14.9	Bank Product Providers	147
14.10	Debtor-Creditor Relationship	148
14.11	Patriot Act	148
14.12	Counterparts, Etc.	148
14.13	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	148
14.14	Acknowledgement Regarding Any Supported QFCs	149

SECTION 15.	WITHHOLDING TAXES	149

15.1	Payments	149
15.2	Exemptions	150
15.3	Reductions	152
15.4	Refunds	152

SECTION 16.	ACKNOWLEDGMENT AND RESTATEMENT	153

16.1	Existing Obligations	153
16.2	Acknowledgment of Security Interests	153
16.3	Existing Financing Agreements	153
16.4	Restatement	153
16.5	Release	153

INDEX OF SCHEDULES AND EXHIBITS

Exhibit A	Form of Assignment and Acceptance Agreement for Lenders

Exhibit B	Form of Borrowing Base Certificate

Exhibit C	Form of Compliance Certificate

Exhibit D	Information Certificates for Borrowers and Guarantors

Exhibit E	Locations of Inventory

Exhibit F	Fiscal Year-End; Fiscal Quarter-End; Fiscal Month -End

Schedule A-1	Agent Payment Account
Schedule 1	Commitments
Schedule 1.87	Freight Forwarders
Schedule 5.2(b)	Chattel Paper and Instruments
Schedule 5.2(e)	Investment Property
Schedule 5.2(g)	Letters of Credits
Schedule 5.2(h)	Commercial Tort Claims
Schedule 8.8	Environmental Compliance
Schedule 8.9(c)	ERISA Affiliates Transactions
Schedule 8.13	Collective Bargaining Agreements
Schedule 8.15	Material Contracts
Schedule 8.16	Credit Card Agreements
Schedule 9.9(h)	Permitted Intercompany Indebtedness
Schedule 9.10	Permitted Loans
Schedule 9.11(d)	Permitted Uses of Certain Permitted Dividends

v

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amended and Restated Loan and Security Agreement (this “Agreement”), dated as of October 24, 2014, is entered into by and among Lerner New York, Inc., a Delaware corporation (“Lerner”), Lernco, Inc., a Delaware corporation (“Lernco”), Lerner New York Outlet, LLC, a Massachusetts limited liability company (“Lerner Outlet”), and Lerner New York FTF, LLC, a Delaware limited liability company (“Lerner FTF”, and together with Lerner, Lernco and Lerner Outlet, each individually a “Borrower” and, collectively with their respective successors and assigns and those additional Persons that are joined as a party to this Agreement as a “Borrower” by executing and delivering a joinder agreement in form and substance reasonably acceptable to Agent, the “Borrowers”), RTW Retailwinds, Inc. (formerly known as New York & Company, Inc.), a Delaware corporation (“RTW”), Lerner New York Holding, Inc., a Delaware corporation (“Parent”), New York & Company Stores, Inc., a New York corporation (“NY & Co Stores”), Lerner New York GC, LLC, an Ohio limited liability company (“Lerner GC”), and FTF GC, LC, an Ohio limited liability company (“FTF”, and together with RTW, Parent, NY & Co Stores and Lerner GC, each a “Guarantor”, and collectively with their respective successors and assigns and those additional Persons that are joined as a party to this Agreement as a “Guarantor” by executing and delivering a joinder agreement in form and substance reasonably acceptable to Agent, the “Guarantors”), the Revolving Loan Lenders (as hereinafter defined), Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative agent and collateral agent for Lenders and Bank Product Providers (in such capacity, together with any replacement or successor agent hereunder, “Agent”), and Wells Fargo Capital Finance, LLC, as sole lead arranger and sole lead bookrunner.

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors, the persons party thereto as lenders (the “Lenders” as hereinafter further defined), and Agent have previously entered into the Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2011 (the “Existing Loan Agreement” as hereinafter further defined), pursuant to which, among other things, the Lenders have provided certain loans and other financial accommodations to Borrowers;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders amend and extend the Existing Loan Agreement and the other Existing Financing Agreements by amending and restating the Existing Loan Agreement;

WHEREAS, Borrowers and Guarantors (other than Parent) are wholly-owned Subsidiaries of Parent, and together they are interrelated entities which collectively constitute an integrated clothing retailer;

WHEREAS, the directors of each Borrower view the entities as sufficiently dependent upon each other and so interrelated that any advance made hereunder to any Borrower would benefit each of the Borrowers as a result of their consolidated operations and identity of interests;

WHEREAS, each Borrower has requested that Agent (as hereinafter defined) and Lenders treat them as co-borrowers hereunder, jointly and severally responsible for the obligations of each other hereunder;

WHEREAS, each Revolving Loan Lender (as hereinafter defined) is willing (severally and not jointly) to continue to make Revolving Loans (as hereinafter defined) and other financial accommodations to Borrowers, in each case on a pro rata basis according to its commitments provided for herein on the terms and conditions set forth herein, and Agent is willing to continue to act as agent for the Lenders on the terms and conditions set forth herein; and

WHEREAS, the parties hereto have agreed to amend and restate, in their entirety, the agreements contained in the Existing Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend and restate the Existing Loan Agreement and agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

1.1       Definitions.  For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“Account Party” has the meaning specified therefor in Section 2.3(h) of this Agreement.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Accounts” means all present and future rights of each Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with any such card.  The term “Accounts” as used herein shall include, without limitation, all Credit Card Receivables.

“Additional Revolving Loans” has the meaning specified therefor in Section 12.8 of this Agreement.

“Affected Lender” has the meaning specified therefor in Section 3.4(b) of this Agreement.

“Affiliate” means, with respect to a specific Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise.

“Agent” has the meaning provided to such term in the preamble to this Agreement.

“Agent Payment Account” means the deposit account of Agent identified on Schedule A-1to this agreement (or such other account of Agent as Agent may from time to time designate to Borrowers as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements).

“Agreement” has the meaning provided to such term in the preamble to this Agreement.

“Amendment No. 1” means Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement, dated as of October 24, 2019, among Agent, Lenders, Borrowers and Guarantors, as may be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 1 Effective Date” means the date on which all of the conditions precedent to the effectiveness of Amendment No. 1 shall have been satisfied or shall have been waived by Agent in writing.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable LC Margin” means

(a)         Subject to clause (b) below, at any time as to the Letter of Credit Rate for documentary Letters of Credit and the Letter of Credit Rate for standby Letters of Credit, the applicable percentages (on a per annum basis) set forth below, in each case based on the Average Compliance Excess Availability for the immediately preceding fiscal quarter, is at or within the amounts indicated for such percentage as of the last day of the fiscal quarter as follows:

Tier	Quarterly Average Compliance Excess Availability	Applicable LC Margin for Standby Letter of Credit	Applicable LC Margin for Documentary Letter of Credit
1	Greater than or equal to 40% of the Revolving Loan Limit	1.25%	0.625%
2	Less than 40% of the Revolving Loan Limit	1.50%	0.750%

(b)         Notwithstanding anything to the contrary set forth above in clause (a) above, (i) the Applicable LC Margin shall be calculated and established once each fiscal quarter and shall remain in effect until adjusted thereafter after the end of such fiscal quarter, (ii) each adjustment of the Applicable LC Margin shall be effective as of the first day of a fiscal quarter based on the Average Compliance Excess Availability for the immediately preceding fiscal quarter, (iii) the Applicable LC Margin from the Amendment No. 1 Effective Date through the end of the first full fiscal quarter after the Amendment No. 1 Effective Date shall be the applicable percentages set forth in Tier 1 set forth above, and (iv) in the event that at any time after the end of a fiscal quarter, the Average Compliance Excess Availability for such fiscal quarter used in the calculation of the Applicable LC Margin was greater than or less than the actual amount of the Average Compliance Excess Availability for such fiscal quarter, the Applicable LC Margin shall be adjusted for such prior fiscal quarter and any additional fee as a result of such recalculation shall promptly paid to Agent.

“Applicable Margin” means, at any time, as to the Interest Rate for Base Rate Loans and the Interest Rate for LIBOR Rate Loans, the applicable percentages (on a per annum basis) set forth below, in each case based on Borrowers’ Average Compliance Excess Availability for the immediately preceding fiscal quarter, is at or within the amounts indicated for such percentage as of the last day of such fiscal quarter as follows:

Tier	Quarterly Average Compliance Excess Availability	Applicable Margin for Base Rate Loans (“Base Rate Margin”)	Applicable Margin for LIBOR Rate Loans (“LIBOR Rate Margin”)
1	Greater than or equal to 40% of the Revolving Loan Limit	0.25%	1.25%
2	Less than 40% of the Revolving Loan Limit	0.50%	1.50%

(a)         Notwithstanding anything to the contrary set forth above in clause (a) above, (i) the Applicable Margin shall be calculated and established once each fiscal quarter and shall remain in effect until adjusted thereafter after the end of such fiscal quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of a fiscal quarter based on the Average Compliance Excess Availability for the immediately preceding fiscal quarter, (iii) the Applicable Margin from the Amendment No. 1 Effective Date through the end of the first full fiscal quarter after the Amendment No. 1 Effective Date shall be the applicable percentages set forth in Tier 1 set forth above, and (iv) in the event that at any time after the end of a fiscal quarter, the Average Compliance Excess Availability for such fiscal quarter used in the calculation of the Applicable Margin was greater than or less than the actual amount of the Average Compliance Excess Availability for such fiscal quarter, the Applicable Margin shall be adjusted for such prior fiscal quarter and any additional interest as a result of such recalculation shall promptly be paid to Agent.

“Approved Fund” means with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 14.7 hereof.

“Authorized Officer” means Greg Scott, Sheamus Toal or such other officer of a Borrower duly appointed and authorized by such Borrower as such Borrower may designate by written notice to Agent as an authorized officer and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.

“Average Compliance Excess Availability” means the average daily amount, as determined by Agent for the immediately preceding fiscal quarter, of Compliance Excess Availability.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider:  (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party or its Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider.

“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis), plus one percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning specified therefor in the definition of “Applicable Margin”.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for US Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent and Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for US Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational amendments to any Financing Agreement (including amendments to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent determines may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(a)         in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(a)         a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease on a specific date to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that is providing LIBOR;

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease on a specific date to provide

LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c)          a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent by notice to Borrowers and Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.3(f) hereof and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.3(f) hereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under and interpreted in accordance with 12 USC 1841(k)) of such Person

“Blocked Accounts” has the meaning set forth in Section 6.3(a) of this Agreement.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower Materials” has the meaning set forth in Section 14.5(c) of this Agreement.

“Borrowers” has the meaning provided to such term in the preamble of this Agreement.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf of Lenders).

“Borrowing Base” means, at any time, the amount equal to:

(a)         the sum of:

(i)                       the lesser of (A) the sum of (1)  ninety percent (90%) of the Net Amount of Eligible Sell-Off Vendors Receivables of Borrowers, plus (2) ninety percent (90%) of the Net Amount of Eligible Damaged Goods Vendors Receivables of Borrowers, and (B) $3,500,000, plus

(ii)                    ninety-five percent (95%) of the Net Amount of the Eligible Credit Card

Receivables of Borrowers other than PayPal Receivables, plus

(iii)                 the lesser of (A) ninety-five percent (95%) of the Net Amount of Eligible Credit Card Receivables of Borrowers consisting of PayPal Receivables and (B) $500,000, plus

(iv)                ninety-five percent (95%) of the Net Recovery Percentage multiplied by the Value of the Eligible Landed Inventory of Borrowers, plus

(v)                   the lesser of (A) the sum of (1) ninety-five percent (95%) of the Net Recovery Percentage multiplied by the Landed Value of Eligible In-Transit Inventory of Borrowers plus (2) ninety-five percent (95%) of the Net Recovery Percentage multiplied by the Landed Value of Eligible In-Transit LC Inventory of Borrowers, and  (B) the amount equal to the lesser of (1) twenty-five percent (25%) of the Borrowing Base and (2) $20,000,000, plus

(vi)                one hundred percent (100%) of Eligible Cash Collateral; minus,

(b)         the Reserves and the Bank Product Reserves.

Agent shall have the right to revise the advance rates in, establish Reserves against or sublimits in the Borrowing Base in such amounts and with respect to such matters as Agent in its good faith discretion shall deem necessary or appropriate, at all times and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, that, (i) so long as no Default or Event of Default exists or has occurred and is continuing, Agent shall give to Borrowers ten (10) Business Days’ telephonic or electronic notice and (ii) if a Default or Event of Default exists or has occurred and is continuing, Agent shall give to Borrowers three (3) Business Days’ telephonic or electronic notice if (A) Agent establishes Reserves relating to new categories of Reserves, (B) Agent changes the methodology of calculating Reserves, (C) Agent establishes sublimits in the Borrowing Base or (D) Agent revises the advance rates set forth in subparagraph (a)(iii) and (a)(iv) above based on the results of appraisals of the Inventory conducted in accordance with Section 7.3 hereof that are on a “going out of business sale” basis, net of liquidation expenses. The amounts of Eligible Inventory shall be determined based on the lesser of the amount of Inventory set forth in the general ledgers of Borrowers or the perpetual inventory records maintained by Borrowers.  The foregoing notwithstanding, in the event Agent is required to establish Reserves to preserve or protect or maximize the value of the Collateral, Agent shall only provide Borrowers with notice at the time such Reserve is established.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B hereto, as such form, subject to the terms hereof, may from time to time be modified by Agent, which is duly completed (including all schedules thereto) and executed by the chief executive officer, chief financial officer, controller or other appropriate financial officer of Borrowers acceptable to Agent in its good faith determination and delivered to Agent.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person and its Subsidiaries, all expenditures made and liabilities incurred for the acquisition of equipment, software, fixed assets, real property or improvements, or replacements or substitutions therefor, which are not, in accordance with GAAP, treated as expense items for such Person and its Subsidiaries in the year made or incurred or as a prepaid expense applicable to a future year or years.

“Capital Leases” means, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

“Cash Collateral Account” means a deposit account: (a) maintained by a Borrower as a collateral account with either Wells Fargo, and otherwise mutually satisfactory to Lerner, Agent and Lenders; (b) that is a money market account which does not contain stocks, bonds, other investment property or interests in such investment property; (c) used by such Borrower to deposit cash collateral for the purpose of supporting advances described in clause (a)(v) of the definition of Borrowing Base; (d) which contains readily available funds sufficient to support any and all advances that may be requested by Borrowers pursuant to clause (a)(v) of the definition of Borrowing Base, as determined by Agent; and (e) which is subject to the Cash Collateral Account Control Agreement.  For purposes of clarification, there is no dollar limit on the amount of cash, Cash Equivalents or investment property that may be deposited in or credited to a Cash Collateral Account at any time.

“Cash Collateral Account Control Agreement” means a Deposit Account Control Agreement, which, among other things, (a) prohibits the Borrowers from withdrawing or transferring any amounts or investment property from such account except upon the conditions set forth in Section 9.25(f) hereof, (b) provides that the bank at which such account is maintained will provide to Agent a daily report as to the balance of such account, and (c) is otherwise reasonably satisfactory to Agent in form and substance.

“Cash Dominion Event” means a period either (a) commencing on the date that a Default or Event of Default shall exist or have occurred and be continuing and ending on the date such Default or Event of Default has been waived or cured in accordance with Section 11.3 hereof or (b) commencing on the date that Compliance Excess Availability has been less than twelve and one-half (12.5%) percent of the Revolving Loan Limit for a period of one (1) Business Day as calculated by Agent hereunder and ending on the date that Compliance Excess Availability has been greater than twelve and one-half (12.5%) percent of the Revolving Loan Limit for any thirty (30) consecutive day period thereafter.  Notwithstanding anything to the contrary contained herein, except as Agent and Required Lenders may otherwise agree in writing, a Cash Dominion Event may no longer be terminated following the second (2nd) such termination during the term of this Agreement and in either such case, the Cash Dominion Event shall continue until the payment in full of the Obligations (other than contingent Obligations as to which Agent shall have received such cash collateral, or letter of credit, as is provided for pursuant to the terms of Section 14.1 hereof) and the termination of the Commitments.

“Cash Equivalents” means, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines of the Federal Deposit Insurance Corporation and the Comptroller of the Currency; (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; and (g) other investments as agreed by Agent in writing.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Central Collection Deposit Account” means any deposit account established by Borrowers that is used by Borrowers to receive deposits from local retail store deposit accounts or from sales of Inventory or other proceeds of Collateral arising from transactions other than sales at local retail stores.

“Change in Law” means the occurrence after the date of this Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty after November 27, 2002, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty after November 27, 2002, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law after November 27, 2002; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means, as of any date of determination, the occurrence of any of the following: (a) if IPC and/or one or more of its Affiliates is the beneficial owner of any Equity Interests of RTW entitled to vote for the election of the Board of Directors of RTW, any Person and/or one or more of its Affiliates, other than IPC and/or one or more of its Affiliates, or group (within the meaning of the Exchange Act) of Persons shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of forty percent (40%) or more of the issued and outstanding Equity Interests of RTW entitled to vote for the election of the Board of Directors of RTW, unless either (i) IPC and/or one or more of its Affiliates, collectively, own more of the Equity Interests of RTW than such Person and/or its Affiliates or (ii) IPC and/or one or more of its Affiliates has the right to elect, or cause to be elected, and has elected, or caused to be elected, a majority of the members of the Board of Directors of RTW; (b)  if IPC and/or one or more of its Affiliates is not the beneficial owner of any Equity Interests of RTW entitled to vote for the election of the Board of Directors of RTW, any Person and/or one or more of its Affiliates or group (within the meaning of the Exchange Act of Persons shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of thirty percent (30%) or more of the issued and outstanding Equity Interests of RTW entitled to vote for the election of the Board of Directors of RTW; (c) during any period of 24 consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the Board of Directors of RTW such that a majority of the members of such Board of Directors are not Continuing Directors; (d) except as permitted under the terms of Section 9.7 hereof, RTW shall cease to own (directly or indirectly) one hundred percent (100%) of the Equity Interest of each Borrower and each other Guarantor; or (e) except as permitted under the terms of

Section 9.7 hereof, any Borrower or Guarantor other than RTW does not own one hundred percent (100%) of the Equity Interests of any of its Subsidiaries.

“Closing Date” means October 24, 2014.

“Code” means the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” has the meaning specified therefor in Section 5 of this Agreement.

“Collateral Access Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, among other things, acknowledges the first priority security interest of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in such Collateral, agrees to waive or subordinate any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent, the Lenders and the Bank Product Providers and agrees to follow all instructions of Agent with respect thereto.

“Comenity Bank” means Comenity Bank, a Delaware State FDIC-insured bank and a limited-purpose credit card bank located in Delaware.

“Commitment” means, as to each Lender, the aggregate of such Lender’s Revolver Commitment sometimes being referred to herein collectively as “Commitments”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C to this Agreement delivered by the chief financial officer, treasurer or chief accounting officer of each Borrower to Agent.

“Compliance Excess Availability” means the amount, as determined by Agent, calculated at any date, equal to (a) the lesser of:  (i) the Borrowing Base and (ii) the Revolving Loan Limit, minus (b) the sum of all then outstanding and unpaid Obligations in respect of the Revolving Loans and outstanding Letters of Credit.

“Confidential Information” has the meaning specified therefor in Section 14.5(a) of this Agreement.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of RTW on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by the then current majority of the Board of Directors.

“Covered Entity” means any of the following:

(a)         a “covered entity” as that term is defined in, and interpreted, in accordance with 12 C.F.R. § 252.82(b).

(b)         a “covered bank” as that term is defined in, and interpreted in accordance with 17 CFR § 47.3(b); or

(c)          a “covered FSI” as that term is defined in, and interpreted in accordance with 12 CFR § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 14.14 of this Agreement.

“Credit Card Acknowledgments” means, collectively, the following as determined by Agent in its good faith discretion (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent’s first priority security interest, for and on behalf of Lenders, in the monies due and to become due to any Borrower or Guarantor (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, and (b) the written notices to Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements notifying such Credit Card Issuers or Credit Card Processors of Agent’s first priority security interest, for and on behalf of Lenders, in the monies due and to become due to any Borrower or Guarantor (including, without limitation, credits and reserves) under the Credit Card Agreements, and instructing such Credit Card Issuer or Credit Card Processor to transfer all such amounts to the Blocked Accounts, each sometimes being referred to herein individually as a “Credit Card Acknowledgment”.

“Credit Card Agreements” means all agreements now or hereafter entered into by any Borrower or Guarantor with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

“Credit Card Issuer” means any person (other than a Borrower or Guarantor) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche, Comenity Bank and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s or Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means all domestic Accounts consisting of the present and future rights of any Borrower or Guarantor, including the Private Label Credit Card Receivables and PayPal Receivables, to payment by any Credit Card Processor or Credit Card Issuer and all information contained on or for use with a credit, charge or debit card issued by a Credit Card Issuer.

“Credit Facility” means the Revolving Loans (including all Special Agent Advances and Additional Revolving Loans) and all Letters of Credit provided to or for the benefit of Borrowers and Guarantors as set forth in this Agreement.

“Default” means an act, condition or event that with notice or passage of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Borrowers, to confirm in writing to Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Event, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrowers, Issuing Bank, and each Lender.

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deferred Billing Program” means any program of any Borrower or Guarantor with a Credit Card Issuer or Credit Card Processor under a Credit Card Agreement or other arrangement of Borrowers or Guarantors pursuant to which any Borrower or Guarantor defers the submission of the sales receipt, invoice or credit card slips to a Credit Card Processor or Credit Card Issuer or the payment of any amounts due from any account debtor is deferred.

“Deferred Billing Receivables” means Receivables of any Borrower or Guarantor arising from any Deferred Billing Program of any Borrower or Guarantor.

“Deposit Account Control Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, a Borrower or Guarantor with a deposit account at any bank, and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

“Designated Account” means the Deposit Account(s) of Borrowers maintained at a Designated Account Bank identified by Borrowers to Agent in writing and designated by Borrowers as such by Borrowers to Agent.

“Designated Account Bank” means Wells Fargo Bank, National Association (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent).

“Domestic In-Transit Inventory” means Inventory owned by a Borrower that is located in the continental United States of America which is in transit to one of the locations set forth on Exhibit E (as such schedule may be updated from time to time by Borrowers to exclude locations which have been closed and/or include additional locations of Inventory which Borrowers are permitted to establish under the terms of this Agreement) being the premises of such Borrower in the United States of America which are either owned and controlled by such Borrower or leased by such Borrower.

“Early Opt-in Election” means the occurrence of:

(a)         (i) a determination by Agent or (ii) a notification by Required Lenders to Agent (with a copy to Borrowers) that Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.3(f) titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b)         (i) the election by Agent or (ii) the election by Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Borrowers and Lenders or by Required Lenders of written notice of such election to Agent.

“EBITDA” means, for any Measurement Period, without duplication, the total of the following for the Borrowers and Guarantors on a consolidated basis, each calculated for such period:  Net Income plus (a) preferred dividends, plus (b) income tax expense, plus (c) Interest Expense (including all charges owed with respect to letters of credit), plus (d) depreciation expense, plus (e) amortization expense, plus (f) management fees and expenses, as permitted hereunder, paid or accrued, plus (g) non-cash losses from any sale or disposition of assets, and minus (h) non-cash gains from any sale or disposition of assets, plus (i) one-time expenses incurred in connection with the relocation of the headquarters of Borrowers and Guarantors to 330 West 34th Street, New York, New York not to exceed $5,000,000 for the fiscal period of Borrowers and Guarantors ending April 30, 2015, plus (j) any other non-cash charges, non-cash expenses (including non-cash straight line rent), non-cash losses or non-cash restructuring charges, plus (k) one-time expenses incurred in connection with the closing of this Agreement and the transactions contemplated to occur on the date hereof, plus (l) non-cash compensation expenses, including, but not limited to, those arising from or relating to the issuance of stock, restricted stock, options to purchase stock, stock appreciation rights (i.e., phantom stock) and deferred compensation to the officers, employees and directors of the Borrowers and Obligors, plus (m) without duplication, amortization of intangibles, plus (n) employee compensation incurred prior to the date hereof in connection with the transactions contemplated hereby, minus (o) the amortization of construction or landlord tenant allowances of the Borrowers or any Subsidiary of a Borrower for such period, all of the foregoing determined in accordance with GAAP.  For purposes of calculating EBITDA for any Measurement Period, (i) acquisitions that have been made by such Person and its Subsidiaries, including through mergers or consolidated and including any related financing transactions, during the Measurement Period shall be deemed to have occurred on the first day of the Measurement Period; provided, however, that only the actual historical results of operations of the Persons so acquired, without adjustment for pro forma expense savings or revenue increases, shall be used for such calculation; and (ii) the EBITDA of such Person and its Subsidiaries attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the end of such Measurement Period, shall be excluded.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means Eligible Credit Card Receivables, Eligible Damaged Goods Vendors Receivables and Eligible Vendor Sell-Off Receivables.

“Eligible Cash Collateral” means the cash or Cash Equivalents, in each case denominated in US Dollars, of a Borrower which are: (a) pledged by such Borrower to Agent pursuant to the Cash Collateral Account Control Agreement, in form and substance reasonably satisfactory to Agent and duly authorized, executed and delivered by such bank or financial intermediary and such Borrower; (b) free and clear of any lien, security interest, claim or other encumbrance or restriction, except for (i) liens in favor of Agent and (ii) liens of the financial intermediary holding such cash or Cash Equivalents that are expressly permitted by the Cash Collateral Account Control Agreement; (c) subject to the first priority, valid and perfected security interest and pledge in favor of Agent, except (as to priority) for liens in favor of the financial intermediary holding such cash or Cash Equivalents to the extent such liens are expressly permitted to have priority by the Cash Collateral Account Control Agreement; and (d) available to such Borrower without condition or restriction except those arising pursuant to the pledge in favor of Agent; provided, that, no cash or Cash Equivalents shall constitute Eligible Cash Collateral prior to the date (if any) on which Agent shall have consented to the request by Borrowers to include Eligible Cash Collateral in the Borrowing Base.

“Eligible Credit Card Receivables” means, as to any Borrower, the Credit Card Receivables of such Borrower which are and continue to be acceptable to Agent based on the criteria set forth below.  Credit Card Receivables of a Borrower shall be Eligible Credit Card Receivables if:

(a)         such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto;

(b)         such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c)          such Credit Card Receivables are not unpaid more than ten (10) days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d)         such Credit Card Receivables did not consist of Deferred Billing Receivables or Private Label Credit Card Receivables arising pursuant to a “Lerner catalog card”;

(e)          all procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed in all material respects by such Borrower and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

(f)           the required authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;

(g)          such Borrower shall have submitted all sales slips, drafts, charges and other reports and other materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof;

(h)         such Credit Card Receivables comply with the applicable terms and conditions contained in Section 8.16 hereof;

(i)             the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have any right of setoff against such Credit Card Receivables (other than transactions in the ordinary course of the business of such Borrower) and such Credit Card Issuer or Credit Card Processor has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to a Borrower for the purpose of establishing a reserve or collateral for obligations of a Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with a Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower);

(j)            there are no facts, events or occurrences which to the best knowledge of Borrowers would impair in any material respect the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower);

(k)         such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Agent, for and on behalf of Lenders, as to such Credit Card Receivables of a Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any encumbrances permitted under the terms hereof;

(l)             Agent shall have received, in form and substance satisfactory to Agent in good faith, a Credit Card Acknowledgment for the credit card or debit card used in the sale which gave rise to such Credit Card Receivable, such Credit Card Acknowledgment shall be in full force and effect and the Credit Card Issuer or Credit Card Processor party thereto shall be in compliance with the terms thereof;

(m)     there are no proceedings or actions which are pending or, to the best of a Borrower’s knowledge, threatened against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the continued collectability of the Credit Card Receivables with respect to the Credit Card Issuers or Credit Card Processors;

(n)         the terms of the sale giving rise to such Credit Card Receivables and all practices of a Borrower with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, and local laws and regulations;

(o)         such Borrower has not received from any Credit Card Issuer or Credit Card Processor any notice of default and/or notice of its intention to cease or suspend payments to a Borrower in respect of such Credit Card Receivables or to establish reserves or collateral for obligations of a Borrower to such Credit Card Issuer or Credit Card Processor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower); and

(p)         the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable.

“Eligible Damaged Goods Vendors Receivables” means Accounts, other than Credit Card Receivables or Eligible Sell-Off Vendors Receivables, created by any Borrower which are and continue to be acceptable to Agent based on the criteria set forth below.  In general, Accounts shall be Eligible Damaged Goods Vendors Receivables if:

(a)                                 such Accounts arise from the actual and bona fide sale and delivery of damaged Inventory by such Borrower to a third-party off-price wholesaler satisfactory to Agent, in the ordinary course of such Borrower’s business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b)         such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

(c)          such Accounts comply with the terms and conditions contained in Section 7.2(b) hereof;

(d)         such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e)          the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada;

(f)           such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g)          the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed to be owed by such account debtor may be deemed Eligible Damaged Goods Vendors Receivables);

(h)         there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i)             such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those of Agent or those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(j)            neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

(k)         the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(l)             there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which are likely to result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m)     such Accounts are not evidenced by or arising under any instrument or chattel paper;

(n)         such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them which constitute more than thirty-five percent (35%) of the total Accounts of such account debtor;

(o)         the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order for such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; and

(p)         such Accounts do not constitute amounts which have been invoiced by such Borrower but with respect to which goods so invoiced have not been delivered to the account debtor.

The criteria for Eligible Damaged Goods Vendors Receivables set forth above may only be changed and any new criteria for Eligible Damaged Goods Vendors Receivables may only be established by Agent in good faith based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent.  Any Accounts which are not Eligible Damaged Goods Vendors Receivables shall nevertheless be part of the Collateral.

“Eligible In-Transit Inventory” means Domestic In-Transit Inventory and Foreign In-Transit Inventory owned by a Borrower that otherwise satisfies the criteria for Eligible Landed Inventory; provided, that:

(a)         as to any such Domestic In-Transit Inventory or Foreign In-Transit Inventory:

(i)                       title to such Inventory has passed to such Borrower;

(ii)                    such Inventory is not then subject to a Letter of Credit;

(iii)                 such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion and Agent shall have received a copy of the certificate of evidence of property insurance in the case of Domestic In-Transit Inventory and the certificate of evidence of marine cargo insurance in the case of Foreign In-Transit Inventory, in each case, in which Agent has been named as an additional insured and lender’s loss payee in a manner acceptable to Agent;

(iv)                the applicable Borrower has provided a certificate to Agent that certifies that, to the best knowledge of such Borrower, such Inventory meets all of such Borrower’s representations and warranties contained herein concerning Eligible Inventory, that it knows of no reason why such Inventory would not be accepted by such Borrower when it arrives and that the shipment as evidenced by the documents conforms to the related order documents;

(v)                   Agent has a first priority perfected security interest in and lien upon such Inventory and all documents of title with respect thereto; and

(vi)                such Inventory is not subject to (i) any Person’s right of reclamation, repudiation, stoppage in transit or diversion or (ii) any other right or claim of any other Person which is (or is capable of being) senior to, or pari passu with, the security interest and lien of Agent or Agent determines that any Person’s right or claim impairs, or interferes with, directly or indirectly, the ability of Agent to realize on, or reduces the amount that Agent may realize from the sale or other disposition of such Inventory;

(b)         in addition to and not in limitation of the criteria set forth in clause (a) of this definition,

as to any such Domestic In-Transit Inventory,

(i)                       such Inventory shall not have been in transit for more than fourteen (14) days, without the prior written consent of Agent; and

(ii)                    such Inventory, and if requested by Agent, any documents of title related thereto, is in the possession of a Person who has executed, in form and substance acceptable to Agent, a Collateral Access Agreement in favor of Agent;

(c)          in addition to and not in limitation of the criteria set forth in clause (a) of this definition, as to any such Foreign In-Transit Inventory,

(i)                       as to any such Inventory of a Borrower, such Inventory satisfies one of the following criteria in subsections (A), (B) or (C) below:

(A)       such Inventory either (1) is the subject of a negotiable bill of lading (I) in which Agent is named as the consignee (either directly or by means of endorsements), (II) that was issued by the carrier respecting such Inventory that is subject to such bill of lading, and (III) that is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder, or (2) is the subject of a negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multilmodal transport operator, in any case respecting such Inventory and either (I) names Agent as the consignee (either directly or by means of endorsements), or (II) is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder; such Inventory currently is in the possession or control of a bailee signatory to a Collateral Access Agreement and is in transit (whether by vessel, air, or land);

(B)       such Inventory either (1) is the subject of a non-negotiable bill of lading (I) in which Agent is directly named as the consignee, (II) that was issued by the carrier respecting such Inventory that is subject to such bill of lading, and (III) that is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder, or (2) is the subject of a non-negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multilmodal transport operator, in any case respecting such Inventory and (I) directly names Agent as the consignee, and (II) is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder; such Inventory currently is in the possession or control of a bailee signatory to a Collateral Access Agreement and is in transit (whether by vessel, air, or land);

(C)       such Inventory either (1) is the subject of a non-negotiable bill of lading (I) in which such Borrower is named as the consignee, (II) that was issued by the carrier respecting such Inventory that is subject to such bill of lading, and (III) that is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such

Freight Forwarder, or (2) is the subject of a non-negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multilmodal transport operator, in any case respecting such Inventory and (I) names such Borrower as the consignee, and (II) is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder; such Inventory currently is in the possession or control of a bailee signatory to a Collateral Access Agreement and is in transit (whether by vessel, air, or land);

(ii)                    the bills of lading and other documents of title with respect to such Inventory complies with the terms and conditions of Section 7.5 hereof; and

(iii)                 such Inventory shall not have been in transit for more than forty-five (45) days, without the prior written consent of Agent.

General criteria for Eligible In-Transit Inventory may only be made more restricted and any new criteria for Eligible In-Transit Inventory may only be established by Agent in good faith, based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent.  Any Inventory which is not Eligible In-Transit Inventory shall nevertheless be part of the Collateral.

“Eligible In-Transit LC Inventory” means Inventory owned by a Borrower that otherwise satisfies the criteria for Eligible Landed Inventory and which is in transit to one of the locations set forth on Exhibit E hereto (as such schedule may be updated from time to time by Borrowers to exclude locations which have been closed and/or include additional locations of Inventory which Borrowers are permitted to establish under the terms of this Agreement) being either the premises of a Freight Forwarder in the United States of America or the premises of such Borrower in the United States of America which are either owned and controlled by such Borrower or leased by such Borrower (but only if Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such Freight Forwarder or the owner and lessor of such leased premises, as the case may be); provided, that:

(a)                                 such Inventory is the subject of an outstanding documentary Letter of Credit issued hereunder for the purchase of such Inventory;

(b)                                 title to such Inventory has passed to such Borrower,

(c)                                  such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion and Agent shall have received a copy of the certificate of evidence of marine cargo insurance in connection therewith in which it has been named as an additional insured and lender’s loss payee in a manner acceptable to Agent;

(d)                                 the applicable Borrower has provided a certificate to Agent that certifies that, to the best knowledge of such Borrower, such Inventory meets all of such Borrower’s representations and warranties contained herein concerning Eligible Inventory, that it knows of no reason why such Inventory would not be accepted by such Borrower when it arrives and that the shipment as evidenced by the documents conforms to the related order documents;

(e)                                  Agent has a first priority perfected security interest in and lien upon such

Inventory and all documents of title with respect thereto;

(f)                                   such Inventory is not subject to (i) any Person’s right of reclamation, repudiation, stoppage in transit or diversion or (ii) any other right or claim of any other Person which is (or is capable of being) senior to, or pari passu with, the security interest and lien of Agent or Agent determines that any Person’s right or claim impairs, or interferes with, directly or indirectly, the ability of Agent to realize on, or reduces the amount that Agent may realize from the sale or other disposition of such Inventory;

(g)                                  such as to any such Inventory of a Borrower, such Inventory satisfies one of the following criteria in subsections (i), (ii) or (ii) below:

(i)                                     such Inventory either (A) is the subject of a negotiable bill of lading (1) in which Agent is named as the consignee (either directly or by means of endorsements), (2) that was issued by the carrier respecting such Inventory that is subject to such bill of lading, and (3) that is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder, or (B) is the subject of a negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multilmodal transport operator, in any case respecting such Inventory and either (1) names Agent as the consignee (either directly or by means of endorsements), or (2) is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder; such Inventory currently is in the possession or control of a bailee signatory to a Collateral Access Agreement and is in transit;

(ii)                                  such Inventory either (A) is the subject of a non-negotiable bill of lading (1) in which Agent is directly named as the consignee, (2) that was issued by the carrier respecting such Inventory that is subject to such bill of lading, and (3) that is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder, or (B) is the subject of a non-negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multilmodal transport operator, in any case respecting such Inventory and (1) directly names Agent as the consignee, and (2) is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder; such Inventory currently is in the possession or control of a bailee signatory to a Collateral Access Agreement and is in transit; or

(iii)                               such Inventory either (A) is the subject of a non-negotiable bill of lading (1) in which such Borrower is named as the consignee, (2) that was issued by the carrier respecting such Inventory that is subject to such bill of lading, and (3) that is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder, or (B) is the subject of a non-negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multilmodal transport operator, in any case respecting such Inventory and (1) names such

Borrower as the consignee, and (2) is in the possession of Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases, acting on Agent’s behalf subject to a Collateral Access Agreement, duly authorized, executed and delivered by such Freight Forwarder; such Inventory currently is in the possession or control of a bailee signatory to a Collateral Access Agreement and is in transit;

(h)                                 the bills of lading and other documents of title with respect to such Inventory complies with the terms and conditions of Section 7.5 hereof; and

(i)                                     the documentary Letter of Credit issued hereunder for the purchase of such Inventory has not been outstanding more than seventy-five (75) days from its date of issuance.

General criteria for Eligible In-Transit LC Inventory may only be made more restricted and any new criteria for Eligible In-Transit LC Inventory may only be established by Agent in good faith, based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent.  Any Inventory which is not Eligible In-Transit LC Inventory shall nevertheless be part of the Collateral.

“Eligible Inventory” means Eligible Landed Inventory, Eligible In-Transit Inventory and Eligible In-Transit LC Inventory.

“Eligible Landed Inventory” means Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrowers located in one of the locations of Borrowers set forth on Exhibit E hereto (as such schedule may be updated from time to time by Borrowers to exclude locations which have been closed and/or include additional locations of Inventory which Borrowers are permitted to establish under the terms of this Agreement) which are acceptable to Agent based on the criteria set forth below.  In general, Eligible Landed Inventory shall not include:

(a)         work-in-process;

(b)         raw materials;

(c)          spare parts for equipment;

(d)         packaging and shipping materials;

(e)          supplies used or consumed in Borrowers’ business;

(f)           Inventory at premises other than those owned or leased and controlled by a Borrower unless Agent has either (i) received a Collateral Access Agreement in form and substance satisfactory to Agent with respect to such location or (ii) established a Reserve in an amount in accordance with the terms hereof with respect to such location;

(g)          Inventory subject to a perfected security interest or lien in favor of any person other than Agent except those permitted in this Agreement including those that are subordinate to the security interest of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Agent between Agent and the holder of such other security interest or lien;

(h)         bill and hold goods;

(i)             obsolete, out-of-season or slow moving Inventory;

(j)            damaged and/or defective Inventory;

(k)         Inventory returned by customers and not held for resale;

(l)             Inventory consisting of samples or displays;

(m)     Inventory held for return to vendors; and

(n)         Inventory purchased or sold on consignment.

General criteria for Eligible Landed Inventory may only be made more restricted and any new criteria for Eligible Landed Inventory may only be established by Agent in good faith, based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent.  Any Inventory which is not Eligible Landed Inventory shall nevertheless be part of the Collateral.

“Eligible Sell-Off Vendors Receivables” means Accounts, other than Credit Card Receivables or Eligible Damaged Goods Vendor Receivables, created by any Borrower which are and continue to be acceptable to Agent based on the criteria set forth below.  In general, Accounts shall be Eligible Sell-Off Vendors Receivables if:

(a)         such Accounts arise from the actual and bona fide sale and delivery of out-of-season or slow moving Inventory by such Borrower to a third-party off-price wholesaler, including NEJ, Inc. and Global Traders Network (or any other Person engaged in substantially the same business as NEJ, Inc. and Global Traders Network and permitted by Agent), in the ordinary course of such Borrower’s business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b)         such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

(c)          such Accounts comply with the terms and conditions contained in Section 7.2(b) hereof;

(d)         such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e)          the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada;

(f)           such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g)          the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed to be owed by such account debtor may be deemed Eligible Sell-Off Vendors Receivables),

(h)         there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i)             such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(j)            neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

(k)         the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(l)             there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which are likely to result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m)     such Accounts are not evidenced by or arising under any instrument or chattel paper;

(n)         such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them which constitute more than thirty-five (35%) of the total Accounts of such account debtor;

(o)         the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order for such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; and

(p)         such Accounts do not constitute amounts which have been invoiced by such Borrower but with respect to which goods so invoiced have not been delivered to the account debtor.

The criteria for Eligible Sell-Off Vendors Receivables set forth above may only be changed and any new criteria for Eligible Sell-Off Vendors Receivables may only be established by Agent in good faith based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent.  Any Accounts which are not Eligible Sell-Off Vendors Receivables shall nevertheless be part of the Collateral.

“Eligible Transferee” means (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) no Borrower, Guarantor, Affiliate of any Borrower or Guarantor, IPC or any Affiliate of IPC shall qualify as an Eligible Transferee, (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree and (iii) no Person that is organized under the laws of a jurisdiction other than the United States or any state thereof shall qualify as an Eligible Transferee.

“Environmental Laws” means all foreign, Federal, State and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to occupational health or safety (as it relates to Hazardous Materials), (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

“Equipment” means all of each Borrower’s and each Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Equity Interests” means, with respect to a Person, the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

“ERISA Affiliate” means any person required to be aggregated with any Borrower or any Guarantor under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, except for any such event with respect to which notice has been waived pursuant to applicable regulations; (b) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan ; (e) the occurrence of a non-exempt “prohibited transaction” with respect to which any Borrower or Guarantor, or any of their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to any Plan; (f) a complete or partial withdrawal by any Borrower, any Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (g) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan; (h) an event or condition that constitutes or could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; and (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, any Guarantor or any ERISA Affiliate in an amount that could reasonably be expected to have a Material Adverse Effect.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means the occurrence or existence of any event or condition described in Section 10.1 hereof.

“Excess Availability” means, the amount, as determined by Agent, calculated at any date, equal to (a) the lesser of:  (i) the Borrowing Base and (ii) the Revolving Loan Limit, minus (b) the amount of all then outstanding and unpaid Obligations in respect of the Revolving Loans and outstanding Letters of Credit.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.9 hereof), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or Participant or required to be withheld or deducted from a payment to a Lender or Participant, (i) any Taxes, or any Tax imposed on or measured by the net income or net profits (however denominated) of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in or as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Financing Agreement), (ii) United States federal withholding taxes attributable to a Lender’s or a Participant’s failure to comply with the requirements of Section 15.2 hereof, (iii) any United States federal withholding taxes imposed on amounts payable to or for the account of a Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 15.1 hereof, if any, with respect to such withholding tax at the time such Lender becomes a party to this Agreement (or designates a new lending office), and (iv) any United States federal withholding taxes imposed under FATCA.

“Existing Financing Agreements” means, collectively, the Existing Loan Agreement, the Existing Guarantor Security Agreements, and all other documents, certificates, instruments, notes, guarantees, mortgages and agreements executed and delivered by Borrowers and Guarantors in connection therewith, whether or not specifically mentioned herein or therein as heretofore, amended and as in effect immediately prior to the date hereof.

“Existing Guarantor Security Agreements” means, collectively, the Amended and Restated Guaranty and Security Agreement, dated March 16, 2004, by RTW in favor of Agent, the Amended and Restated Guaranty and Security Agreement, dated March 16, 2004, by Parent in favor of Agent, the Amended and Restated Guaranty and Security Agreement, dated March 16, 2004, by Lerner in favor of Agent, the Amended and Restated Guaranty and Security Agreement, dated March 16, 2004, by Associated Lerner in favor of Agent, Associated Lerner, and the Amended and Restated Guaranty and Security Agreement, dated March 16, 2004, by Lerner GC in favor of Agent as heretofore amended and as in effect immediately prior to the date hereof.

“Existing Letters of Credit” means, collectively, the letters of credit issued for the account of Borrowers under the Existing Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Existing Loan Agreement” shall have the meaning set forth in the recitals hereof as heretofore amended and as in effect immediately prior to the date hereof.

“Extraordinary Advances” means, collectively, any Additional Revolving Loans made pursuant to Section 12.8 and any Special Agent Advances made pursuant to Section 12.11.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code, and (c) any intergovernmental agreement entered into by the United States or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection with the implementation of the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.

“Fee Letters” means, collectively, the Revolving Loan Fee Letter and any other fee letter executed and delivered in connection with the Financing Agreements; sometimes being referred to herein individually as a “Fee Letter”.

“Financing Agreements” means, collectively, this Agreement, any and all notes, the Fee Letter, the Guarantee, the Stock Pledge Agreements, the Collateral Access Agreements, the Credit Card Acknowledgments, the Deposit Account Control Agreements (together with all other agreements necessary for Agent to take (conditionally or otherwise) dominion of all cash receipts and payments on credit card receivables of each Borrower and Guarantor), the Investment Property Control Agreements, any other security agreements, the Intercompany Subordination Agreement, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement.

“Fiscal Month-End” means the dates denoted as Fiscal Month-End dates on Exhibit F hereto.

“Fiscal Quarter-End” means the dates denoted as Fiscal Quarter-End dates on Exhibit F hereto.

“Fiscal Year-End” means the dates denoted as Fiscal Year-End dates on Exhibit F hereto.

“Fixed Charge Coverage Ratio” means, as to any Person and their Subsidiaries, calculated on a consolidated basis, for any applicable Measurement Period, measured as of the end of such, the ratio of: (a) the amount equal to sum of (i) EBITDA plus (ii) Qualified Cash to (b) Fixed Charges.

“Fixed Charges” means, with respect to any Person and its Subsidiaries for any Measurement Period, the sum of, without duplication, (a) all cash Interest Expense paid during such period (net of interest income of such Person during such Measurement Period and excluding, to the extent taken into account in the calculation of Interest Expense, upfront fees, costs and expenses in respect of this Agreement and the transactions contemplated hereby and thereby), plus (b) all regularly scheduled mandatory principal payments with respect to Indebtedness for borrowed money (excluding payments in respect of Revolving Loans) paid or payable for such period, and Indebtedness with respect to Capital Leases paid during such period in cash (excluding the interest component with respect to Indebtedness under Capital Lease), plus (c) all income taxes paid during such period in cash (net of refunds or tax credits to such Person in respect to income taxes, and excluding income tax on extraordinary or non-recurring gains or gains from asset sales outside of the ordinary course of business), plus (d) all Capital Expenditures paid in cash during such period net of applicable construction or landlord tenant allowances during such period (other than Capital Expenditures of such Person made with the proceeds of Indebtedness permitted for such purpose hereunder), all of the foregoing as determined in accordance with GAAP.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Foreign Holdco Subsidiary” means any Subsidiary of any Borrower or Guarantor that is organized or incorporated under the laws of any jurisdiction within the United States of America which (a) is formed and maintained for the sole purpose of holding the Equity Interests of any Foreign Subsidiary, (b) owns assets consisting solely of the Equity Interests (or Equity Interests and debt) of any Foreign Subsidiary and assets having a de minimis value, and (c) does not have any creditors.

“Foreign In-Transit Inventory” means Inventory owned by a Borrower that is not located in the continental United States of America and which is in transit to one of the locations set forth on Exhibit E hereto (as such schedule may be updated from time to time by Borrowers to exclude locations which have been closed and/or include additional locations of Inventory which Borrowers are permitted to establish under the terms of this Agreement) being either the premises of a Freight Forwarder in the United States of America or the premises of such Borrower in the United States of America which are either owned and controlled by such Borrower or leased by such Borrower.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of Code section 7701(a)(30).

“Foreign Subsidiary” means any Subsidiary of any Borrower or Guarantor that is organized or incorporated under the laws of any jurisdiction outside of the United States of America.

“Freight Forwarders” means the persons listed on Schedule 1.87 hereto or such other person or persons as may be selected by Borrower after the date hereof and after written notice by Borrower to Agent who are reasonably acceptable to Agent to handle the receipt of Inventory within the United States of America and/or to clear Inventory through the Bureau of Customs and Border Protection (formerly the Customs Service) or other domestic or foreign export control authorities or otherwise perform port of entry services to process Inventory imported by Borrower from outside the United States of America (such persons sometimes being referred to herein individually as a “Freight Forwarder”), provided, that, as to each such person, (a) Agent shall have received a Collateral Access Agreement by such person in favor of Agent (in form and substance reasonably satisfactory to Agent), duly authorized, executed and delivered by such person, (b) such agreement shall be in full force and effect and (c) such person shall be in compliance in all material respects with the terms thereof.

“FTF” means FTF GC, LC, an Ohio limited liability company, and its successors and assigns.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 3.3(b)(ii) of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Gift Certificate and Store Credit Reserve” means, as of any date of determination, a Reserve equal to the amount of fifty percent (50%) of all (a) accrued and outstanding gift certificates which any Borrower is obligated to honor and (b) the aggregate amount of outstanding store credit to be honored by any Borrower.

“Governmental Authority” means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Guarantee” means the Third Amended and Restated Guarantee, dated as of August 10, 2011, executed and delivered by each Guarantor in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in form and substance satisfactory to Agent, with respect to the Obligations, and any other guaranty from time to time executed by any Guarantor in favor of Agent, for itself and the ratable benefit of Lenders and the Bank Product Providers, with respect to the Obligations, as the same now exist or may hereafter exist when executed and delivered or may hereafter or thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Guarantors” has the meaning provided to such term in the preamble of this Agreement.

“Hazardous Materials” means any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants, sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become classified as hazardous or toxic under any Environmental Law.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party and its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means Wells Fargo or any of its Affiliates.

“Increased Collateral Reporting Event” means a period either (a) commencing on the date that a Default or Event of Default shall exist or have occurred and be continuing and ending on the date such Default or Event of Default is waived or cured in accordance with Section 11.3 hereof or (b) commencing on the date that Compliance Excess Availability has been less than fifteen (15%) percent of the Revolving Loan Limit as calculated by Agent hereunder and ending on the date that Compliance Excess Availability has been greater than fifteen (15%) percent of the Revolving Loan Limit for any thirty (30) consecutive day period thereafter.

“Increased Financial Reporting Event” means a period either (a) commencing on the date that a Default or Event of Default shall exist or have occurred and be continuing and ending on the date such Default or Event of Default is waived or cured in accordance with Section 11.3 hereof or (b) commencing on the date that Compliance Excess Availability has been less than twenty-five (25%) percent of the Revolving Loan Limit as calculated by Agent hereunder and ending on the date that Compliance Excess Availability has been greater than twenty-five (25%) percent of the Revolving Loan Limit for any thirty (30) consecutive day period thereafter.

“Indebtedness” means, with respect to any Person and without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition of another Person; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Equity Interests or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under IP License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Financing Agreement, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 11.5 of this Agreement.

“Information Certificates” means the Information Certificates, dated the date hereof, of Borrowers and Guarantors collectively constituting Exhibit D hereto, containing material information with respect to such Person and such Person’s businesses and assets provided by or on behalf of such Person to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

“Insolvency Event” means, the commencement of any of the following with respect to any Borrower or Guarantor: (a) any case or proceeding with respect to such person under the Bankruptcy Code, or any other Federal, State or other bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of all or substantially all of the obligations and indebtedness of such person or (b) any proceeding seeking the appointment of any receiver, trustee, administrator, liquidator, custodian or other insolvency official with similar powers with respect to such person or all or substantially all of its assets or (c) any proceeding for liquidation, dissolution or other winding up of the business of such person or (d) any general assignment for the benefit of creditors or any general marshaling of all or substantially all of the assets of such person.

“In-Store Payment” has the meaning set forth in the Private Label Credit Card Agreement.

“Intellectual Property” means any Borrower’s or any Guarantor’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, and trademark and service mark applications; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to computer software programs, in each case, in whatever form created or maintained, and whether owned or licensed.

“Intercompany Subordination Agreement” means the Second Amended and Restated Intercompany Subordination Agreement, in form and substance reasonably satisfactory to Agent, dated as of August 22, 2007, by and among Borrowers, certain of their Affiliates and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Interest Expense” means, for any period, total interest expense in accordance with GAAP of Borrowers and Guarantors on a consolidated basis with respect to all outstanding Indebtedness.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Interest Rate” means:

(a)         Subject to clause (b) of this definition below:

(i)                       as to Revolving Loans that are Base Rate Loans, a per annum rate equal to the Base Rate plus the Base Rate Margin,

(ii)                                  as to Revolving Loans that are LIBOR Rate Loans, a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin.

(b)         Notwithstanding anything to the contrary contained in clause (a) of this definition, (i)  the Applicable Margin otherwise used to calculate the Interest Rate for Base Rate Loans and LIBOR Rate Loans shall be the percentage set forth in the definition of the term Applicable Margin for each category of Loan that is then applicable plus two (2.00%) percent per annum (A) either (1) without notice, (x) for the period on and after the date of termination or non-renewal of this Agreement in accordance with its terms until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds and (y) upon the occurrence and during the continuance of an Event of Default under Section 10.1(g) or 10.1(h), or (2) upon the election of the Required Lenders and notice of such election to Borrowers for the period from and after the date of the occurrence of any Event of Default (other than an Event of Default under Section 10.1(g) or 10.1(h)), and for so long as such Event of Default is continuing as determined by Agent and (B) on Loans at any time in the aggregate in excess of the Borrowing Base at any time or any other limitation with respect thereto provided for herein (in each case whether or not such excess(es) arise or are made with or without any Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default), it being understood that the Interest Rate on Loans under this clause (b) may be increased by no more than two (2%) percent even if the events described in each of subclauses (1) and (2) above have occurred.

“Inventory” means all of each Borrower’s and each Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business; or (e) are goods in transit to such Borrower or Guarantor.

“Investment Property Control Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower or Guarantor and including such other terms and conditions as Agent may require.

“IP Holdcos” means, collectively, the following (together with their respective successors and assigns):  (a) FTF IP Company, Inc., a Delaware corporation, (b) Fashion to Figure, LLC, a Delaware limited liability company, and (c) New York & Company, Inc.; each sometimes being referred to herein individually as an “IP Holdco”.

“IP License Agreements” has the meaning specified therefor in Section 8.11(a) of this Agreement.

“IP Use Rights” has the meaning given thereto in Section 5.3 of this Agreement.

“IPC” means IPC/NYCG, LLC, a Delaware limited liability company.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.3 hereof, and Issuing Bank shall be a Lender.

“Landed Value” means, with respect to Eligible In-Transit Inventory or Eligible In-Transit LC Inventory, the sum of (a) the face amount of all documentary Letters of Credit issued under this Agreement for purposes of purchasing such Inventory from a Person who is not an Affiliate of any Borrower plus (b) the amount of freight, customs, taxes and duty and other amounts which Agent estimates must be paid upon the arrival and in connection with the delivery of such Inventory to a Borrower’s location for Eligible Landed Inventory within the United States of America.

“Lender” means each of the Revolving Loan Lenders and the Issuing Bank, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 hereof and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including Issuing Bank) and Agent, or any one or more of them.

“Lender Group Representatives” has the meaning specified therefor in Section 14.5(a) of this Agreement.

“Lender Register” has the meaning set forth in Section 14.7(b) of this Agreement.

“Lernco” means Lernco, Inc., a Delaware corporation, and its successors and assigns.

“Lerner” means Lerner New York, Inc., a Delaware corporation, successor by merger of Nevada Receivables Factoring, Inc. with and into Lerner New York, Inc., and its successors and assigns.

“Lerner FTF” means Lerner New York FTF, LLC, a Delaware limited liability company, and its successors and assigns.

“Lerner GC” means Lerner New York GC, LLC, an Ohio limited liability company, and its successors and assigns.

“Lerner Outlet” means Lerner New York Outlet, LLC, a Massachusetts limited liability company, formerly known as Jasmine Company, Inc., and its successors and assigns.

“Lerner Stock Pledge Agreement” means the Second Amended and Restated Stock Pledge Agreement, dated as of August 22, 2007, by Lerner in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, with respect to the pledge of 100% of the Equity Interests of Associated Lerner, Lernco, Lerner GC and Lerner Outlet, owned by Lerner, as the now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected security interest and lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.3(k) hereof (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Loan Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.3(e) on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 3.2(b) of this Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.3(f) of this Agreement.

“Letter of Credit Rate” has the meaning specified therefor in Section 3.2(b).

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.3(f) of this Agreement.

“Letter of Credit Sublimit” means $45,000,000, which amount shall automatically increase or decrease from time to time proportionally based upon a Revolving Loan Facility Increase or Revolving Loan Facility Decrease so that, after giving effect to any such Revolving Loan Facility Increase or Revolving Loan Facility Decrease, the amount of the Letter of Credit Sublimit shall be equal to the amount that is 60% of the revised amount of the Revolving Loan Limit.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.

“LIBOR Deadline” has the meaning specified therefor in Section 3.3(b)(i) of this Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1 to this Agreement.

“LIBOR Option” has the meaning specified therefor in Section 3.3(a) of this Agreement.

“LIBOR Rate” means the greater of the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero).  Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.

“LIBOR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Loan Accounts” has the meaning specified therefor in Section 6.1 of this Agreement.

“Loan Parties” means Borrowers and Guarantors, other than as of the Amendment No. 1 Effective Date, the IP Holdcos.

“Loans” means the Revolving Loans.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, performance or operations of the Borrowers taken as a whole or the Loan Parties taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of the Borrowers, taken as a whole, to repay the Obligations or of the Borrowers, taken as a whole, or the Loan Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

“Material Contract” means (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Obligor involving liability for $5,000,000 or more of Indebtedness owed to any Person (other than another Loan Party) or (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

“Maturity Date” means October 24, 2024.

“Maximum Credit” means the amount equal to the Revolving Loan Limit then in effect.

“Maximum Interest Rate” means the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the Obligations of Borrower to Agent or a Lender, or to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate.

“Measurement Period” means the twelve-month period ending on the last day of any month in which EBITDA is to be measured, taken as a single accounting period.

“Multiemployer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

“Net Amount of Eligible Credit Card Receivables” means, the gross amount of the Eligible Credit Card Receivables less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

“Net Amount of Eligible Damaged Goods Vendors Receivables” means the gross amount of the Eligible Damaged Goods Vendors Receivables less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

“Net Amount of Eligible Sell-Off Vendors Receivables” means, the gross amount of the Eligible Sell-Off Vendors Receivables less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

“Net Cash Proceeds” means the aggregate cash proceeds received by any Borrower or Guarantor (a) in respect of any sale, lease, transfer or other disposition of any assets or properties, or interest in assets and properties, in each case outside the ordinary course of business of such Borrower or Guarantor, or (b) as proceeds of any loans or other financial accommodations provided to any Borrower or Guarantor (either of clause (i) or (ii) of this definition, a “Specified Disposition”), in each case net of (i) the reasonable costs relating to such Specified Disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (ii) the portion of such proceeds deposited in an escrow account or otherwise required to be reserved pursuant to the purchase agreements related to such Specified Disposition for purchase price adjustments or indemnification payments payable by such Borrower or Guarantor to the purchaser thereof (but only until such time as such portion of such proceeds is received by such Borrower or Guarantor), (iii) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iv) amounts applied to the repayment of Indebtedness secured by a valid and enforceable lien on the asset or assets that are the subject of such Specified Disposition required to be repaid in connection with such transaction.  For purposes of this definition, a Specified Disposition described in clause (i) above shall exclude (x) sales, leases, transfers and other dispositions of Inventory permitted under Section 9.7(b)(vii) hereof, and (y) sales and other dispositions of defective, obsolete, out-of-season or slow moving Inventory to a third-party off-price wholesaler, including Ben Elias and Value City, or any other Person engaged in substantially the same business as Ben Elias or Value City and permitted by Agent.  Net Cash Proceeds shall exclude any non-cash proceeds received by any Borrower or Guarantor from any Specified Disposition, but shall include such proceeds when and as converted by any Borrower or Guarantor to cash or other immediately available funds.

“Net Income” means, for any period, the net income (or loss) of the Borrowers and Obligors on a consolidated basis for such period taken as a single accounting period as determined in accordance with GAAP; provided, however, there shall be excluded therefrom (a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP and (b) items classified as a cumulative effect of an accounting change or as extraordinary items, in accordance with GAAP; provided, further, for clarification purposes, stores openings and closings in ordinary course shall not be considered extraordinary for the purposes hereof.

“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3 hereof.

“Non-Consenting Lender” has the meaning specified therefor in Section 11.3(e)(i) of this Agreement.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender.

“Notice of Default or Failure of Condition” has the meaning specified therefor in Section 12.3(a) of this Agreement.

“NY&Co Stores” means New York & Company Stores, Inc., a New York corporation, formerly known as Associated Lerner Shops of America, Inc., a New York corporation, and its successors and assigns.

“Obligations” means (a) any and all Loans, Letters of Credit and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower or any Guarantor to Agent, any Lender or any Issuing Bank and/or any of their Affiliates, whether consisting of principal, interest, charges, fees, costs and expenses, fees relating to Letters of Credit, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, in each case under this Agreement or the other Financing Agreements, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower or any Guarantor or Obligor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) all Bank Product Obligations; provided, that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Financing Agreements include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) all expenses of the Lender Group payable under the Financing Agreements, (vi) all fees payable under this Agreement or any of the other Financing Agreements, and (vii) indemnities and other amounts payable by any Loan Party under any Financing Agreement.  Any reference in this Agreement or in the Financing Agreements to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Event.

“Obligor” means any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors, other than Borrowers).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution,

delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Agreement (except any such taxes that are imposed as a result of a present or former connection between a Lender or Participant and the jurisdiction imposing the tax (other than any such connection arising from such Lender or such Participant having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Financing Agreement, or sold or assigned an interest in any Loan or this Agreement or any other Financing Agreement)).

“Parent” means Lerner New York Holding, Inc., a Delaware corporation, and its successors and assigns.

“Parent Stock Pledge Agreement” means that certain Second Amended and Restated Stock Pledge Agreement, dated as of August 22, 2007, by Parent in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, with respect to the pledge of 100% of the Equity Interests of Lerner and Lernco owned by Parent, as the same may be amended, modified or supplemented from time to time.

“Participant” means any Person that acquires and holds a participation in the interest of any Lender in any of the Revolving Loans or Letters of Credit in conformity with the provisions of Section 14.7 hereof governing participations.

“Patriot Act” has the meaning specified therefor in Section 8.21 of this Agreement.

“PayPal” means PayPal, Inc., a Delaware corporation; and its successors and assigns.

“PayPal Agreements” means, collectively, the Merchant Agreement, dated as of February 21, 2013, between RTW and PayPal, together with the attachments, schedules, exhibits, guidelines, rules and other documents incorporated therein, as the same may be amended from time to time in accordance with the terms hereof.

“PayPal Receivables” means those Accounts of Borrowers arising in connection with payments received through the PayPal system of sending and receiving payments pursuant to the PayPal Agreements.

“Pension Plan” means a Plan that is subject to Title IV of ERISA, other than a Multiemployer Plan.

“Permitted Acquisitions” means the purchase by a Borrower or Guarantor after the date hereof of all or substantially all of the assets of any Person or a business or division of such Person (whether pursuant to a merger or other transaction) or of all or a majority of the Equity Interests of a Person (such assets or Person being referred to herein as the “Acquired Business”) in one or a series of transactions that satisfies each of the following conditions as determined by Agent:

(a)         as of the date of such acquisition and the date of any payment in respect thereof, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(b)         as of the date of such acquisition and the date of any payment in respect thereof, and after giving effect thereto, Borrowers shall have Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit;

(c)          Agent shall have received, in form and substance reasonably satisfactory to Agent, monthly projections showing that, for the twelve (12) months immediately after such payment is made, Excess Availability shall be greater than twenty (20%) percent of the Revolving Loan Limit;

(d)         the Acquired Business shall be one or more Persons or a division or line of business that engages in a line of business that is substantially similar, reasonably related or incidental to the business that Borrowers and Guarantors are engaged in on date hereof;

(e)          in the case of the acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person to be acquired shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition and shall not have commenced any action which alleges that such acquisition will violate applicable law;

(f)           Agent shall have received not less than ten (10) Business Days’ prior written notice of the proposed acquisition and such information with respect thereto as Agent may reasonably request, to the extent available, including (i) the parties to such acquisition, (ii) the proposed date and amount of the acquisition, (iii) a description of the assets or shares intended to be acquired, and (iv) the proposed total purchase price and other consideration for the assets to be purchased (and the terms of payment of such purchase price);

(g)          Agent shall have received true, correct and complete copies of all material agreements, documents and instruments relating to such acquisition, which shall be in form and substance reasonably satisfactory to Agent;

(h)         the Acquired Business shall not include a Foreign Subsidiary unless otherwise agreed to by Agent in writing;

(i)             Agent shall have received a certificate of the chief executive officer or a financial officer of Borrowers to Agent and Lenders that such transaction complies with this definition.

Notwithstanding anything to the contrary contained herein, (i) Borrowers and Guarantors shall comply with the terms and conditions of Section 9.22 hereof to the extent applicable to such Acquired Business and (ii) if Borrowers request that any assets acquired pursuant to any acquisition be included in the Borrowing Base, Agent shall have (A) completed a field examination with respect to the business and assets of the Acquired Business and (B) completed its customary business and legal due diligence, in each case, in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Acquired Business, the scope and results of which shall be reasonably satisfactory to Agent before such assets may be included.  Any Accounts or Inventory of the Acquired Business shall only be Eligible Accounts or Eligible Inventory to the extent that Agent has so completed such field examination with respect thereto and the criteria for Eligible Accounts or Eligible Inventory set forth herein are satisfied with respect thereto (or such other or additional criteria as Agent may, at its option, establish with respect thereto, and subject to such Reserves as Agent may establish in connection with the Acquired Business), and, if requested by Agent, in the case of Eligible Inventory acquired pursuant to a Permitted Acquisition to the extent that it has been subject to an appraisal that satisfies the requirements of Section 7.3 hereof.

“Person” or “person” means any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor or, solely with respect to an employee benefit plan subject to Title IV of ERISA, an ERISA Affiliate sponsors or to which it contributes, other than a Multiemployer Plan.

“Platform” has the meaning specified therefor in Section 14.5(c) of this Agreement.

“Priority Event” means the occurrence of any one or more of the following: (a) the occurrence and continuance of an Event of Default under Section 10.1(a)(i) hereof with respect to any Borrower’s failure to pay any of the Obligations related to the Loans (including principal, interest, fees and expenses attributable thereto); (b) the occurrence and continuance of an Event of Default under Sections 10.1(e), 10.1(f), 10.1(g) or 10.1(h) hereof; or (c) the occurrence of any other Event of Default and the acceleration by Agent of the payment of all or a material portion of the Obligations related to any Revolving Loans.

“Private Label Credit Card Agreement” means the Second Amended and Restated Private Label Credit Card Program Agreement, dated as of July 14, 2016, by and among RTW, Lerner and Comenity Bank, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Private Label Credit Card Receivables” means those Accounts of Lerner arising under Lerner’s private label credit card program and sold or otherwise assigned or transferred by Lerner to Comenity Bank pursuant to the Private Label Credit Card Agreement.

“Pro Rata Share” means, in each case as the context requires, with respect to any Revolving Loan Lender at any time, the percentage of the aggregate Revolver Commitments represented by such Revolving Loan Lender’s Revolver Commitment at such time, provided, that, if the Revolver Commitments have been terminated, the numerator shall be the unpaid amount of such Revolving Loan Lender’s Revolving Loans and its interest in Special Agent Advances and Letters of Credit and the denominator shall be the aggregate amount of all unpaid Revolving Loans, Special Agent Advances and outstanding Letters of Credit.

“Public Lender” has the meaning specified therefor in Section 14.5(c) of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 14.14 of this Agreement.

“Qualified Cash” means, as of any date of determination, the amount of cash carried by any Borrower on its balance sheet, other than cash in the Cash Collateral Account, cash constituting Eligible Cash Collateral or cash in any Blocked Account, which is in an account subject to a Deposit Account Control Agreement and with respect to which Agent has received statements of the available balances thereof from the bank or other financial institution at which such account is maintained which confirm such amounts.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Borrower and Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating Agencies” has the meaning set forth in Section 14.7(f) of this Agreement.

“Real Property” means all now owned and hereafter acquired real property of any Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Receivables” means all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to such Borrower or Guarantor or otherwise in favor of or delivered to such Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to such Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including the licenses of Intellectual Property by another Person (including a Borrower, Guarantor or one of their Subsidiaries) in favor of a Borrower or Guarantor and other general intangibles), rendition of services or from loans or advances by such Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of such Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Borrower or Guarantor is a beneficiary).

“Records” means all of each Borrower’s or Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

“Register” has the meaning set forth in Section 14.7(b) of this Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Lender” has this meaning specified therefor in Section 3.4(b) of this Agreement.

“Report” or “Reports” has the meaning set forth in Section 12.10(a) hereof of this Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).

“Reserves” means as of any date of determination, such amounts as Agent may from time to time, subject to the provisions dealing with Reserves in the definition of the “Borrowing Base”, upon three (3) Business Days’ prior notice, establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to Borrowers under the lending formula(s) provided for herein:  (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets or business of any Borrower or any Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect.  To the extent Agent may decrease the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Sell-Off Vendors Receivables, Eligible Damaged Goods Vendors Receivables, Eligible Credit Card Receivables or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose.  The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.  Without limiting the generality of the foregoing, Reserves may be established to reflect any of the following: (i) the Gift Certificate and Store Credit Reserve, (ii) such amounts, as determined by Agent, for amounts at any time due or to become past due in the good faith judgment of Agent to the owner, lessor or operator of any facility at which Eligible Inventory may be located with respect to which Agent has not received a Collateral Access Agreement, in form and substance satisfactory to Agent; provided, that, with respect to facilities leased by a Borrower or Guarantor which are located in a jurisdiction which affords the lessor thereof a lien, or other such rights, on any of the Collateral for unpaid rent or other amounts, which lien may have priority over Agent’s liens on or rights to the Collateral, such amount shall equal two (2) months’ rent for such facility plus any amounts past due, (iii) such amounts, as determined by Agent, for sales, excise or similar taxes that are (A) past due and (B) not being contested in good faith and not subject to liens filed against any Borrower or Guarantor with respect thereto, (iv) such amounts, as determined by Agent, for payments owed by any Borrower or Guarantor to bailees, customs brokers or freight forwarders for the services provided by such bailees, customs brokers or freight forwarders, plus such freight, customs, taxes and duty and other amounts which Agent estimates must be paid upon the arrival and in connection with the delivery to a Borrower’s location for Eligible Inventory within the United States of America of any Inventory ordered or purchased by any Borrower under a documentary Letter of Credit or which constitutes any portion of the Borrowing Base, (v) upon an Event of Default or if Compliance Excess Availability is less than $10,000,000, such amounts, as determined by Agent, for Service Costs owed to Limited Brands, Inc. or any of its Affiliates and payable by any Borrower or any of their Affiliates arising from logistic or information technology services to be provided by Limited Brands, Inc. for the benefit of any Borrower or its Affiliates pursuant to the Transition Services Agreement in an amount not to exceed $1,000,000, and (vi) such amounts due or to become due under any IP License Agreements or to owners and licensors trademarks and other Intellectual Property used by a Borrower or Guarantor to the extent such amounts are not paid within forty-five (45) days past the due date.

“Revolver Commitment” means, with respect to each Revolving Loan Lender, its Revolver Commitment, and, with respect to all Revolving Loan Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Loan Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Revolving Loan Lender became a Revolving Loan Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 hereof, and as such amounts may be increased by the amount of increases in the Revolver

Commitments made in accordance with Section 2.5 hereof and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.6 hereof.

“Revolving Loan Exposure” means, with respect to any Revolving Loan Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loan Facility Decrease” has the meaning specified therefor in Section 2.6.

“Revolving Loan Facility Increase” has the meaning specified therefor in Section 2.5.

“Revolving Loan Lender” means a Lender that has a Revolving Loan Exposure or Letter of Credit Exposure.

“Revolving Loan Limit” means the amount equal to $75,000,000, as may from time to time be in effect and as may from time to time be increased in accordance with the terms of a Revolving Loan Facility Increase or be decreased in accordance with the terms of a Revolving Loan Facility Decrease.

“Revolving Loans” means the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof, including, any Additional Revolving Loans or Special Agent Advances.

“RTW” means RTW Retailwinds, Inc., formerly known as New York & Company, Inc., a Delaware corporation, and its successors and assigns.

“RTW Stock Pledge Agreement” means that certain Second Amended and Restated Stock Pledge Agreement, dated as of August 22, 2007, by RTW in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, with respect to the pledge of 100% of the Equity Interests of Parent owned by RTW, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC (including, as of the date of this Agreement, Iran, Syria, North Korea, Cuba, and the Crimea Region of Ukraine).

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by

OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

“Secured Parties” means, collectively, (a) Agent, (b) Issuing Bank, (c) Lenders and (d) Bank Product Providers; provided, that, as to any Bank Product Provider, only to the extent of the Obligations owing to such Bank Product Provider.

“Securitization” has the meaning set forth in Section 14.7(f) of this Agreement.

“Securitization Parties” has the meaning set forth in Section 14.7(f) of this Agreement.

“Service Costs” has the meaning specified therefor the Transition Services Agreement.

“Settlement” has the meaning specified therefor Section 2.2(c)(i) of this Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.2(c)(i) of this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

“Special Agent Advances” has the meaning therefor in Section 12.11(a) of this Agreement.

“Specified Amounts” has the meaning specified therefor in Section 6.4(c)(i) of this Agreement.

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Stock Pledge Agreements” means, collectively, the RTW Stock Pledge Agreement, the Parent Stock Pledge Agreement, the Lerner Stock Pledge Agreement and any other stock pledge agreement at any time made in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in connection with this Agreement.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Equity Interests or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation shall have or would have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“Supported QFC” has the meaning specified therefor in Section 14.14 of this Agreement.

“Swap Obligation” means, with respect to any Borrower or Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax Indemnitee” has the meaning specified therefor in Section 15.1 of this Agreement.

“Tax Lender” has the meaning specified therefor in Section 11.3(e)(i) of this Agreement.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transition Services Agreement” means, collectively, those certain transition services agreements, dated as of November 27, 2002, and entered into by and among Seller, RTW and Lerner, as amended by Amendment to Transition Services Agreement, dated April 19, 2006, Amendment to Transition Services Agreement, dated October 10, 2007, Amendment to Transition Services Agreement, dated July 8, 2008, Fourth Amendment to Transition Services Agreement, dated April 6, 2009, Fifth Amendment to Transition Services Agreement, dated March 16, 2010, and Sixth Amendment to Transition Services Agreement, dated September 14, 2010.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 14.14 of this Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine); provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to Agent pursuant to the applicable Financing Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Financing Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unused Line Fee” has the meaning specified therefor in Section 3.2(a) of this Agreement.

“US Dollars”, “US$” and “$” shall each mean lawful currency of the United States of America.

“Value” means, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a specific identification basis in accordance with GAAP or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include:  (A) the portion of the value of Inventory equal to the profit earned by a Borrower or any Affiliate of any Borrower on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

“Wells” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company, in its individual capacity, and its successors and assigns.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors and assigns.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2       Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that, if Borrowers notify Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s

Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.

1.3       UCC.  Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.4       Construction.  Unless the context of this Agreement or any other Financing Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Financing Agreement refer to this Agreement or such other Financing Agreement, as the case may be, as a whole and not to any particular provision of this Agreement or such other Financing Agreement, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Financing Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein or in any other Financing Agreement to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all costs and expenses of the Lender Group that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Financing Agreement (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Financing Agreement shall be satisfied by the transmission of a Record.

1.5       Time References.  Unless the context of this Agreement or any other Financing Agreement clearly requires otherwise, all references to time of day refer to Eastern Standard Time or Eastern Standard Time daylight saving time, as in effect in New York, New York on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.6       Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7       Divisions.  For all purposes under the Financing Agreements, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2. CREDIT FACILITIES

2.1       Revolving Loans.

(a)         Subject to and upon the terms and conditions contained herein, each Revolving Loan Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by any Borrower up to the amount outstanding for all Revolving Loan Lenders at any time equal to the lesser of: (i) the Borrowing Base and (ii) the Revolving Loan Limit.

(b)         Agent may, in its discretion, from time to time, (i) if no Default or Event of Default exists or has occurred and is continuing, upon ten (10) Business Days’ telephonic or electronic notice to Borrowers and (ii) if a Default or Event of Default exists or has occurred and is continuing, upon three (3) Business Days’ telephonic or electronic notice to Borrowers, (A) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that:  (1) the number of days of the turnover of the Inventory for any period has adversely changed or (2) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a material change in the nature, quality or mix of the Inventory or (B) reduce the lending formula(s) with respect to Eligible Sell-Off Vendors Receivables, Eligible Damaged Goods Vendors Receivables, Eligible Credit Card Receivables to the extent that Agent determines in good faith that an event of condition or other circumstance exists which could adversely affect the ability to collect such Receivables.  The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith.  In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Sell-Off Vendors Receivables, Eligible Damaged Goods Vendors Receivables, Eligible Credit Card Receivables, Eligible Inventory or in establishing Reserves.

(c)          Each Extraordinary Advance shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a LIBOR Rate Loan.  Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Revolving Loan Lender shall be obligated to settle with Agent as provided in Section 2.3(c) or Section 2.3(e), as applicable, for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance.  The Extraordinary Advances shall be repayable on demand, secured by Agent’s security interests or liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.  The provisions of this Section 2.1(c) are for the exclusive benefit of Agent and Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(d)         Except with the consent of all Revolving Loan Lenders or as otherwise provided in Sections 12.8 and 12.11 hereof with respect to Extraordinary Advances, (i) the aggregate amount of the Revolving Loans and Letters of Credit outstanding at any time shall not exceed the Revolving Loan Limit, and (ii) the aggregate principal amount of the Revolving Loans and Letters of Credit outstanding at any time to Borrowers shall not exceed the Borrowing Base or the sublimits established within the Borrowing Base.

(e)          In the event that (i) the aggregate amount of Revolving Loans and Letter of Credit Obligations outstanding at any time exceeds the Revolving Loan Limit, or (ii) the aggregate amount of Revolving Loans and Letters of Credit outstanding at any time exceeds the Borrowing Base or the sublimits established within the Borrowing Base, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall immediately repay to Agent the entire amount of any such excess(es), in cash without any prepayment premium or penalty, other than any breakage or similar costs or other amounts payable in accordance with the terms of this Agreement.

2.2       Borrowing Procedures and Settlements.

(a)         Procedure for Borrowing Revolving Loans.  Each Borrowing shall be made by a written request by an Authorized Officer delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 1:00 p.m. (i) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and (ii) on the Business Day that is three (3) Business Days prior to the requested Funding Date in the case of all other requests, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that, Agent may, in its sole discretion, elect to accept as timely requests that are received later than 1:00 p.m. on the applicable Business Day.  All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan.

(b)         Making of Revolving Loans.

(i)                       After receipt of a request for a Borrowing pursuant to Section 2.2(a), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is (A) in the case of a Base Rate Loan, at least one Business Day prior to the requested Funding Date, or (B) in the case of a LIBOR Rate Loan, prior to 11:00 a.m. at least three Business Days prior to the requested Funding Date.  If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 1:00 p.m. on the Business Day that is the requested Funding Date.  After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that, subject to the provisions of Section 12.8, no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 4 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the amount Revolving Loans available based on the lending formulas pursuant to the terms hereof on such Funding Date.

(ii)                    Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount.  If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account).  If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted.  A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement.  If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

(c)          Settlement.  It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans.  Such agreement notwithstanding, Agent, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Financing Agreements, settlement among the Lenders as to the Revolving Loans (including Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:

(i)                       Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) for itself, with respect to the outstanding Special Agent Advances or Additional Revolving Loans, and (2) with respect to any Loan Party’s or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Extraordinary Advances) for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.3(g)):  (y) if the amount of the Revolving Loans (including Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the

Revolving Loans (including Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a deposit account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Extraordinary Advances).  Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Extraordinary Advances and, together with the portion of such Extraordinary Advances representing Agent’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders.  If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)                    In determining whether a Lender’s balance of the Revolving Loans (including Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii)                 Between Settlement Dates, Agent, to the extent Extraordinary Advances are outstanding, may pay over to Agent any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances.  During the period between Settlement Dates, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent, or the Lenders, as applicable.

(iv)                Anything in this Section 2.2(c) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.2(e).

(d)         Notation.  Consistent with Section 14.7(b), Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount and stated interest of the Revolving Loans, owing to each Lender and any Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(e)          Defaulting Lenders.

(i)                       Notwithstanding the provisions of Section 6.4, Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) fourth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 4.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (E) fifth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with Section 6.4(a)(ix) and 6.4(b)(ix), as applicable.  Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Financing Agreements (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 3.2(a), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that, the foregoing shall not apply to any of the matters governed by Section 11.3(b)(ii)(C) and (D) hereof.  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers).  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Financing Agreement, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii)                    If any Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A)       such Defaulting Lender’s Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Share but only to the extent (x) the sum of each Non-Defaulting Lender’s Pro Rata Share of its outstanding Revolving Loans and Letter of Credit Exposure plus such Defaulting Lender’s Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 4.2 are satisfied at such time;

(B)       if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that, Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank;

(C)       if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D)       to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E)        to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F)         so long as any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii), or (y) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to the Issuing Bank and Borrowers to eliminate the Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Letters of Credit; and

(G)       Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.3(d).  Subject to Section 17.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(f)           Independent Obligations.  All Revolving Loans (other than Additional Revolving Loans) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.3       Letters of Credit.

(a)         Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a requested Letter of Credit for the account of Borrowers.  By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Officer, (ii) delivered to Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances.  Issuing Bank’s records of the content of any such request will be conclusive.  Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract.

(b)         Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i)                       the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or

(ii)                    the Letter of Credit Usage would exceed the Revolving Loan Limit less the outstanding amount of Revolving Loans, or

(iii)                 the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans at such time.

(c)          In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not or may not be in US Dollars.

(d)         Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit.  In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week.  Borrowers and the Lenders hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank at the request of Borrowers on the Closing Date.  Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in US Dollars.  If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan.  Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Loan Lenders have made payments pursuant to Section 2.3(e) to reimburse Issuing Bank, then to such Revolving Loan Lenders and Issuing Bank as their interests may appear.

(e)          Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.3(d), each Revolving Loan Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.3(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Loan Lenders.  By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Loan Lenders, Issuing Bank shall be deemed to have granted to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Loan Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Loan Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Loan Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Loan Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.3(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason.  Each Revolving Loan Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.3(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Revolving Loan Lender fails to make available to Agent the amount of such Revolving Loan Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Loan Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)           Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 15) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i)                       any Letter of Credit or any pre-advice of its issuance;

(ii)                    any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii)                 any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv)                any independent undertakings issued by the beneficiary of any Letter of Credit;

(v)                   any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

(vi)                an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii)             any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(viii)          the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;

(ix)                any prohibition on payment or delay in payment of any amount payable by Issuing Bank to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

(x)                   Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;

(xi)                any foreign language translation provided to Issuing Bank in connection with any Letter of Credit;

(xii)             any foreign law or usage as it relates to Issuing Bank’s issuance of a Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by Issuing Bank in connection therewith; or

(xiii)          the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

provided, that, such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity.  Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.3(f).  If and to the extent that the obligations of Borrowers under this Section 2.3(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)          The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit.  Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.3(d), plus interest at the rate then applicable to Base Rate Loans hereunder.  Borrowers shall take commercially reasonable action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all commercially reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.

(h)         Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes.  If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers.  Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three (3) Business Days following Borrowers’ receipt of documents from Issuing Bank) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity.  Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank at least 30 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.

(i)             Borrowers’ reimbursement and payment obligations under this Section 2.3 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i)                       any lack of validity, enforceability or legal effect of any Letter of Credit, any Issuer Document, this Agreement, or any Financing Agreement, or any term or provision therein or herein;

(ii)                    payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii)                 Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv)                Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v)                   the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Issuing Bank or any other Person;

(vi)                Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Issuing Bank’s counters or are different from the electronic presentation;

(vii)             any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that, but for this Section 2.3(i), constitutes or could reasonably be expected to constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or

(viii)          the fact that any Default or Event of Default shall have occurred and be continuing;

provided; that, subject to Section 2.3(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.3 or any Letter of Credit.

(j)            Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i)                       honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)                    honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)                 acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)                the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)                   acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)                any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

(vii)             any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)          assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)                payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)                   acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of

Credit, as the case may be;

(xi)                honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii)             dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)          honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)         Borrowers shall pay immediately upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to any of the Loan Accounts pursuant to the provisions of Section 6.4 hereof shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.3(k)):  (i) a fronting fee which shall be imposed by Issuing Bank equal to 0.125% per annum times the average amount of the Letter of Credit Usage during the immediately preceding month (or portion thereof), plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).

(l)             If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i)                       any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or

(ii)                    there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder,

(iii)                 and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.3(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.3(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)     Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date.  Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date.

(n)         If (i) any Event of Default shall occur and be continuing, or (ii) the amount of Revolving Loans and Letters of Credit available under the terms of this Agreement shall at any time be less than zero, then on the Business Day following the date when the Borrowers receive notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Loan Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.3(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage.  If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.3(n), the Revolving Loan Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, any Additional Revolving Loans exists or the conditions in Section 4 are satisfied).

(o)         Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(p)         Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

(q)         In the event of a direct conflict between the provisions of this Section 2.3 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

(r)            The provisions of this Section 2.3 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.

(s)           At Borrowers’ costs and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes

Issuing Bank, upon prior written notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.

2.4       Revolver Commitments.  The aggregate amount of each Revolving Loan Lender’s Pro Rata Share of the Revolving Loans and Letters of Credit shall not exceed the amount of such Revolving Loan Lender’s Revolver Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.5       Revolving Loan Facility Increases.

(a)         Borrowers may, at their option, request an increase in the Revolving Loan Limit (each a “Revolving Loan Facility Increase”) in an aggregate amount not to exceed $25,000,000 by delivering a written request to Agent that specifies the amount of such increase in the Revolving Loan Limit; provided, that, (i) the aggregate amount of any such increase shall not cause the Revolving Loan Limit to exceed $100,000,000, (ii) the amount of any such initial Revolving Loan Facility Increase shall be for an increase in the amount equal to not less than $10,000,000 or an integral multiple of $500,000 in excess thereof, (iii) the amount of any additional Revolving Loan Facility Increase shall be for an increase in the amount equal to not less than $5,000,000 or an integral multiple of $500,000 in excess thereof, (iv) any such request shall be irrevocable (unless such Revolving Loan Facility Increase is being requested in connection with a Permitted Acquisition and Agent receives written notice prior to the effective date of such Revolving Loan Facility Increase that such Permitted Acquisition will not be consummated), (v) after the initial Revolving Loan Facility Increase, there shall be no more than two (2) additional Revolving Loan Facility Increases, (vi) Agent shall have received a Revolving Loan Facility Increase fee in accordance with the terms and conditions of the Revolving Loan Fee Letter, (vii) Agent shall have received such written request at least two (2) Business Days’ before the proposed effective date of such increase, and (viii) at the time Agent receives notice of such request for a Revolving Loan Facility Increase and on the date of and after giving effect to such Revolving Loan Facility Increase, no Default or Event of Default shall exist or have occurred and be continuing. If the conditions set forth in this Section 2.5(a) are satisfied as determined by Agent, then the requested amount of the Revolving Loan Facility Increase shall become effective on the proposed effective date of such increase. Wells Fargo agrees to increase its Commitment up to the full amount of any such Revolving Loan Facility Increase to the extent that any other Revolving Loan Lender declines to increase its Revolver Commitment as provided in this Section 2.5(a) hereof.

(b)         Upon the receipt by Agent of any such written request, Agent shall promptly notify each Revolving Loan Lender of such request and each Revolving Loan Lender shall have the option (but not the obligation, other than Wells Fargo) to increase the amount of its Commitment by an amount up to its Pro Rata Share of the amount of the increase in the Revolving Loan Limit requested by Borrowers as set forth in the notice from Agent to such Revolving Loan Lender.  Each Revolving Loan Lender shall notify Agent within ten (10) days after the receipt of such notice from Agent whether such Revolving Loan Lender will so increase its Revolver Commitment, and if so, the amount of such increase.  The minimum increase in the Commitments of each such Revolving Loan Lender providing the additional Revolver Commitments shall equal such Revolving Loan Lender’s Pro Rata Share unless otherwise agreed to by Agent.  If the aggregate amount of the increases in the Revolver Commitments received from Revolving Loan Lenders does not equal or exceed the amount of the increase in the Revolving Loan Limit requested by Borrowers, Agent may seek additional increases from Lenders or Revolver Commitments from such Eligible Transferees as it may determine, after consultation with Borrowers.  In the event Revolving Loan

Lenders (or Revolving Loan Lenders and any such Eligible Transferees, as the case may be) have committed in writing to provide increases in their Revolver Commitments or new Revolver Commitments in an aggregate amount in excess of the increase in the Revolving Loan Limit requested by Borrowers or permitted hereunder, Agent shall then have the right to allocate such commitments, first to Revolving Loan Lenders and then to Eligible Transferees, in such amounts and manner as Agent may determine, after consultation with Borrowers.  Any new Revolving Loan Lender that is an Eligible Transferee shall execute and deliver an Assignment and Acceptance as modified to provide for the sale by Agent of such Revolver Commitment to such Eligible Transferee.

2.6       Revolving Loan Facility Decreases.

(a)         Borrowers may, at their option, request a decrease in the Revolving Loan Limit (each a “Revolving Loan Facility Decrease”) by delivering a written request to Agent that specifies the amount of the decrease in the Revolving Loan Limit and a corresponding decrease in the Revolver Commitments; provided, that, (i) the aggregate amount of any such decrease shall not cause the Revolving Loan Limit to be less than $60,000,000, (ii) the amount of any such Revolving Loan Facility Decrease shall be in a minimum amount of not less than $5,000,000 or an integral multiple of $500,000 in excess thereof, (iii) any such request shall be irrevocable (unless such Revolving Loan Facility Decrease is being requested in connection with a permitted asset disposition and Agent receives written notice prior to the effective date of such Revolving Loan Facility Decrease that such permitted asset disposition will not be consummated), (iv) Agent shall have received such written request at least two (2) Business Days’ before the proposed effective date of such Revolving Loan Facility Decrease, and (v) at the time Agent receives notice of such request for a Revolving Loan Facility Decrease and on the date of and after giving effect to such Revolving Loan Facility Decrease, no Default or Event of Default shall exist or have occurred and be continuing.

(b)         Upon the receipt by Agent of any such Revolving Loan Facility Decrease, Agent shall notify each Revolving Loan Lender of such request and each Revolving Loan Lender shall decrease the amount of its Revolver Commitment by an amount up to its Pro Rata Share of the amount of the Revolving Loan Facility Decrease requested by Borrowers as set forth in the notice from Agent to such Revolving Loan Lender.  Such Revolving Loan Facility Decrease shall be effective on the date that is two (2) Business Days after each of the conditions set forth in Section 2.6(a) hereof have been satisfied or such earlier date after such conditions have been satisfied as Agent may agree.

2.7       Bank Products.  Any Borrower or Guarantor may (but no such Person is required to) request that Agent provide or arrange for such Person to obtain Bank Products from Agent or its Affiliates, and Agent may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products.  Any Borrower or Guarantor that obtains Bank Products shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by Agent or its Affiliates in connection with any Bank Products.  Each Borrower and Guarantor acknowledges and agrees that the obtaining of Bank Products from Agent and its Affiliates (a) is in the sole discretion of Agent or such Affiliate, as the case may be, and (b) is subject to all rules and regulations of the Person that provides the Bank Product.

2.8       Prepayments.  Borrowers may, at their option, upon notice to Agent pursuant to Section 14.3 hereof, at any time or from time to time, make a prepayment of all or any portion of the outstanding balance of Revolving Loans (without a related reduction in Revolver Commitments), in whole or in part, without premium or penalty, other than any breakage or similar costs or other amounts payable in accordance with this Agreement.  On and after the occurrence and during the continuance or existence of a Cash Dominion Event, the outstanding Loans and other Obligations shall be repaid in accordance with Section 6.4 hereof.

2.9       Joint and Several Liability of Borrowers.

(a)         Each Borrower is accepting joint and several liability hereunder and under the other Financing Agreements in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)         Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.9), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.  Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.

(c)          If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(d)         The Obligations of each Borrower under the provisions of this Section 2.9constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.9(d)) or any other circumstances whatsoever.

(e)          Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower.  Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which would, but for the provisions of this Section 2.9 affords or could reasonably be expected to afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.9, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.9 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.9 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or Agent or any Lender.  Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.  Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers.  Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment.  Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Obligations have been paid.

(f)           Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Financing Agreements.  Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)          The provisions of this Section 2.9 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any

Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.9 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.9 will forthwith be reinstated in effect, as though such payment had not been made.

(h)         Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.9,  including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.  If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising.  Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.

SECTION 3. INTEREST AND FEES

3.1       Interest.

(a)                                 Borrower shall pay to Agent, for the ratable benefit of Lenders, interest on the outstanding principal amount of the Loans at the applicable Interest Rate.  Interest shall accrue from the date the Loan is made or the Obligation is incurred until paid by Borrower.  All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b)                                 At any time an Event of Default shall exist or have occurred and be continuing, at the election of Agent or the Required Lenders, upon notice from Agent to Borrower, notwithstanding anything to the contrary set forth in this Section 3.1, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, or any other outstanding Obligations of Borrower and any Guarantor under this Agreement and the other Financing Agreements, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the default rate provided for in the definition of Interest Rate.  At any time an Event of Default shall exist or have occurred and be continuing, all interest shall be payable on demand.

(c)                                  Except as provided in Section 3.2, Section 2.3(k) or Section 3.3(a), interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The Interest Rate on non-contingent Obligations (other than LIBOR Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the first day of the month after any change in such Base Rate is announced based on the Base Rate in effect on the last day of the month in which any such change occurs. The Interest Rate on LIBOR Rate Loans shall increase or decrease as provided for in Sections 3.3.

3.2       Fees.

(a)         Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata Share of each Revolving Loan Lender, monthly an unused line fee at a rate equal to one fifth percent (0.20%) per annum in the aggregate of the difference between (i) the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding and (ii) the Revolving Loan Limit then in effect (the “Unused Line Fee”).  The Unused Line Fee shall be payable on the first day of each month in arrears.

(b)         Letter of Credit Fee.  In the case of the issuance of any Letter of Credit, Borrowers shall pay to Agent, for the benefit of Revolving Loan Lenders on a Pro Rata Basis, monthly a fee (the “Letter of Credit Fee”) at the applicable rate determined as provided in accordance with the Applicable LC Margin on a per annum basis on the average daily maximum amount available to be drawn under such Letter of Credit for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, computed for each day from the date of issuance to the date of expiration (the “Letter of Credit Rate”).  The Letter of Credit Fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.3(k).  The Letter of Credit Rate for standby Letters of Credit shall be a rate equal to the Applicable LC Margin for standby Letters of Credit.  The Letter of Credit Rate for documentary Letters of Credit shall be a rate equal to the Applicable LC Margin for documentary Letters of Credit.  At the Required Lenders’ option, Borrowers shall pay such Letter of Credit Fee at a Letter of Credit Rate equal to two (2.00%) percent per annum greater than the otherwise applicable Letter of Credit Rate on such average daily maximum amount for: (i) the period from and after the date of termination or non-renewal of this Agreement in accordance with its terms until Agent and Revolving Loan Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent.  The Letter of Credit Fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay any portion of the Letter of Credit Fees shall survive the termination or non-renewal of this Agreement.

(c)          Revolving Loan Fee Letter.  Borrowers and Guarantors shall pay or cause to be paid to Agent, for its own account and the account of Revolving Loan Lenders, the other fees set forth in the Revolving Loan Fee Letter in the amounts and at the times specified therein.  To the extent payment in full of the applicable fees are received by Agent from or on behalf of Borrowers on or about the date hereof, Agent shall pay to each Revolving Loan Lender its share of such fees in accordance with the terms of the agreements between Agent and such Revolving Loan Lender.

3.3       LIBOR Option.

(a)         Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 3.3(b) hereof (the “LIBOR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Borrowers have properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, and notice has been provided to Borrowers by Agent, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the LIBOR Rate.

(b)         LIBOR Election.

(i)                       Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. at least three Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline.  Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii)                    Each LIBOR Notice shall be irrevocable and binding on Borrowers.  In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense (excluding loss of anticipated profits) actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).  A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 3.3 shall be conclusive absent manifest error.  Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.

(iii)                 Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than six LIBOR Rate Loans in effect at any given time.  The aggregate amount of the LIBOR Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

(c)          Conversion; Prepayment.  Borrowers may convert LIBOR Rate Loans to Base Rate Loans or prepay LIBOR Rate Loans at any time; provided, that, in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with any mandatory prepayment provided for in this Agreement or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 3.3(b)(ii).

(d)         Special Provisions Applicable to LIBOR Rate.

(i)                       The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs (other than Taxes which shall be governed by Section 15), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 3.3(b)(ii)).

(ii)                    In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)          No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

(f)           Effect of Benchmark Transition Event.

(i)                       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Agreement, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Borrowers may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has provided notice to all Lenders of such proposed amendment so long as Agent has not received, by such time, written notice of objection to such amendment from the Required Lenders.  No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.3(f) will occur prior to the applicable Benchmark Transition Start Date.

(ii)                    Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Agent shall have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Agreement, any Benchmark Replacement Conforming Changes will become effective without any further action or the consent of any other party to this Agreement.

(iii)                 Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 3.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.3(f).

(iv)                Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, Borrowers may, upon notice to Agent not less than twenty-four (24) hours prior to the date that such LIBOR Rate Loan is to be made or converted or continued, revoke any request for a Borrowing of a LIBOR Rate Loan or, conversion to or continuation of a LIBOR Rate Loan to be made, converted or continued during any Benchmark Unavailability Period, provided, that, in the event that Borrowers do not revoke such request or does not revoke such request in the time or manner required, any such request shall be deemed to be a request for a Borrowing of, or conversion to, a Base Rate Loan. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

3.4       Capital Requirements.

(a)         If Issuing Bank or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof.  Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided, that, Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)         If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.3(l) or Section 3.3(d)(i) or amounts under Section 3.4(a) or sends a notice under Section 3.3(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then, at the request of Borrowers, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.3(l), Section 3.3(d)(i) or Section 3.4(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.3(l), Section 3.3(d)(i) or Section 3.4(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.3(l), Section 3.3(d)(i) or Section 3.4(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.3(l), Section 3.3(d)(i) or Section 3.4(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.

(c)          Notwithstanding anything herein to the contrary, the protection of Sections 2.3(l), 3.3(d), and 3.4 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.  Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 3.4 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

3.5       Maximum Interest.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent or any Lender pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended).  In no event shall any Borrower or Guarantor be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate.  In the event any interest is charged or received in excess of the Maximum Interest Rate (the “Excess”), each Borrower and Guarantor acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent or any Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to such Borrower or Guarantor.  All monies paid to Agent or any Lender hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received from any Borrower or Guarantor in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws.  The provisions of this Section 3.5 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein).

SECTION 4. CONDITIONS PRECEDENT

4.1       Conditions Precedent to Effectiveness of Agreement.  Each of the following is a condition precedent to the effectiveness of this Agreement:

(a)         all requisite corporate action and proceedings in connection with this Agreement and the other matters related hereto shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority;

(b)         Agent shall have received, in form and substance satisfactory to Agent, (i) projected monthly consolidated balance sheets, income statements, statements of cash flows and availability of Borrowers and Guarantors for the period through the end of the fiscal year of Borrowers and Guarantors ending January 31, 2015, (ii) projected annual consolidated balance sheets, income statements, statements of cash flows and availability of Borrowers and Guarantors for the period through the end of the fiscal year of Borrowers and Guarantors ending January 28, 2017, in each case as to the projections described in the foregoing clauses (i) and (ii) with the assumptions set forth in all of such projections in form and substance reasonably satisfactory to Agent, and an opening pro forma balance sheet for Borrowers and Guarantors, (iii) any updates to the projections described in clauses (i) and (ii), in each case in form and substance reasonably satisfactory to Agent and (iv) copies of interim unaudited consolidated financial statements for each quarter and month since the last audited consolidated financial statements of Borrowers and Guarantors;

(c)          no material adverse change shall have occurred in the assets or business of Borrowers since February 1, 2014 and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(d)         on the date hereof after giving effect to the transactions contemplated by this Agreement, Compliance Excess Availability as determined by Agent, shall be not less than $35,000,000,

(e)          lien and tax lien search results for the location of each Borrower and Guarantor (determined in accordance with the Uniform Commercial Code of the applicable jurisdiction and any other applicable law) which search results shall be in form and substance satisfactory to Agent;

(f)           Agent shall have received the Information Certificates, the review of which shall be satisfactory to Agent in its good faith determination;

(g)          Agent shall have received, in form and substance satisfactory to Agent in good faith, such opinion letters of counsel to Borrowers and Guarantors with respect to this Agreement and such other matters related hereto as Agent may request in good faith;

(h)         Agent shall have received the Revolving Loan Fee Letter, in form and substance satisfactory to Agent, duly executed by each Borrower and Guarantor;

(i)             Agent shall have received an Amendment No. 1 to Second Amended and Restated Collateral Assignment of Trademarks (Security Agreement), in form and substance satisfactory to Agent, duly executed by Lernco and Lerner Outlet;

(j)            Agent shall have received an Amendment No. 1 to Amended and Restated Collateral Assignment of Trademarks (Security Agreement), in form and substance satisfactory to Agent, duly executed by Lerner;

(k)         Agent shall have received the Patent Collateral Assignment and Security Agreement, in form and substance satisfactory to Agent, duly executed by Lerner;

(l)             Agent shall have received the Copyright Collateral Assignment and Security Agreement, in form and substance satisfactory to Agent, duly executed by Lernco;

(m)     all fees, costs and expenses payable by Borrowers under the terms of this Agreement and the other Financing Agreements shall have been paid in full; and

(n)         all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed by all parties hereto or thereto, as applicable, or recorded and shall be in form and substance satisfactory to Agent in good faith.

4.2       Conditions Precedent to All Loans and Letters of Credit.  Each of the following is an additional condition precedent to the Lenders continuing to provide Loans and/or providing Letters of Credit to Borrowers:

(a)         all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

(b)         no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letters of Credit, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has a reasonable likelihood of having a Material Adverse Effect; and

(c)          no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

5.1       Grant of Security Interest.

(a)         To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for itself and the ratable benefit of Secured Parties a continuing security interest in, a lien upon, and a right of set off against, for itself and the ratable benefit of Secured Parties, as security, and hereby confirms, reaffirms and restates the prior grant thereof to Agent, for itself and the ratable benefit of the Secured Parties pursuant to the Existing Loan Agreement, all personal property and fixtures, and interests in personal property and fixtures, of such Borrower or Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Secured Party, collectively, the “Collateral”) including, without limitation, the following:

(i)                       all Accounts;

(ii)                    all general intangibles;

(iii)                 all goods, including, without limitation, Inventory and Equipment, whether ordered, in progress, finished or received;

(iv)                all fixtures;

(v)                   all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(vi)                all instruments, including, without limitation, all promissory notes;

(vii)             all documents;

(viii)          all deposit accounts;

(ix)                all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(x)                   all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(xi)                all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of such Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Secured Party or its Affiliates or at any other depository or other institution from or for the account of such Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xii)             all commercial tort claims, including, without limitation, those identified on Schedule 5.2(h) hereto;

(xiii)          to the extent not otherwise described above, all Receivables;

(xiv)         all Records; and

(xv)            all products and proceeds of the foregoing, in any form, including insurance proceeds (including proceeds of any business interruption insurance) and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

(b)         Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Borrower or Guarantor shall be deemed to have granted a security interest in, (i) any Intellectual Property, other than any licenses of Intellectual Property by another Person (including a Borrower or Guarantor) in favor of a Borrower or Guarantor (provided, that, the foregoing exclusions in clause (i) shall in no way be construed to limit the IP Use Rights of Agent), (ii) the Equity Interests of any Foreign Subsidiary that is a “controlled foreign corporation” (as such term is defined in Section 957(a) of the Code), to the extent such Foreign Subsidiary is not treated as a “disregarded entity” by the Code, or the Equity Interests of any Foreign Holdco Subsidiary in excess of sixty five (65%) percent of all of the issued and outstanding shares of Equity Interests of such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2); provided, that, if the pledge of one hundred (100%) percent of the Equity Interests of such Foreign Subsidiary or Foreign Holdco Subsidiary would not have an adverse tax impact on such Borrower or Guarantor for purposes of Section 956 of the Code as determined by Agent in its good faith discretion in consultation with such Borrower or Guarantor, Borrower or such Guarantor shall pledge to Agent one hundred (100%) percent of the Equity Interests of such Foreign Subsidiary or such Foreign Holdco Subsidiary;  (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Borrower or Guarantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i), (ii) or (iii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any other member of the Lender Group’s or any Bank Product Provider’s continuing security interests in and liens upon any rights or interests of any Borrower or Guarantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests).

5.2       Perfection of Security Interests.

(a)         Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any).  Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower or Guarantor any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, without the prior written consent of Agent.

(b)         No Borrower or Guarantor has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth on Schedule 5.2(b) hereto.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, which together with all other chattel paper and instruments that Borrowers and Guarantors have become entitled to or have received after the date hereof has a fair market value in excess of $100,000 individually or in the aggregate, such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Promptly upon the receipt thereof by or on behalf of such Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree.  At Agent’s option, such Borrower or Guarantor shall, or Agent may at any time on behalf of such Borrower or Guarantor, cause the originals of any such instruments and chattel paper that have a fair market value in excess of $100,000 individually or in the aggregate, to be conspicuously marked in a form and manner reasonably acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Bank, National Association, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c)          In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), which together with all other electronic chattel paper or “transferable record” that Borrowers and Guarantors have become entitled to has a fair market value in excess of $100,000 individually or in the aggregate, such Borrower or

Guarantor shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d)         No Borrower or Guarantor has any deposit accounts as of the date hereof, except as set forth in such Borrower’s or Guarantor’s Information Certificate.  No Borrower or Guarantor shall, directly or indirectly, after the date hereof open, establish or maintain any Central Collection Deposit Account unless each of the following conditions is satisfied:  (i) Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the Central Collection Deposit Account, the owner of the Central Collection Deposit Account, the name and address of the bank at which such Central Collection Deposit Account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the Central Collection Deposit Account, (ii) the bank where such Central Collection Deposit Account is opened or maintained shall be reasonably acceptable to Agent, and (iii) on or before the opening of such Central Collection Deposit Account, such Borrower or Guarantor shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such Central Collection Deposit Account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions reasonable acceptable to Agent.  The terms of this subsection (d) shall not apply to (i) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Borrower’s or Guarantor’s salaried employees or (ii) an account maintained by Borrowers and a management company engaged by Borrowers for the purpose of paying the real property taxes of Borrowers and Guarantors so long as (A) Borrowers prefund the amount of taxes to be paid in such account not earlier than ten (10) Business Days prior to the date such taxes are required to be paid and (B) at all times other than the time when such account may be prefunded during such ten (10) day period with the amount of taxes to be so paid, not more than $5,000 is maintained in such account.  Agent shall not exercise its right to require amounts in such accounts to be sent to the Agent Payment Account except as provided by Section 6.3 hereof.

(e)          No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth on Schedule 5.2(e) hereto.

(i)                       In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, which together with all other certificated securities in which Borrowers and Guarantors hold or acquire an interest after the date hereof have a fair market value in excess of $100,000 individually or in the aggregate, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.  If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, and such securities together with all other such securities acquired by Borrowers and Guarantors have a fair market value in excess of $100,000 individually or in the aggregate, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of such Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

(f)           No Borrower or Guarantor shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.  Agent shall not exercise its right to require amounts in such accounts to be sent to the Agent Payment Account except during the existence of a Cash Dominion Event.

(g)          No Borrower or Guarantor is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth on Schedule 5.2(g) hereto.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, which together with all other letters of credit, banker’s acceptances and similar instruments that Borrowers and Guarantors have become entitled to or have received after the date hereof have a fair market value in excess of $100,000 individually or in the aggregate, such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Such Borrower or Guarantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(h)         No Borrower or Guarantor has any commercial tort claims with respect to which the amount claimed exceeds $1,000,000 and either a written demand therefor has been made or legal action has commenced, except as set forth on Schedule 5.2(h) hereto.  In the event that any Borrower or Guarantor shall at any time after the date hereof have any such commercial tort claims, or if an Event of Default exists, if any Borrower or Guarantor has any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof).  In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent.  Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein.  Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral.  In addition, such Borrower or Guarantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(i)             No Borrower or Guarantor has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in such Borrower’s or Guarantor’s Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of any carrier transporting such goods.  In the event that any goods, documents of title or other Collateral with a fair market value in excess of $100,000 are at any time after the date hereof in the custody, control or possession of any other person not referred to in a Borrower’s or Guarantor’s Information Certificate or such carriers, such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, such Borrower or Guarantor shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and such Borrower or Guarantor.

(j)            Each Borrower and Guarantor shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that such Borrower’s or Guarantor’s signature thereon is required therefor, (ii) upon Agent’s request after the occurrence and during the continuance of an Event of Default, causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals required by any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, and taking all actions required by other law, as applicable in any relevant jurisdiction.

5.3       IP Use Rights.

(a)         Without limiting any rights Agent may otherwise have under applicable law or by agreement, each Borrower and Guarantor hereby grants, and shall cause each of its Subsidiaries (including, without limitation, the IP Holdcos) to grant, to Agent (and its agents or representatives) an irrevocable license and right to use (for the avoidance of doubt, only to the extent the applicable Borrower or Guarantors has the right to use), without the obligation to pay any royalties or any other charges, each Borrower’s and each Guarantor’s, and each such Subsidiaries’, Intellectual Property, including but not limited to, any labels, patents, trademarks, trade names, URLs, domain names, industrial designs, copyrights, and advertising matter, whether owned by any such Borrower or Guarantor, or any such Subsidiaries, or with respect to which any Borrower or Guarantor, or any such Subsidiaries, has rights under license, sublicense, or other agreements (including any license of Intellectual Property in favor of any Borrower or Guarantor, or any such Subsidiaries) as it pertains to the Collateral, in connection with any (a) field exam, audit, appraisal or rights to inspect the Collateral and (b) the preparation for the sale, and advertising for the sale, of, or the selling of any Collateral (such rights and license being referred to as the “IP Use Rights”).

(b)         Each Borrower and Guarantor hereby acknowledges and agrees, and confirms that each of its Subsidiaries acknowledges and confirms (including, without limitation, the IP Holdcos) that, if an Event of Default exists or has occurred and is continuing, Agent may exercise the IP Use Rights at any time to collect any Accounts, assemble, inspect, copy or download information stored on any Equipment, take actions to preserve and protect its security interest on any Collateral, process raw materials or work-in-process into finished Inventory, take possession of, move, package, prepare and advertise for sale or disposition, sell (by public auction, private sale or a “store closing,” “going out of business” or similar sale, whether in any store, on the internet or any website owned or used by Borrowers’ or Guarantors’, and whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include any Inventory of the same type sold in Borrowers’ or Guarantors’ business), store, collect, take reasonable actions to protect, secure and otherwise enforce the rights of Agent in and to the Collateral, or otherwise deal with the Collateral, in each case without the involvement of or interference by, or any liability to, any Borrower or Guarantor or any of their Subsidiaries.

(c)          Borrowers and Guarantors shall, and shall cause each of their Subsidiaries (including, without limitation, the IP Holdcos) to (i) cooperate with Agent in its efforts to enforce its security interest in the Collateral, collect all Accounts and to finish any work-in-process and sell any of the Collateral, (ii) not hinder or restrict in any respect Agent from enforcing its security interest in the Collateral, from collecting any Accounts, from finishing any work-in-process or selling any of the Collateral, and (iii) permit Agent (its agents and representatives) to exercise the IP Use Rights. Borrowers and Guarantors shall not, and shall not permit any of their Subsidiaries, to sell, lease, license or dispose of any of Intellectual Property without the prior written consent of Agent, except as permitted by Section, 9.7(b)(iii), 9.7(b)(xi) and 9.7(b)(xii). Subject to the terms and conditions hereof, to the extent that any Borrower or Guarantor, or any of their Subsidiaries, may grant a security interest in any of the Intellectual Property to the extent provided in, and in accordance with the terms and conditions of, this Agreement, Borrowers and Guarantors shall, and shall cause each of their Subsidiaries to, deliver to Agent, in form and substance reasonably satisfactory to Agent, a use agreement by such secured party in favor of Agent providing Agent with the IP Use Rights.

(d)         If any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits Agent from exercising any of its rights hereunder, then the IP Use Rights granted to Agent shall be stayed during the period of such prohibition and shall continue thereafter.  The IP Use Rights granted by Borrowers, Guarantors and their Subsidiaries, to Agent shall be applicable both before and after the filing of any petition by or against any Borrower, Guarantor or any of their Subsidiaries in any Insolvency Event and all converted or succeeding cases in respect thereof, and all references herein to any Borrower, Guarantor or any of their Subsidiaries shall be deemed to apply to a trustee for any such Borrower, Guarantor or any of their Subsidiaries and any such Borrower, Guarantor or any of their Subsidiaries as a debtor or debtor in possession.  It is hereby acknowledged and agreed that Agent shall have the right to bring an action to enforce the IP Use Rights, including, without limitation, an action seeking specific performance of any IP Use Rights.

(e)          Agent shall be accountable only for amounts that it actually receives as a result of the exercise of its IP Use Rights, and neither Agent nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Borrower or Guarantor, or any Subsidiary of any Borrower or Guarantor, for any act or failure to act in connection with the exercise of the IP Use Rights, except to the extent that any such act or failure to act is found by a final and non-appealable order of a court of competent jurisdiction to have resulted from Agent’s own gross negligence or willful misconduct in breach of a duty owed to such Borrower or Guarantor, or such Subsidiary of any Borrower or Guarantor.  Borrowers and Guarantors hereby agree to defend, indemnify and hold harmless Agent and its officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates against:  (i) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the exercise by Agent of the IP Use Rights, and (ii) all losses or expenses in any way suffered, incurred, or paid by Agent as a result of or in any way arising out of, or a result of the exercise by Agent of the IP Use Rights (including without limitation, reasonable attorneys’ fees and reasonable expenses), except for losses resulting from Agent’s gross negligence or willful misconduct as determined by a final and non-appealable order of a court of competent jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

6.1       Borrowers’ Loan Accounts.  Agent shall maintain one or more loan account(s) on its books in the name of Borrowers (collectively, the “Loan Accounts”) on which shall be recorded (i)  all Revolving Loans, Letters of Credit and other Obligations attributable or allocable to the Credit Facility, including all Special Agent Advances, (ii) all payments made by or on behalf of a Borrower in respect of the Obligations arising under or related to the Revolving Loans, including all Special Agent Advances, and all payments in respect of any Collateral, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest payable hereunder attributable or allocable to the Credit Facility. All entries in the Loan Accounts shall be made in accordance with Agent’s customary practices as in effect from time to time.  All Collateral or other collateral security held by or granted to Agent or Secured Parties by a Borrower or any third persons shall be security for the payment and performance of any and all Obligations attributable to the Credit Facility to Agent and Secured Parties (including, but not limited to, the Revolving Loans and Letters of Credit), notwithstanding the maintenance of separate accounts for Borrowers or third persons or the existence of any notes.

6.2       Statements.  Agent shall render to Borrowers a monthly statement setting forth the balance in the Loan Accounts maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses as of the end of such month.  Agent shall use its best efforts to provide such monthly statement to Borrowers by the 15th day of the next succeeding month.  Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within sixty (60) days after the date such statement has been received by Borrowers.  Until such time as Agent shall have rendered to Borrowers a written statement as provided above, the balance in the Loan Accounts shall be presumptive evidence of the amounts due and owing to Agent, and Revolving Loan Lenders by Borrowers.

6.3       Collection of Accounts.

(a)         Borrowers and Guarantors shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, with the banks set forth on Schedule 31 to the Information Certificates and such other banks as are reasonably acceptable to Agent; provided, that, not later than sixty (60) days following the date hereof (or such later date as Agent may agree in its discretion), each Borrower and Guarantor shall establish and maintain, at its expense, deposit accounts and cash management services at Wells or one of its Affiliates (except for certain local deposit accounts agreed to by Agent and Borrowers which shall be maintained with such other institutions as are reasonably acceptable to Agent) of a type and on terms reasonably satisfactory to Agent.  The banks set forth on Schedule 31 of the Information Certificates constitute all of the banks with which all Borrowers and all Guarantors have deposit account and cash management arrangements as of the date hereof and identifies each of the deposit accounts at such banks that are used for receiving receipts from particular locations of a Borrower or otherwise describes the nature of the use of such deposit account by such Borrower or Guarantor.  Such Blocked Accounts may be Central Collection Deposit Accounts, and the term Blocked Accounts shall include the Central Collection Deposit Accounts.  Borrowers and Guarantors shall retain the use of their cash, including payments and proceeds of Collateral; provided, that, at any time that a Cash Dominion Event exists or has occurred and is continuing, Agent may, at its option, instruct the banks at which the Blocked Accounts are maintained to remit the funds therein to Agent for application to the Obligations and to otherwise comply only with the instructions of Agent.  If such Cash Dominion Event ceases to exist, Agent agrees to notify such banks that such banks are no longer required to remit such funds to the Agent Payment Account or Agent, and that such banks shall transfer such funds to the operations or disbursement accounts of the applicable Borrower upon the instructions of such Borrower.  Within sixty (60) days after the date hereof, each Borrower and Guarantor shall have delivered, or caused to be delivered to Agent, a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained for which Agent has not yet received a Deposit Account Control Agreement; provided, that, Borrowers and Guarantors shall not be required to deliver such Deposit Account Control Agreements with respect to (i) any deposit account that is specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees, or their fiduciary trust accounts and (ii) an account maintained by Borrowers and a management company engaged by Borrowers for the purpose of paying the real property taxes of Borrowers and Guarantors so long as (A) Borrowers prefund the amount of taxes to be paid in such account not earlier than ten (10) Business Days prior to the date such taxes are required to be paid and (B) at all times other than the time when such account may be prefunded during such five (5) day period with the amount of taxes to be so paid, not more than $5,000 is maintained in such account. The Deposit Account Control Agreements shall provide that upon notice from Agent (which shall be given upon the existence or occurrence of a Cash Dominion Event and shall be revoked promptly after the expiration of such Cash Dominion Event), such bank will send funds on a daily basis to the Agent Payment Account and otherwise take instruction with respect to such Blocked Account only from Agent.  Promptly upon Agent’s request, each Borrower and Guarantor shall execute and deliver such agreements or documents as Agent may in good faith require in connection therewith.  Each Borrower and Guarantor agrees that after notice by Agent to the bank under the Deposit Account Control Agreement, all payments made to such Blocked Accounts or other funds received and collected by Agent, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in respect of the Obligations and therefore shall constitute the property of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, to the extent of the then outstanding Obligations.

(b)         For purposes of calculating the amount of the Revolving Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Revolving Loans and other Obligations in respect thereof on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and prior to 12:00 p.m., and if not, then on the next Business Day.  For the purposes of calculating interest on the Revolving Loans and other Obligations in respect thereof, for the sole and equal benefit of Wells Fargo, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the same day of the receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are prior to 12:00 p.m., and if not, then on the next Business Day.

(c)          Each Borrower and Obligor and its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly, upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or if a Cash Dominion Event

exists or has occurred and is continuing, at Agent’s option, remit the same or cause the same to be remitted, in kind, to the Agent Payment Account.  In no event shall the same be commingled with any Borrower’s or Obligor’s funds.  Borrowers and Guarantors agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or any other deposit account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank or Person.  The obligation of Borrowers and Guarantors to reimburse Agent for such amounts pursuant to this Section 6.3(c) shall survive the termination or non-renewal of this Agreement.

6.4       Payments.

(a)         Borrowers shall pay all Obligations when due.  Payments on Obligations shall be made by Borrowers remitting funds to the Agent Payment Account or, at any time during a Cash Dominion Event, by payments and proceeds of Collateral being directly remitted to the Agent Payment Account as provided in Section 6.3 hereof or such other place as Agent may designate from time to time.  So long as no Priority Event shall have occurred and be continuing or will result from any of the following payment applications, Agent shall apply payments received or collected from Borrowers or Obligors or for the account of Borrowers or Obligors (including the monetary proceeds of collections or of realization upon any Collateral) to the specific Obligation designated by Borrowers in connection with such payment in the following order of priority:

(i)                       first, to pay in full all indemnities or expense reimbursements then due to Agent from Borrowers and Obligors (other than fees);

(ii)                    second, ratably to pay in full indemnities or expense reimbursements then due to Lenders from Borrowers and Guarantors (other than fees);

(iii)                 third, ratably to pay in full all fees payable by Borrowers under the Financing Agreements then due;

(iv)                fourth, ratably to pay in full interest due in respect of the Loans (including Special Agent Advances);

(v)                   fifth, to pay or prepay principal in respect of Special Agent Advances;

(vi)                sixth, ratably to pay principal in respect of the Revolving Loans then outstanding (whether or not then due) until paid in full;

(vii)             seventh, to cash collateralize any outstanding Letters of Credit if required under the terms of this Agreement;

(viii)          eighth, to pay any Obligations due in respect of the Bank Products, if any;

(ix)                ninth, to pay any Obligations owed to Defaulting Lenders; and

(x)                   tenth, to pay any other Obligations then due, in such order and manner as Agent determines.

(b)         Notwithstanding anything to the contrary contained in Section 6.4(a), from and after the commencement of a Priority Event, unless waived in writing by Agents and Lenders, Agents shall apply payments received or collected from Borrowers or Obligors or for the account of Borrowers or Obligors

(including the monetary proceeds of collections or of realization upon any Collateral) as follows:

(i)                       first, to pay in full the costs and expenses of Agent for the collection and enforcement of the Obligations and for the protection, preservation or sale, disposition or other realization upon the Collateral, including all expenses, liabilities and advances (including Special Agent Advances) incurred or made by or on behalf of Agent, in connection therewith (including attorneys’ fees and legal expenses and other expenses of Agent);

(ii)                    second, ratably to pay that portion of the Obligations constituting indemnities and other amounts (other than principal, interest and fees) then due to Revolving Loan Lenders and Issuing Bank;

(iii)                 third, to the extent not previously reimbursed by the Revolving Loan Lenders, to pay Agent that portion of the Obligations constituting principal and accrued and unpaid interest on any Special Agent Advances;

(iv)                fourth, ratably to pay that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans and other Obligations, and fees;

(v)                   fifth, to pay that portion of the Obligations constituting unpaid principal of the Revolving Loans;

(vi)                sixth, to cash collateralize any outstanding Letters of Credit;

(vii)             seventh, to pay any Obligations due with respect to the Bank Products up to the sum of (A) the amount of the Bank Product Reserve then in effect for such Obligations plus (B) up to $5,000,000 for such Obligations for which no Bank Product Reserve has been established;

(viii)          eighth, to pay any remaining Obligations due in respect of the Bank Products;

(ix)                ninth, to pay any Obligations owed to Defaulting Lenders; and

(x)                   tenth, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.

(c)          Notwithstanding anything to the contrary contained in this Agreement:

(i)                       if the payment of any expenses, costs, scheduled servicing fees (such servicing fees to consist of scheduled servicing fees existing on the date hereof along with any increases to such servicing fees which have been consented to by Wells Fargo) and/or interest (other than default interest charged during the existence of an Event of Default) to Agent for the account of itself and Lenders would accrue and become due but for the occurrence of an Insolvency Event and any such amounts are not allowed or allowable in whole or in part (any such amounts are hereinafter referred to as the “Specified Amounts”), then Agent and Lenders shall receive payment in full of the Specified Amounts (but not the items excluded from Specified Amounts above); provided, that nothing herein shall prevent Agent or the Lenders from recovering any default interest charged during the existence of an Event of Default from any Borrower or Guarantor not subject to an Insolvency Event;

(ii)                    should any payment or distribution on security or instrument or proceeds thereof be received by a Lender other than in accordance with this Section 6.4, such Lender shall receive and hold the same in trust, for the benefit of Agent, the other Lenders and the Bank Product Providers, and shall forthwith deliver the same to Agent (together with any endorsement or assignment of such Lender where necessary), for application by Agent to the Obligations in accordance with the terms of this Section 6.4;

(iii)                 unless so directed by Borrowers, Agent shall not apply any payments which it receives to any Loans that are LIBOR Rate Loans except on the expiration date of the Interest Period applicable to any such Loans that are LIBOR Rate Loans and if payments are received or collected from Borrowers that otherwise would be applied to LIBOR Rate Loans, provided no Cash Dominion Event exists or has occurred and is continuing, Borrowers may instruct Agent to remit such funds to Borrowers, otherwise, such payments shall be held by Agent and shall bear interest at the Federal Funds Rate per annum commencing on the second Business Day following the date such payments are received or collected from Borrowers and continuing through the date such payments are applied to the Obligations, which shall be upon the expiration of the first Interest Period after receipt or collection of such payments, to the extent of the principal amount of the applicable LIBOR Rate Loan or otherwise, in Agent’s sole discretion, remitted to Borrowers; and

(iv)                to the extent any Borrower uses any proceeds of the Loans or Letters of Credit to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the obligations shall be deemed applied first to the Obligations arising from Loans and Letters of Credit that were not used for such purposes and second to the Obligations arising from Loans and Letters of Credit the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights or use.

(d)         Except as otherwise expressly provided to the contrary in Section 3.2, Section 2.3(k) or Section 3.3(a), (i) all interest and all other fees payable hereunder or under any of the other Financing Agreements (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.3(k) shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Financing Agreements, and all other costs and expenses of the Lender shall be due and payable on the earlier of (A) the first day of the month following the date on which the applicable costs and expenses (including the costs and expenses of the Lender Group) were first incurred, or (B) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs or expenses (including the costs and expenses of the Lender Group) to any of the Loan Accounts pursuant to the provisions this Section 6.4(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (B)).  At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the any of the Loan Accounts.  All amounts (including interest, fees, costs, expenses, including the expenses of the Lender Group, or other amounts payable hereunder or under any other Financing Agreement or under any Bank Product Agreement) charged to any of the Loan Accounts shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement). Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, restrictions or conditions of any kind.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Borrowers shall be liable to pay to Agent and Lenders, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 6.4(d) shall remain effective notwithstanding any contrary action which may be taken by any Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.4(d) shall survive the payment of the Obligations and the termination of this Agreement.

6.5       Authorization to Make Loans.  Agent and Lenders are authorized to make the Revolving Loans and provide the Letters of Credit based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Agent, if such Revolving Loans are necessary to satisfy any Obligations; provided, however, that Agent and Lenders shall direct the Revolving Loans only into those accounts of a Borrower authorized in writing by more than one Authorized Officer.  The foregoing sentence notwithstanding, if Agent or a Lender makes a Revolving Loan into an account of a Borrower designated by a Person who no longer is an Authorized Officer and Agent did not receive notice that such Person is no longer an Authorized Officer, such Revolving Loan will still be considered an Obligation hereunder.  All requests for Revolving Loans or Letters of Credit hereunder shall be made in accordance with Section 2.2.  All Revolving Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers or when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.  Unless otherwise agreed by Agent and Borrowers, any Revolving Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

6.6       Use of Proceeds.  Borrowers shall use the proceeds of the Loans provided by or on behalf of Lenders to Borrowers hereunder only for (a) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and consummation of any other permitted transactions contemplated hereby which will take place on the date hereof, (b) the repurchase of shares of Equity Interests to the extent permitted by the terms and condition of this Agreement, and (c) for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof.  None of the proceeds of any Loans or Letters of Credit (i) will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (ii) will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (iii) will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

7.1       Collateral Reporting.

(a)         Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i)                       as soon as possible after the end of each month (but in any event within twenty (20) Business Days after the end thereof), on a monthly basis, and at any time an Increased Collateral Reporting Event exists or has occurred and is continuing, more frequently as Agent may request: (A) Inventory reports by category, (B) a Collateral mix report, in form and substance satisfactory to Agent; (C) a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by any Borrower or Guarantor during the immediately preceding month, subject to year-

end or periodic adjustments; provided, that, if such Increased Collateral Reporting Event ceases to exist as determined by Agent, Borrowers shall thereafter deliver such collateral reports described in this Section 7.1(a)(i) on a monthly basis as provided herein;

(ii)                    as soon as possible after the end of each month (but in any event within twenty (20) Business Days after the end thereof), on a monthly basis, a Borrowing Base Certificate, certified by the principal accounting officer, treasurer or principal financial officer of each Borrower as true and correct, which shall include the calculation of the Compliance Excess Availability and the calculation of Net Amount of Eligible Credit Card Receivables, Net Amount of Eligible Damaged Goods Vendors Receivables and Net Amount of Eligible Sell-Off Vendors Receivables after giving effect to the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof; provided, that, at any time an Increased Collateral Reporting Event exists or has occurred and is continuing, as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof), a Borrowing Base Certificate duly executed and together with all schedules required pursuant to the terms of each such Borrowing Base Certificate duly completed, and if such Increased Collateral Reporting Event ceases to exist as determined by Agent, Borrowers shall thereafter deliver a Borrowing Base Certificate on a monthly basis as provided herein;

(iii)                 as soon as possible after the end of each fiscal month (but in any event within twenty (20) Business Days after the end thereof), on a monthly basis, and at any time an Increased Collateral Reporting Event exists or has occurred and is continuing, more frequently as Agent may request, (A) perpetual Inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, bailees or other third parties in possession of the Collateral); (B) the addresses of all new retail store locations of any Borrower or Guarantor opened, and existing retail store locations closed or sold, in each case during the immediately preceding fiscal month, and (C) a report of all deposit accounts (including without limitation local retail store deposit accounts) opened by any Borrower or Guarantor with any bank during the immediately preceding fiscal month, which report shall include the Borrower or Guarantor in whose name the account is maintained, the account number of such account, the name and address of the bank at which such account is maintained, the purpose of such account and the amount held in such account if any, on or about the date of such report; provided, that, if such Increased Collateral Reporting Event ceases to exist as determined by Agent, Borrowers shall thereafter deliver such collateral reports described in this Section 7.1(a)(iii) on a monthly basis as provided herein;

(iv)                as soon as possible after the end of each fiscal quarter (but in any event within twenty (20) Business Days after the end thereof), on a quarterly basis, and at any time an Increased Collateral Reporting Event exists or has occurred and is continuing, more frequently as Agent may request, a report detailing Inventory turnover; provided, that, if such Increased Collateral Reporting Event ceases to exist as determined by Agent, Borrowers shall thereafter deliver such collateral reports described in this Section 7.1(a)(iv) on a quarterly basis as provided herein;

(v)                   upon the occurrence and during the continuance of an Event of Default or during such time as Agent performs an audit or examination of the Borrowers and Guarantors, upon Agent’s reasonable request, (A) amounts owing to owners and lessors of retail store locations, (B) copies of all bank statements, (C) copies of shipping and delivery documents, and (D) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor;

(vi)                upon Agent’s reasonable request, (A) reports of sales for each category of Inventory, (B) reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to each Borrower related to the applicable documentary Letter of Credit and/or bill of lading number, (C) copies of remittance advices and reports, (D) copies of bank statements relating to the Blocked Accounts, (E) reports by retail store location of sales and operating profits for each such retail store location, and (F) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises (except for the retail store locations), warehouses, fulfillment centers, bailees and other third parties from time to time in possession of any Collateral);

(vii)             upon the occurrence and during the continuance of an Event of Default, as frequently as Agent may request, (A) the monthly statements received by any Borrower or Guarantor or any of its Affiliates from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements, (B) a report of credit card sales during the preceding month, including the amount of the chargebacks, fees, factored receivables, and credits with respect thereto and providing an aging of such sales identifying those outstanding more than five (5) days since the sale date giving rise thereto, and (C) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals; and

(viii)          such other reports as to the Collateral as Agent shall reasonably request from time to time.

(b)         If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower or Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2       Accounts Covenants.

(a)         Each Borrower and Guarantor shall notify Agent promptly of the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any material disputes with any of such persons or any settlement, adjustment or compromise thereof and all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor.  No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of such Borrower’s or Guarantor’s business in accordance with the current practices of such Borrower or Guarantor as in effect on the date hereof.  So long as an Event of Default exists or has occurred and is continuing, no Borrower or Guarantor shall, without the prior consent of Agent, settle, adjust or compromise any material claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor.  At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

(b)         With respect to each Credit Card Agreement:  (i) no payments shall be made thereunder except payments delivered to Agent pursuant to the terms of this Agreement, (ii) there shall be no material setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, and (iii) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations in any material respect, all documentation relating thereto will be legally sufficient under such laws and regulations in all material respects and all such documentation will be legally enforceable in accordance with its terms.

(c)          Each Borrower and Guarantor shall notify Agent promptly of:  (i) any notice of a material default by such Borrower or Guarantor under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower or Guarantor; (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower or Guarantor from such person, or that such person is terminating or will terminate any of the Credit Card Agreements; and (iii) the failure of such Borrower or Guarantor to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower or Guarantor.

(d)         Upon an Event of Default, Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3       Inventory Covenants.

(a)         Each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of such Borrower’s or Guarantor’s Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto.

(b)         Each Borrower and Guarantor shall conduct a physical count of its Inventory either through periodic cycle counts or wall to wall counts, so that all Inventory is subject to such counts at least once each year, but at any time or times as Agent may request on or after an Event of Default, and, promptly following such physical inventory count (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count.

(c)          No Borrower or Guarantor shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of such Borrower’s or Guarantor’s business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein.

(d)         Upon Agent’s request, Borrowers and Guarantors shall, at their expense, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely as follows: (i) if any Revolving Loans have been outstanding (but, for the avoidance of doubt, without regard to any Letters of Credit that may be or may have been outstanding) during any twelve (12) month period ending on the last day of the then current month, no more than one (1) such written appraisal in any twelve (12) month period, (ii) if Compliance Excess Availability is at any time less than or equal to twenty (20%) percent of the Revolving Loan Limit, no more than two (2) such written appraisals in any twelve (12) month period, or (iii) if a Default or an Event of Default exists or has occurred and is continuing, such number of written appraisals as Agent may request; provided, that, at any time or times as Agent may request, at Agent’s expense, Agent may arrange to have appraisals conducted as to the Inventory.

(e)          Upon Agent’s request, Borrowers and Guarantors shall, at their expense, deliver or cause to be delivered to Agent field examinations as to the Inventory in form, scope and methodology acceptable to Agent and by a field examiner acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely as follows: (i) if any Revolving Loans have been outstanding (but, for the avoidance of doubt, without regard to any Letters of Credit that may be or may have been outstanding) during any twelve (12) month period ending on the last day of the then current month, no more than one (1) such field exam in any twelve (12) month period, (ii) if Compliance Excess Availability is at any time less than or equal to twenty (20%) percent of the Revolving Loan Limit, no more than two (2) such field examinations in any twelve (12) month period, or (iii) if a Default or an Event of Default exists or has occurred and is continuing, such number of field examinations as Agent may request; provided, that, at any time or times as Agent may request, at Agent’s expense, Agent may arrange to have field examinations conducted as to the Inventory.

(f)           Upon Agent’s request, Borrowers and Guarantors shall, at their expense, conduct through Washington Inventory Service or another inventory counting service acceptable to Agent, a physical count of the Inventory in form, scope and methodology acceptable to Agent, the results of which shall be reported directly by such inventory counting service to Agent and Borrowers and Guarantors shall promptly deliver confirmation in a form reasonably satisfactory to Agent that appropriate adjustments have been made to the inventory records of Borrowers and Guarantors to reconcile the inventory count to Borrowers’ and Guarantors’ inventory records, as follows: (i) if any Revolving Loans have been outstanding (but, for the avoidance of doubt, without regard to any Letters of Credit that may be or may have been outstanding) during any twelve (12) month period ending on the last day of the then current month, no more than one (1) such written appraisal in any twelve (12) month period, and at a time to coincide with Borrowers’ and or Guarantors’ physical count of the Inventory, (ii) if Compliance Excess Availability is at any time less than or equal to twenty (20%) percent of the Revolving Loan Limit, no more than two (2) such physical counts in any twelve (12) month period, and at a time to coincide with Borrowers’ and or Guarantors’ physical count of the Inventory, or (iii) if a Default or an Event of Default exists or has occurred and is continuing, such number of physical counts as Agent may request; provided, that, at any time or times as Agent may request, at Agent’s expense,  Agent may arrange to have written reports or appraisals conducted as to the Inventory.

(g)          Each Borrower and Guarantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto).

(h)         None of the Inventory or other Collateral constitutes farm products or the proceeds thereof.

(i)             Each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory.

(j)            No Borrower or Guarantor shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower or Guarantor to repurchase such Inventory except for the right of return given to retail customers of any Borrower or Guarantor in the ordinary course of the business of such Borrower or Guarantor in accordance with the then current return policy of such Borrower.

(k)         Each Borrower and Guarantor shall keep the Inventory in good and marketable condition.

(l)             No Borrower or Guarantor shall, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by such Borrower or Guarantor to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

7.4       Equipment Covenants.  With respect to the Equipment:  (a) upon Agent’s request, Borrowers and Guarantors shall, at their expense, at any time or times as Agent may request after the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall use commercially reasonable efforts to keep the Equipment in good order, repair and running (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers and Guarantors in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers and Guarantors assume all responsibility and liability arising from the use of the Equipment.

7.5       Bills of Lading and Other Documents of Title.

(a)                                 On and after the date hereof, with respect to goods purchased by a Borrower in transit to the premises of such Borrower or the premises of a Freight Forwarder in the United States of America (i) if Borrowers have elected to comply with the eligibility criteria in clause (c)(i)(A) of the definition of Eligible In-Transit Inventory and the eligibility criteria of clause (f)(i) of the definition of Eligible In-Transit LC Inventory, each Borrower shall cause all bills of lading or other documents of title relating to such goods to be issued in a form so as to constitute negotiable documents as such term is defined in the UCC, (ii) if Borrowers have elected to comply with the eligibility criteria in clause (c)(i)(B) or (C) of the definition of Eligible In-Transit Inventory and the eligibility criteria of clause (f)(ii) or (iii) of the definition of Eligible In-Transit LC Inventory, each Borrower shall cause all bills of lading or other documents of title relating to such goods to be issued in a form so as to constitute non-negotiable documents as such term is defined in the UCC and (iii) other than those relating to goods being purchased pursuant to a Letter of Credit, to be issued either to the order of Agent or such other person as Agent may from time to time designate for such purpose as consignee or such Borrower as consignee.

(b)         There shall be no more than three (3) originals of any bills of lading and other documents of title relating to goods being purchased by a Borrower which are outside the United States of America and in transit to the premises of such Borrower or the premises of a Freight Forwarder in the United States of America.  As to any such bills of lading or other documents of title, unless and until Agent shall direct otherwise, three (3) originals of each of such bill of lading or other document of title shall be delivered to such Freight Forwarder as such Borrower may specify and that is party to a Collateral Access Agreement. Upon the request of Agent, one (1) original of each such bill of lading or other document of title shall be delivered to Agent.  To the extent that the terms of this Section 7.5 have not been satisfied as to any Inventory, such Inventory shall not constitute Eligible Inventory, except as Agent may otherwise agree.

7.6       [Reserved.]

7.7       Power of Attorney.

(a)         Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s or Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s or Guarantor’s, or Agent’s name, to, at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral, (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements, (x) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (xi) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (xii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (xiii) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (xiv) clear Inventory the purchase of which was financed with Letters of Credit through U.S. Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s own name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (xv) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.

(b)         Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.8       Right to Cure.  Agent may, at its option, upon notice to Borrowers, (a) cure any default by any Borrower or Obligor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Obligor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto.  Agent may add any amounts so expended to the Obligations and charge any of the Loan Accounts therefor, such amounts to be repayable by Borrowers on demand.  Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or any Obligor.  Any payment made or other action taken by Agent or any Lender under this Section shall be (a) made by Agent or such Lender after Agent or such Lender makes reasonable efforts to consult with Borrowers with respect thereto, and (b) without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.9       Access to Premises; Inspection Rights.

(a)         Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense in accordance with the provisions of Section 9.20 hereof, subject to the limitations set forth below in Sections 7.3(d), (e) and (f), as applicable.

(b)                                 Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, inventory counts, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense in accordance with the provisions of Section 9.20 hereof, , subject to the limitations set forth below in Sections 7.3(d), (e) and (f), as applicable.

SECTION 8. REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letters of Credit to Borrowers:

8.1       Corporate Existence, Power and Authority.  Each Borrower and Guarantor, and each of its Subsidiaries, is a corporation or limited liability company duly organized and in good standing under the laws of its state of incorporation or formation identified in its Information Certificate and is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower’s or Guarantor’s financial condition, results of operation or business or the rights of Agent in or to any of the Collateral.  The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder by each Borrower and Guarantor (a) are all within such Borrower’s or Guarantor’s corporate or limited liability company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of such Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by-laws, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its property are bound, except for those lease agreements of Lerner for which Lerner did not obtain consents from the parties thereto with respect to this Agreement, and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of such Borrower or Guarantor other than liens in favor of Agent or any Lender as contemplated hereby.  This Agreement and the other Financing Agreements to which each Borrower and Guarantor is a party constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable in accordance with their respective terms.

8.2       Name; State of Organization; Chief Executive Office; Collateral Locations.

(a)         The exact legal name of each Borrower and Guarantor is as set forth on the signature pages of this Agreement and in each Borrower’s and Guarantor’s Information Certificate, subject to the rights of Borrowers and Guarantors to change names in accordance with Section 9.1(b) hereof.  No Borrower or Guarantor has, during the five years immediately prior to the date hereof, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in such Borrower’s or Guarantor’s Information Certificate.

(b)         Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in such Borrower’s and Guarantor’s Information Certificate.  Each Borrower’s and Guarantor’s Information Certificate accurately sets forth the organizational identification number of such Borrower or Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of such Borrower and Guarantor, subject to the right of each Guarantor or Borrower to change names in accordance with Section 9.1(c) hereof.

(c)          The chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address(es) identified as such in such Borrower’s and Guarantor’s Information Certificate, subject to the rights of each Borrower and Guarantor to change its chief executive office or its mailing address in accordance with Section 9.1(c) hereof, and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in such Borrower’s or Guarantor’s Information Certificate, subject to the rights of Borrowers and Guarantors to establish new locations in accordance with Section 9.2 hereof.  Each Borrower’s and Guarantor’s Information Certificate correctly identifies any of such locations which are not owned by such Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3       Financial Statements; No Material Adverse Change.  All financial statements relating to Borrowers, Guarantors and their Subsidiaries (or any of them) which have been or may hereafter be delivered by Borrowers and Guarantors (or any of them) to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Borrowers, Guarantors and their Subsidiaries as at the dates and for the periods set forth therein.  Except as disclosed in any interim financial statements furnished by Borrowers or Guarantors to Agent prior to the date of this Agreement or otherwise fully and accurately disclosed to Agent in writing, there has been no act, condition, circumstance or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrowers, Guarantors and their Subsidiaries furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement.

8.4       Priority of Liens; Title to Properties.  The security interests and liens granted to Agent under this Agreement and the other Financing Agreements upon filing the appropriate documents (including UCC financing statements), but only if and to the extent that a security interest may be so perfected under applicable laws, constitute or deemed necessary by Agent to maintain valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on the Information Certificates and the other liens permitted under Section 9.8 hereof.

8.5       Tax Returns.  Each Borrower and Guarantor and each of their Subsidiaries has filed, or caused to be filed, in a timely manner (including any extensions) all federal income tax returns and all other material tax returns, reports and declarations that are required to be filed by it.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Each

Borrower and Guarantor and each of their Subsidiaries has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes (i) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor and such Subsidiary have and with respect to which adequate reserves have been set aside on its books or (ii) the nonpayment of which could not reasonably be expected to have a Material Adverse Effect.  Each Borrower and Guarantor and each of their Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable and whether or not disputed.

8.6       Litigation.  There are no investigations by any Governmental Authority pending, or to the best of each Borrower’s and Guarantor’s knowledge threatened, against or affecting any Borrower, Guarantor or any of their Subsidiaries, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower’s and Guarantor’s knowledge threatened, against any Borrower, Guarantor or any of their Subsidiaries or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower, Guarantor or such Subsidiaries has or could reasonably be expected to have a Material Adverse Effect.

8.7       Compliance with Other Agreements and Applicable Laws.  Except for those lease agreements of Lerner for which Lerner did not obtain consents from the parties thereto with respect to this Agreement, no Borrower or Guarantor or any of their Subsidiaries is in default in any respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound which could reasonably be expected to have a Material Adverse Effect.  Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower, Guarantor and each of their Subsidiaries is in compliance in all respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

8.8       Environmental Compliance.

(a)         Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, no Borrower, Guarantor or any of their Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any permit issued to any Borrower, Guarantor or any of their Subsidiaries under Environmental Law, and the operations of Borrowers, Guarantors and their respective Subsidiaries comply in all material respects with all Environmental Laws and all permits issued to any Borrower, Guarantor and any of their Subsidiaries under Environmental Law.

(b)         Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower’s and Guarantor’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower, Guarantor or Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials by such Borrower, Guarantor or any of their Subsidiaries or any other environmental, health or safety matter involving such Borrower, Guarantor or any of their Subsidiaries, which adversely affects or would reasonably be expected to adversely affect in any material respect such Borrower, Guarantor or any of their Subsidiaries or their business, operations or assets or any properties at which such Borrower, Guarantor or any of their Subsidiaries has transported, stored or disposed of any Hazardous Materials.

(c)          Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, no Borrower, Guarantor or any of their Subsidiaries has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d)         Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, each Borrower, Guarantor and any of their Subsidiaries has all permits required to be obtained or filed in connection with the operations of such Borrower, Guarantor or Subsidiary under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other permits are valid and in full force and effect.

8.9       Employee Benefits.

(a)         Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law and each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is still within the remedial amendment period (as defined in Section 401(b) of the Code) to obtain a favorable determination letter.  Each Borrower and Guarantor and its ERISA Affiliates have made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Pension Plan.

(b)         Except as could not reasonably be expected to have a Material Adverse Effect, there are no pending, or to the best of each Borrower’s and Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, and there has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)          (i)                                     Except as could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of the assets of each Pension Plan (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code) are not exceeded by such Pension Plan’s liabilities under Section 4001(a)(16) of ERISA in an amount that could reasonably be expected to have a Material Adverse Effect; (iii) no Borrower or Guarantor or any of its ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) in an amount which could reasonably be expected to have a Material Adverse Effect; (iv) no Borrower or Guarantor or any of its ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect; and (v) no Borrower or Guarantor or any of its ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

8.10                        Bank Accounts, etc.  All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on such Borrower’s or Guarantor’s Information Certificate, subject to the right of Borrowers and Guarantors to establish new accounts in accordance with Section 5.2(d) hereof.

8.11                        Intellectual Property.

(a)         Each Borrower, Guarantor and each of their Subsidiaries owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, no Borrower, Guarantor or any of their Subsidiaries owns any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in such Borrower’s or Guarantor’s Information Certificate and has not granted any licenses with respect thereto other than as set forth in such Borrower’s or Guarantor’s Information Certificate.  To the best of each Borrower’s and Guarantor’s knowledge, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of any Borrower’s, Guarantor’s or Subsidiary’s Intellectual Property rights the loss of which could reasonably be expected to have a Material Adverse Effect.  To the best of each Borrower’s and Guarantor’s knowledge, except as could not reasonably be expected to have a Material Adverse Effect: (i) no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower, Guarantor or any of their Subsidiaries infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently, and (ii) and no claim or litigation is pending or threatened against or affecting any Borrower, Guarantor or any of their Subsidiaries contesting its right to sell or use any such Intellectual Property.  Each Borrower’s and Guarantor’s Information Certificate sets forth all of the agreements of such Borrower, Guarantor and any of their Subsidiaries pursuant to which such Borrower, Guarantor of Subsidiary has a license or other right to use any material trademarks, logos, designs or other material Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor or any of their Subsidiaries after the date hereof, including any such license agreements by any of the IP Holdcos to any Borrower or Guarantor, collectively, the “IP License Agreements” and individually, an “IP License Agreement”).

(b)         No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower, Guarantor or any of their Subsidiaries which is owned by another person, or owned by such Borrower, Guarantor or Subsidiary subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person, except (i)  as set forth on such Borrower’s or Guarantor’s Information Certificate, (ii) to the extent permitted under the term of the IP License Agreements listed on such Borrower’s or Guarantor’s Information Certificate, or (iii) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower, Guarantor or Subsidiary under applicable law (including the United States Copyright Act of 1976).

8.12                        Subsidiaries; Affiliates; Capitalization; Solvency.

(a)         No Borrower or Guarantor has any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in such Borrower’s or Guarantor’s Information Certificate.

(b)         Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding Equity Interests of each of the Subsidiaries listed on such Borrower’s or Guarantor’s Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such Equity Interests of any of Subsidiary of a Borrower or Guarantor are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary of a Borrower or Guarantor is or may become bound to issue additional Equity Interests or securities convertible into or exchangeable for such interests.

(c)          The issued and outstanding shares of Equity Interests of each Borrower and Guarantor and their Subsidiaries are directly and beneficially owned and held by the persons indicated in such Borrower’s or Guarantor’s Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as may be permitted under the terms of the Financing Agreements.

(d)         Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

8.13                        Labor Disputes.

(a)         Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Borrower, Guarantor or any of their Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of such Borrower, Guarantor or Subsidiary on the date hereof.

(b)         Except as could not reasonably be expected to have a Material Adverse Effect, there is (i) no unfair labor practice complaint pending against any Borrower, Guarantor or any of their Subsidiaries or, to the best of such Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against such Borrower, Guarantor or Subsidiary or, to best of such Borrower’s or Guarantor’s knowledge, threatened against it, and (ii) no strike, labor dispute, slowdown or stoppage is pending against any Borrower, Guarantor or any of their Subsidiaries or, to the best of such Borrower’s or Guarantor’s knowledge, threatened against such Borrower, Guarantor or Subsidiary.

8.14                        Restrictions on Subsidiaries.  Except for restrictions contained in this Agreement, the Transition Services Agreement, or any other agreement with respect to Indebtedness of any Borrower, Guarantor or any of their Subsidiaries permitted hereunder as in effect on the date hereof (or hereafter in effect pursuant to any refinancing thereof permitted under the terms of this Agreement), there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrowers, (ii) between any Borrower or Guarantor and any Subsidiary of a Borrower or Guarantor, or (iii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15                        Material Contracts. Schedule 8.15 hereto sets forth a list of all Material Contracts to which any Borrower, Guarantor or any of their Subsidiaries is a party or is bound as of the date hereof.

Each Borrower and Guarantor has delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof.  No Borrower, Guarantor or any of their Subsidiaries is in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16                        Credit Card Agreements.  Set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements as of the date hereof and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower or Guarantor, any of their Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates.  The Credit Card Agreements constitute all of such agreements necessary for Borrowers and Guarantors to operate their business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower or Guarantor arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower or Guarantor has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom such Borrower or Guarantor has entered into a Credit Card Agreement in accordance with Section 9.21 hereof.  Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower or Guarantor that is party thereto and to the best of each Borrower and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect.  Except as could not reasonably (i) be expected to have a Material Adverse Effect or (ii) result in the cessation of the transfer of payments under any Credit Card Agreement to the Blocked Accounts as required under this Agreement, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred.  The applicable Borrower and Guarantors and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower or Guarantor to be entitled to receive all payments thereunder which constitute proceeds of Eligible Credit Card Receivables.  Borrowers and Guarantors have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

8.17                        Payable Practices.  Borrowers and Guarantors have not made any material changes in their historical accounts payable practices from those in effect immediately prior to the date hereof.

8.18                        Accuracy and Completeness of Information.  All information furnished by or on behalf of any Borrower or Guarantor or any of their Subsidiaries in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificates is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.  As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

8.19                        No Defaults.  As of the date hereof, no event has occurred and is continuing that constitutes (a) an Event of Default or Default hereunder, or (b) except as could not reasonably be expected to have a Material Adverse Effect, a default or event of default under the Transition Services Agreement.

8.20                        Transition Services.  As of the date hereof, the only material services being provided to Borrowers and Guarantors under the Transition Services Agreement are logistics or other such Inventory processing and handling services.

8.21                        Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

8.22                        OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  No Loan Party or any of its Subsidiaries is in violation of any Sanctions.  No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws.  No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

8.23                        Margin Stock.  Neither any Loan Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.  Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.

8.24                        IP Holdco Subsidiaries.  The IP Holdco Subsidiaries (a) do not own or use assets, other than the Intellectual Property set forth on Schedule 8.14 hereto as may be updated form time to time after the Amendment No. 1 Effective Date in accordance with Section 9.28 hereof, (b) do not have any liabilities (other than liabilities of a de minimis nature, except as permitted by Section 9.9(d) hereof) or any encumbrances on their assets (other than encumbrances permitted by Sections 9.7(b)(iii), (xi), (xii) and 9.8(m) hereof), or (c) do not engage in any business activity, other than maintenance and licensing of Intellectual Property to Borrowers and Guarantors or other Persons in accordance with the terms hereof.

8.25                        Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1       Maintenance of Existence.

(a)         Except as permitted under Section 9.7 hereof, each Borrower and Guarantor shall, and shall cause each of their Subsidiaries, at all times preserve, renew and keep in full force and effect its corporate existence and material rights and franchises with respect thereto and maintain in full force and effect all material licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and permits necessary to carry on the business as presently or proposed to be conducted.

(b)         No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days’ prior written notice from such Borrower or Guarantor of such proposed change in its corporate name, which notice shall accurately set forth the new name (other than in the case of Lerner New York, Inc. in connection with certain tax planning transaction of Borrowers and Guarantors, in which case Agent shall have received not less than ten (10) days’ prior written notice of such change); and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c)          No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from such Borrower or Guarantor of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.  Without the prior written consent of Agent, such consent not to be unreasonably withheld, no Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

9.2       New Collateral Locations.  Any Borrower or Guarantor may open any new location within the continental United States provided such Borrower or Guarantor (a) gives Agent written notice of the opening of any such new location on or before the date such Borrower or Guarantor decides to open such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3       Compliance with Laws, Regulations, Etc.

(a)         Except as could not reasonably be expected to cause a Material Adverse Effect, each Borrower and Guarantor shall, and shall cause its respective Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

(b)         Each Borrower and Guarantor shall give written notice to Agent promptly upon such Borrower’s or Guarantor’s receipt of any notice of, or such Borrower’s or Guarantor’s otherwise obtaining knowledge of any of the following, except if it could not reasonably be expected to have a Material Adverse Effect, (i) the occurrence of any event involving the unpermitted release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower, Guarantor or any of their Subsidiaries or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower, Guarantor or any of their Subsidiaries or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower, Guarantor or any of their Subsidiaries, other than in the ordinary course of business and other than as permitted under any applicable Environmental Law.  At the request of Agent, Borrowers and Guarantors shall promptly furnish to Agent copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations with respect to the foregoing.  Borrowers and Guarantors shall, and shall cause their Subsidiaries to, take prompt action to respond to any material non-compliance with any of the Environmental Laws and, at the request of Agent, shall regularly report to Agent on such response.

(c)          Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower, Guarantor or any of their Subsidiaries in order to avoid any non-compliance, with any Environmental Law except with respect to such non-compliance that could not reasonably be expected to have a Material Adverse Effect, Borrowers and Guarantors shall, and shall cause their Subsidiaries, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental consultant reasonably acceptable to Agent to assess such non-compliance or alleged non-compliance with such Environmental Laws (including sampling and analysis, if necessary) and prepare and deliver to Agent a report as to such non-compliance setting forth the results of any sampling or analysis, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such consultant whenever the scope of such non-compliance, or any Borrower’s, Guarantor’s or any of their Subsidiaries’ response thereto or the estimated costs thereof, shall change in any material respect.

(d)         Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower, Guarantor or any of their Subsidiaries, and the preparation and implementation of any closure, remedial or other required plans except to the extent such losses, claims, damages, liabilities, costs, and expenses arise out of or are attributable to the gross negligence or willful misconduct of Agent or any Lender.  All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4       Payment of Taxes and Claims.  Each Borrower and Guarantor shall, and shall cause its Subsidiaries to, duly pay and discharge all Taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for Taxes (i) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor or its Subsidiaries, as the case may be, and with respect to which adequate reserves have been set aside on its books or (ii) the non-payment of which could not reasonably be expected to have a Material Adverse Effect.

9.5       Insurance.

(a)         Each Borrower and Guarantor shall, and shall cause its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage, business interruption and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer.  Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if such Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers.  All policies with regard to such insurance shall provide for at least thirty (30) days’ prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for such Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Within ten (10) days after the date hereof, Borrowers and Guarantors shall cause Agent to be named as a lender’s loss payee and an additional insured, as its interests may appear (but without any liability for any premiums), under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all such insurance policies in form and substance reasonably satisfactory to Agent.  Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower or Guarantor or any of its Affiliates.  Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in accordance with Section 6.4(a) hereof.  Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

(b)         If at any time the area in which any real property that is subject to a mortgage in favor of Lender is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to Agent and each Lender in their good faith determination from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to Agent and Lenders.

9.6       Financial Statements and Other Information.

(a)         Each Borrower and Guarantor shall, and shall cause its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower or Guarantor and its Subsidiaries in accordance with GAAP.  Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrowers and Guarantors shall notify their auditors and accountants that Agent is authorized to obtain such information directly from them.  Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, the following:

(i)                       within thirty (30) days after the end of each month, a Compliance Certificate, along with a schedule in a form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are in compliance with the covenants set forth in Section 9.17 hereof for such month;

(ii)                    within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of RTW and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by either the “chief accounting officer” or the “chief financial officer” of each Borrower, subject to normal year-end adjustments;  provided, that, at any time an Increased Financial Reporting Event exists or has occurred and is continuing, within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of RTW and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by either the “chief accounting officer” or the “chief financial officer” of each Borrower, subject to normal year-end adjustments;

(iii)                 during any Cash Dominion Event or Increased Collateral Reporting Event or on the last Business Day of any month therein, Borrowers will deliver to Agent a compliance report, in form and substance reasonably satisfactory to Agent, along with a schedule of the calculations used in determining, as of the end of such month and such other date determined by Borrowers in their sole discretion, whether either or both any Cash Dominion Event or Increased Collateral Reporting Event has ceased to exist; and

(iv)                without duplication within ninety (90) days after each Fiscal Year-End, audited consolidated financial statements and unaudited consolidating financial statements of RTW and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of RTW and its Subsidiaries as of the Fiscal Year-End of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by RTW and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of RTW and its Subsidiaries as of the Fiscal Year-End then ended.

(b)         Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $2,500,000 or which if adversely determined would result in any material adverse change in any Borrower’s or Guarantor’s business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event the applicable Borrower or Guarantor shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $2,500,000 shall have been entered against any Borrower or Guarantor or any of its properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Event of Default.

(c)          Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. Borrowers shall, in addition to the foregoing, promptly after the sending of all material business reports which any Borrower or Guarantor sends to its stockholders generally furnish or cause to be furnished to Agent copies thereof.

(d)         As soon as available but in any event by no later than the thirtieth (30th) day after each

Fiscal Year-End, Borrowers and Guarantors shall furnish or cause to be furnished to Agent such monthly budgets, forecasts, projections, borrowing availability forecasts and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may reasonably request.  Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority, or to any Lender or Participant or prospective Lender or Participant, or any financial institution engaged in the same business as Agent.  Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense and without duplication, copies of the financial statements of Borrowers and Guarantors (or any of them) and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantors (or any of them) and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower or Guarantor.  Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by party to Agent or such Lender in writing.

9.7       Sale of Assets, Consolidation, Merger, Dissolution, Etc..  No Borrower or Guarantor shall, nor shall it permit any of its Subsidiaries to, directly or indirectly:

(a)         merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; provided, however, upon prior written notice to Agent:

(i)                       a Borrower may merge into or with or consolidate with another Borrower so long as, other than with respect to a merger of Lerner New York, Inc. with and into Lerner New York Outlet, LLC in connection with certain tax planning transactions of Borrowers and Guarantors, both before and after giving effect thereto no Default, Event of Default or Material Adverse Effect exists or would occur; provided, that, in each of the foregoing cases, the surviving Borrower entity of such merger or consolidation assumes and continues to be responsible for all of the Obligations of the constituent corporations to such merger or consolidation;

(ii)                    a Guarantor may merge into or with or consolidate with another Guarantor; and

(iii)                 a Guarantor may merge into or with or consolidate with a Borrower so long as (A) such Borrower is the surviving entity with respect thereto and continues to be an organization of the type, domiciled in the state and bearing the same corporate name as existed prior to such merger or consolidation, (B) no Default or Event of Default then exists or would occur, (C) no liens, other than those permitted under the terms of this Agreement with regard to a Borrower, on the assets of such Guarantor then exist, and (D) such Borrower would not, as a result of such transaction, be liable for any Indebtedness or other obligations of such Guarantor, other than Indebtedness or other obligations which are permitted under the terms of this Agreement with regard to a Borrower;

(b)         sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Equity Interests to any other Person or any of its assets to any other Person, except for

(i)                       sales of Inventory in the ordinary course of business;

(ii)                    subleases of real property in the ordinary course of business, as disclosed to Agent pursuant to quarterly reports of such activity,

(iii)                 the abandonment or other disposition of Intellectual Property so long as (A) such Intellectual Property (1) is not material and is no longer used or useful in any material respect in the business of any Borrower, Guarantor or any of their Subsidiaries, (2) does not appear on is or otherwise not affixed to or incorporated in any Inventory or necessary in connection with the Records and (3) does not have any material value, (B) no Event of Default shall exist or have occurred and be continuing, and (C) Borrowers furnish to Agent a list of such Intellectual Property of Borrowers, Guarantors or any of their Subsidiaries so abandoned at the end of each fiscal year of Borrowers with the delivery of the Compliance Certificate required to be delivered immediately following such Fiscal Year-End of Borrowers;

(iv)                exclusive of sales or dispositions contemplated by clause (vii) hereof, the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Borrowers) in the ordinary course of business of Borrowers, Guarantors or any of their Subsidiaries so long as the value of such Equipment sold in any fiscal year is equal to or less than the value of all Equipment acquired in such year, and

(v)                   the issuance and sale by any Borrower, Guarantor or any of their Subsidiaries of Equity Interests of such Borrower, Guarantor of Subsidiary after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower, Guarantor or Subsidiary, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower, Guarantor or Subsidiary from such sale, (B) such Borrower, Guarantor or Subsidiary shall not be required to pay any cash dividends or repurchase or redeem such Equity Interests or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Equity Interests, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letters of Credit or the right of any Borrower or Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers, Guarantors or any of their Subsidiaries with Agent and Lenders or are more restrictive or burdensome to Borrowers, Guarantors and their Subsidiaries than the terms of any Equity Interests in effect on the date hereof and (D) if an Event of Default then exists, all of the proceeds of the sale and issuance of such Equity Interests shall be paid to Agent for application to the Obligations in accordance with Section 6.4(a) hereof or at Agent’s option, to be held as cash collateral for the Obligations,

(vi)                the issuance of Equity Interests of a Borrower, Guarantor or any of their Subsidiaries consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower, Guarantor or Subsidiary for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower, Guarantor or Subsidiary be required to issue, or shall such Borrower, Guarantor or Subsidiary issue, Equity Interests pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(vii)             sales or other dispositions by any Borrower of assets in connection with the closing or sale of a retail store location of such Borrower in the ordinary course of such Borrower’s business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, on the date of, and after giving effect to, any such closing or sale, (A) the number of retail store locations closed or sold by such Borrower in any fiscal year minus the number of retail stores opened by such Borrower in such fiscal year, shall not exceed the amount equal to fifteen percent (15%) of the number of retail store locations of such Borrower as of the end of the immediately preceding fiscal year, (B) Agent shall have received not less than ten (10) Business Days prior written notice of such sale or closing, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, and (E) any and all proceeds payable or delivered to such Borrower or any Guarantor in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent in accordance with the terms of this Agreement (except to the extent such proceeds reflect payment in respect of Indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such Indebtedness secured thereby),

(viii)          sales or transfers of assets between Borrowers,

(ix)                sales or transfers of assets from a Guarantor to a Borrower so long as no Default or Event of Default would occur as a result thereof,

(x)                   sales or transfers of assets among Guarantors or sales or transfers of a Subsidiary to a Borrower or Guarantor;

(xi)                the non-exclusive license of any material Intellectual Property that is included in the Borrowing Base by a Borrower, Guarantor or a Subsidiary to another Person in the ordinary course of business so long as (A) Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of to license such Intellectual Property, (B) such license is nonexclusive and on and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair market terms (as determined by the Borrower in good faith), (C) the terms of such license shall not in any way interfere, detract from or impair the IP Use Rights of Agent or otherwise affect the ability of Agent and Lenders to exercise their rights and remedies with respect to the Collateral, and (D) as of the date of and after giving effect to such license, no Default or Event of Default shall exist or have occurred; and

(xii)             the non-exclusive license of any non-material Intellectual Property by a Borrower, Guarantor or a Subsidiary to another Person in the ordinary course of business so long as (A) the terms of such license shall not in any way interfere, detract from or impair the IP Use Rights of Agent or otherwise affect the ability of Agent and Lenders to exercise their rights and remedies with respect to the Collateral, and (B) as of the date of and after giving effect to such license, no Default or Event of Default shall exist or have occurred;

(c)          except as permitted in clause (a) above, wind up, liquidate or dissolve; or

(d)         agree to do any of the foregoing.

9.8       Encumbrances.  No Borrower or Guarantor shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except (a)             the security interests and liens of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers;

(b)         liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor or its Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books;

(c)          non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, such Guarantor’s, or such Subsidiary’s, business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, such Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d)         zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, such Guarantor or such Subsidiary, as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e)          purchase money security interests in Equipment (including Capital Leases) to secure Indebtedness permitted under Section 9.9(b) hereof;

(f)           pledges and deposits of cash by such Borrower, Guarantor or Subsidiary after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the practices of such Borrower, Guarantor or Subsidiary as of the date hereof;

(g)          pledges and deposits of cash by such Borrower, Guarantor or Subsidiary after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the practices of such Borrower, Guarantor or Subsidiary as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance reasonably satisfactory to Agent;

(h)         liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by a Borrower, Guarantor or Subsidiary located on the premises of such Borrower, Guarantor or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower, Guarantor or Subsidiary and the precautionary UCC financing statement filings in respect thereof;

(i)             liens or rights of setoff or credit balances of such Borrower or Guarantor with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of such Borrower or Guarantor pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrower or Guarantor to the Credit Card Issuers as a result of fees and chargebacks;

(j)            deposits of cash with the owner or lessor of premises leased and operated by such Borrower, Guarantor or Subsidiary in the ordinary course of the business of such Borrower or Guarantor to secure the performance by such Borrower, Guarantor or Subsidiary of its obligations under the terms of the lease for such premises;

(k)         judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto; and

(l)             licenses of Intellectual Property to the extent permitted by Sections 9.7(b)(xi) and (xii) hereof;

(m)     security interests in Intellectual Property to secure Indebtedness permitted by Section 9.9(d) hereof in favor of a secured party so long as Agent shall have been granted by such secured party an irrevocable, royalty free license to use any such Intellectual Property to exercise Agent’s rights and remedies with respect to the Collateral pursuant to the IP Use Rights; and

(n)         the security interests and liens set forth on the Information Certificates.

9.9       Indebtedness.  No Borrower or Guarantor shall, nor shall any Borrower or Guarantor permit any of its respective Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness of any other Person, except:

(a)         the Obligations;

(b)         purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) so long as such security interests do not apply to any property of any Borrower or Guarantor, or any Subsidiary of a Borrower or Guarantor other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be;

(c)          unsecured Indebtedness of a Borrower or Guarantor or a Subsidiary of a Borrower or Guarantor arising after the date hereof to any third person; provided, that, on and after giving effect to the incurrence of such Indebtedness, (i) no Default or Event of Default exists or has occurred and is continuing, (ii) Borrowers have Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit on and after giving effect to such Indebtedness, and (iii) if such Indebtedness is incurred while an Event of Default has occurred and is continuing, each of the following additional conditions is satisfied as determined by Agent, (A) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent and (B) shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance reasonably satisfactory to Agent, (iv) Agent shall have received not less than ten (10) days’ prior written notice of the intention of such Borrower, Guarantor or Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail reasonably satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (v) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (vi) all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner consistent with Section 6.4(a) hereof, or at Agent’s option, to be held as cash collateral for the Obligations, (vii) such Borrower or Guarantor shall not, and shall cause each of their Subsidiaries not to, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower, Guarantor or Subsidiary may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (viii) such Borrower or Guarantor shall, and shall cause their subsidiaries to, furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower, Guarantor or Subsidiary or on its behalf promptly after the receipt thereof, or sent by such Borrower, Guarantor or Subsidiary or on its behalf concurrently with the sending thereof, as the case may be;

(d)         secured Indebtedness of a Borrower or Guarantor or a Subsidiary of a Borrower or Guarantor, arising after the Amendment No. 1 Effective Date to any third person; provided, that, each of the following conditions shall have been satisfied as determined by Agent in its good faith discretion: (i) on and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default exists or has occurred and is continuing, (ii) the aggregate principal amount of such Indebtedness shall not exceed $50,000,000 at any one time, (iii) Agent shall have received not less than ten (10) days’ prior written notice of the intention of such Borrower, Guarantor or Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the terms of such Indebtedness, and Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) such Indebtedness shall be secured only by the Intellectual Property of such Borrower, Guarantor or Subsidiary, and Agent shall have received an agreement by such secured party in favor of Agent granting Agent the IP Use Rights, (v) if a Cash Dominion Event shall exist or have occurred and be continuing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner consistent with Section 6.4(a) hereof, (vi) such Borrower or Guarantor shall not, and shall cause each of their Subsidiaries not to, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto in any way that would materially affect the interest or rights of Agent and Lenders under the Financing Agreements, and (vii) such Borrower or Guarantor shall, and shall cause their Subsidiaries to, furnish to Agent all material notices or demands in connection with such Indebtedness either received by such Borrower, Guarantor or Subsidiary or on its behalf promptly after the receipt thereof, or sent by such Borrower, Guarantor or Subsidiary or on its behalf concurrently with the sending thereof, as the case may be;

(e)          refinancing of the Indebtedness referenced in the subsections (a), (b), (c) or (d) hereof so long as such Indebtedness continues to comply with all provisions of such subsections (a), (b), (c) or (d) hereof, as applicable, and the incurrence of such Indebtedness would not otherwise cause a Default or Event of Default to occur;

(f)           unsecured Indebtedness arising under or pursuant to any agreements entered into by a Borrower or Guarantor or a Subsidiary of a Borrower or Guarantor, for non-speculative purposes, that provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices;

(g)          Indebtedness arising in connection with any reasonable deferred compensation plan to officers, employees and directors for services rendered to Borrowers, Guarantors and their Subsidiaries in the ordinary course of business; and

(h)         the Indebtedness set forth on Schedule 9.9(h) hereto or other Indebtedness of any Borrower to another Borrower or Guarantor or of any Guarantor to a Borrower or another Guarantor, in each case, so long as (i) such Guarantors are parties to the Intercompany Subordination Agreement, (ii)

such Indebtedness is unsecured and (iii) payments made by a Borrower with respect to such Indebtedness are made on a non-cash basis by way of a balance sheet adjustment.

9.10                        Prepayments and Amendments; Loans, Investments, Etc.

(a)         No Borrower or Guarantor shall, nor shall any Borrower or Guarantor permit any of its respective Subsidiaries to, directly or indirectly, prepay, redeem, defease, purchase or otherwise acquire:  (i) the Obligations except in accordance with this Agreement;  or (ii) any Indebtedness except in accordance with the terms of such Indebtedness; provided, that, each of the following conditions have been satisfied: (A) such Indebtedness is permitted to be incurred to the extent provided by Section 9.9 hereof, (B) on the date of and after giving effect to the payment of such payment, no Default or Event of Default shall exist or have occurred and be continuing, (C) on the date of and after giving effect to the such payment, Borrowers have Compliance Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit, (D) Agent shall have received, in form and substance reasonably satisfactory to Agent, monthly projections showing that, for the twelve (12) months immediately after such payment is made, Compliance Excess Availability shall be greater than 20% of the Revolving Loan Limit, and (E) Parent and its Subsidiaries shall have a Fixed Charge Coverage Ratio of 1.0:1.0 calculated based on the immediately preceding twelve (12) months for which Agent has received financial statements delivered in accordance with Section 9.6(a) hereof.

(b)         No Borrower or Guarantor shall, nor shall any Borrower or Guarantor permit any of its respective Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Equity Interests or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(i)                       the endorsement of instruments for collection or deposit in the ordinary course of business;

(ii)                    investments in cash or Cash Equivalents, provided, that, (i) no Revolving Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(iii)                 the equity investments of such Borrower or Guarantor in its Subsidiaries existing as of the date hereof or otherwise permitted to be made hereunder; provided, that, such investments are made in cash and such Borrower or Guarantor shall not have any further obligations or liabilities to make any capital contributions or other additional investments in or for the benefit of any of such Subsidiaries;

(iv)                loans and advances by such Borrower, Guarantor or Subsidiary to employees of such Borrower, Guarantor or Subsidiary not to exceed the principal amount of $2,000,000 in the aggregate for all Borrowers, Guarantors and their Subsidiaries any time outstanding for:  (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower, Guarantor or Subsidiary and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(v)                   stock or obligations issued to such Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

(vi)                obligations of account debtors to such Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(vii)             the loans and advances set forth on Schedule 9.10 hereto; provided, that, as to such loans and advances, (i) such Borrower or Guarantor shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) such Borrower or Guarantor shall furnish to Agent all notices or demands in connection with such loans and advances either received by such Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by such Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(viii)          investments in the form of a joint venture made by such Borrower or Guarantor in connection with the purchase of assets or Equity Interests of a Person engaged in substantially the same or a related business as such Borrower or Guarantor so long as (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of such Borrower or Guarantor to enter into such investment, (B) on and after giving effect to such investment, no Event of Default has occurred and is continuing, (C) on and after giving effect to such investment, Borrowers shall have Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit after giving effect to such investment, (D) such Person shall have executed and delivered a Guarantee to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, (E) Agent shall have received a licensor agreement by such Person providing for any IP Use Rights with respect to any Collateral and (F) the assets of such Person shall not be included in the calculation of the Borrowing Base, unless otherwise agreed to by Agent pursuant to Section 9.22 hereof;

(ix)                loans or advances from (A) one Borrower to another Borrower, from a Guarantor to a Borrower or another Guarantor so long as such Borrower or Guarantor are parties to the Intercompany Subordination Agreement, or (B) from any Borrower to any Guarantor so long as (A) such loans or advances are made on a non-cash basis as balance sheet entries and (B) such Guarantor is a party to the Intercompany Subordination Agreement;

(x)                   Permitted Acquisitions; and

(xi)                RTW may repurchase shares of Equity Interests from its shareholders; provided, that (A) for each of the thirty (30) days immediately prior to the date of such repurchase, Compliance Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit, and as of the date of any such repurchase and after giving effect thereto, Compliance Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit, (B) any such repurchase by RTW shall not contravene its Certificate of Incorporation and By-Laws and shall comply with all applicable provisions of State and Federal law and (C) as of the date of any such repurchase and after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing.

9.11                        Dividends and Redemptions.  No Borrower or Guarantor shall, nor shall any Borrower or Guarantor permit any of its respective Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of any Equity Interests of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any interest of any Equity Interest (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a)         any Borrower or Guarantor (or any Subsidiary of any Borrower or Guarantor) may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any Equity Interests for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b)         any Borrower (or any Subsidiary of any Borrower or Guarantor) may pay dividends to any other Borrower and any Guarantor or may pay dividends to any Borrower;

(c)          Borrowers and Guarantors (or any Subsidiaries of Borrowers and Guarantors) may pay (directly or indirectly) dividends in cash to RTW to the extent required to permit RTW to repurchase Equity Interests consisting of common or preferred stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan; provided, that, as to any such repurchase, each of the following conditions is satisfied: (A) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) such repurchase shall be paid with funds legally available therefor, and (C) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Lerner is a party or by which Lerner or its properties are bound, and (D) Borrowers have Compliance Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit after giving effect to such payments;

(d)         Borrowers and Guarantors (or any Subsidiaries of Borrowers and Guarantors) may pay dividends in cash (directly or indirectly) to RTW, or any other corporation that is the direct or indirect parent of any affiliated, consolidated, combined or unitary group of corporations of which Borrowers and Guarantors are members, in an amount equal to the sum of (i) the federal, state and local income tax liability of such group that is attributable to Borrowers and Guarantors and their respective Subsidiaries and (ii) amounts owed by RTW to the independent trade creditors, service providers, employees and independent directors of RTW for the services or goods (of the types set forth on Schedule 9.11(d)) hereto supplied by such independent trade creditors, service providers, employees and independent directors which have conferred a direct benefit to Borrowers, Guarantors and/or their respective Subsidiaries, plus an arms-length cost plus fees (not to exceed one and three-quarters of one percent (1.75%) of the amounts payable thereof) to RTW for its services rendered in arranging and processing payments for those goods and services; and

(e)          Borrowers and Guarantors (or any Subsidiaries of Borrowers and Guarantors) may pay dividends in cash to RTW so that RTW may pay dividends in cash to its equity holders so long as each of the following conditions have been satisfied (i) on and after giving effect to the payment of such dividend, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such dividend shall be paid with funds legally available therefor, (iii) the declaration or payment of such dividend shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its properties are bound, (iv) on and after giving effect to the payment of such dividend, Borrowers have Compliance Excess Availability in an amount equal to not less than twenty (20%) percent of the Revolving Loan Limit, (v) Agent shall have received, in form and substance reasonably satisfactory to Agent, monthly projections showing that, for the twelve (12) months immediately after such payment is made, Compliance Excess

Availability shall be greater than 20% of the Revolving Loan Limit, and (vi) Parent and its Subsidiaries shall have a Fixed Charge Coverage Ratio of 1.0:1.0 calculated based on the immediately preceding twelve (12) months for which Agent has received financial statements delivered in accordance with Section 9.6(a) hereof.

9.12                        Transactions with Affiliates.  No Borrower or Guarantor shall, nor shall any Borrower or Guarantor permit any of its respective Subsidiaries to, directly or indirectly:

(a)         except as provided in subsection (b) below, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of a Borrower or Guarantor (other than another Borrower or Guarantor), except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person; or

(b)         make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of any Borrower or Guarantor, except

(i)                       reasonable current or deferred compensation in the form of cash or Equity Interests to officers, employees and directors for services rendered to Borrowers and Guarantors in the ordinary course of business, and

(ii)                    as permitted under Section 9.11 hereof.

9.13                        Compliance with ERISA.  Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower and Guarantor shall, and shall with respect to any Pension Plan cause each of its ERISA Affiliates, to:  (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any non-exempt prohibited transaction which would be reasonably likely to subject any Borrower or Guarantor or any ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Pension Plan under Section 302 of ERISA, Section 412 of the Code or the terms of such Pension Plan and all required contributions to any Multiemployer Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any Pension Plan or any material liability to any Multiemployer Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Pension Plan that is a single employer plan, which termination could result in any material liability to any Borrower or Guarantor.

9.14                        End of Fiscal Years; Fiscal Quarters.  RTW shall, for financial reporting purposes, cause its and its Subsidiaries’ (a) fiscal years to end on the Fiscal Year-End of each year set forth on Exhibit F hereto, (b) fiscal quarters to end on the Fiscal Quarter -End of each fiscal year set forth on Exhibit F hereto and (c) fiscal months to end on the Fiscal Month-End of each fiscal year set forth on Exhibit F hereto.

9.15                        Change in Business.  No Borrower or Guarantor shall, nor shall it permit its Subsidiaries to, engage in any business other than the business of Borrowers and Guarantors on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Lerner was engaged as of the date hereof.

9.16                        Limitation of Restrictions Affecting Subsidiaries.  No Borrower or Guarantor shall, nor shall any Borrower or Guarantor permit any of its respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of any Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any of its Subsidiaries; (b) make loans or advances to such Borrower or Guarantor or any of its Subsidiaries, (c) transfer any of its properties or assets to such Borrower or Guarantor or any of its Subsidiaries; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any of its Subsidiaries, (v) any agreement relating to Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or Guarantor and outstanding on such acquisition date that is permitted under the terms of this Agreement, (vi) the extension or continuation of contractual obligations in existence on the date hereof, or (vii) any agreement relating to a refinancing of Indebtedness permitted under the terms of this Agreement; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

9.17                        Minimum Excess Availability.  Borrowers shall at all times maintain Excess Availability equal to the greater of (a) ten percent (10%) of the Revolving Loan Limit and (b) $7,500,000.

9.18                        IP License Agreements.

(a)         Each Borrower and Guarantor shall, and shall cause each of its Subsidiaries to, (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material IP License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material IP License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material IP License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to any of the foregoing; except, subject to Section 9.18(b) hereof, a Borrower, Guarantor or Subsidiary may cancel, surrender or release any material IP License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor shall, and shall cause any such Subsidiary to, give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material IP License Agreement, (iv) give Agent prompt written notice of any material IP License Agreement entered into by such Borrower or Guarantor or Subsidiary after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request (subject to any obligation of confidentiality contained therein), (v) give Agent prompt written notice of any notice of default sent to another party to a material IP License Agreement by such Borrower, Guarantor or Subsidiary of any material breach of any obligation, or any default, by such party under any material IP License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower, Guarantor or Subsidiary in the case of a notice to such Borrower, Guarantor or Subsidiary and concurrently with the sending thereof in the case of a notice from such Borrower, Guarantor or Subsidiary) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower, Guarantor or Subsidiary in connection with any material IP License Agreement which relates to the right of such

Borrower, Guarantor or Subsidiary to continue to use the property subject to such material IP License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material IP License Agreement.  For the avoidance of doubt, a material IP License Agreement shall mean any IP License Agreement pursuant to which a licensor licenses Intellectual Property to a Borrower or Guarantor that is used by such Borrower or Guarantor in connection with the Collateral or a material portion of the business of such Borrower or Guarantor.

(b)         Each Borrower or Guarantor shall, and shall cause each of its Subsidiaries to, either exercise any option to renew or extend the term of each material IP License Agreement to which it is a party in such manner as will cause the term of such material IP License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower, Guarantor or Subsidiary does not intend to renew or extend the term of any such material IP License Agreement, not less than sixty (60) days prior to the date of any such non-renewal or expiration.  In the event of the failure of any Borrower, Guarantor or Subsidiary to extend or renew any material IP License Agreement to which it is a party for reasons which are commercially unreasonable, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option upon notice to such Borrower, Guarantor or Subsidiary, as applicable to renew or extend the term of such material IP License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower, Guarantor or Subsidiary, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing.  Agent may, but shall not be required to, perform any or all of such obligations of such Borrower, Guarantor or Subsidiary under any of the IP License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder, except for amount due to another Borrower, Guarantor or Subsidiary.  Any sums so paid by Agent shall constitute part of the Obligations.

9.19                        After Acquired Real Property.  If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property related thereto, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $3,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent’s request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance reasonably satisfactory to Agent and as to any provisions relating to specific state laws reasonably satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under its Guarantee, as applicable, or as otherwise consented to in writing by Agent ) and such other agreements, documents and instruments as Agent may reasonable require in connection therewith.  Notwithstanding any provisions to the contrary herein, no Borrower or Guarantor shall be required to deliver to Agent a mortgage, deed of trust or deed to secure debt if the Real Property to be secured thereby is a leasehold interest, and the granting of such security interest is prohibited under the lease and the landlord has withheld its consent to such security interest.  Except as provided in Section 9.8 hereof or if Agent’s prior written consent shall have been obtained, no Borrower shall grant to any Person other than Agent a lien on or security interest in the Real Property located on 466-472 53rd Street, Brooklyn, New York.

9.20                        Costs and Expenses.  Borrowers shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:  (a) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting Loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by Issuing Bank in connection with the Letters of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) subject to Sections 7.3(d), 7.3(e) and 7.3(f) hereof, all reasonable out-of-pocket expenses and costs incurred by Agent during the course of periodic field examinations of the Collateral and Borrowers’ operations or for conducting any appraisals of the Collateral; (g) the fees and disbursements of expenses of one external counsel (including legal assistants) to Agent (and, in the case of an actual or perceived conflict of interest where a Lender affected by such conflict has informed Agent of such conflict, of another firm of counsel for such affected Lender) and, to the extent required, one firm of special counsel (including legal assistants) to Agent and one firm of local counsel (including legal assistants) to Agent in any relevant jurisdiction in connection with any of the foregoing; (h) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries; (i) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith; and (j) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party,.

9.21                        Credit Card Agreements.  Each Borrower and Guarantor shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, any Borrower or Guarantor may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor shall give Agent not less than ten (10) Business Days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (c) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Borrower or Guarantor to enter into such agreement (together with such other information with respect thereto as Agent may request) and such Borrower or Guarantor delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent; (d) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request; (e) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such

Borrower or Guarantor or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements; and (f) not modify any instructions given by Agent to any Credit Card Issuer or Credit Card Processor provided for in any Credit Card Acknowledgement or otherwise direct the remittance of payments under any Credit Card Agreement to any account other than the Blocked Account.

9.22                        Additional Guaranties and Collateral Security; Further Assurances.

(a)         In the event that a Subsidiary is acquired pursuant to a Permitted Acquisition, the Borrower or Guarantor acquiring such Subsidiary shall cause such Subsidiary to execute and deliver to Agent, in form and substance reasonably satisfactory to Agent, (i) a joinder agreement to the Financing Agreements in order to make such Subsidiary a party to this Agreement as a “Borrower” if it owns accounts or inventory that would constitute Eligible Accounts and Eligible Inventory to the extent provided by the definition of Permitted Acquisitions or otherwise as a “Guarantor”, and (ii) a guarantee as a “Guarantor” or pledge agreement as a “Pledgor”, and including, but not limited to, supplements and amendments hereto and to any of the other Financing Agreements, authorization to file UCC financing statements, Collateral Access Agreements, other agreements, documents or instruments contemplated hereunder and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem reasonably necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets of such Subsidiary and the Equity Interests of any Borrower or Guarantor in such Subsidiary, corporate resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such person; provided, that, if such Subsidiary is a Foreign Subsidiary that is acquired pursuant to a Permitted Acquisition, then such Borrower or Guarantor shall not be required to cause such Foreign Subsidiary to grant a security interest in its assets located outside the United States or execute and deliver a Guarantee and become a Loan Party to the extent that granting a security interest in any such assets by such Foreign Subsidiary or the execution and delivery of a Guarantee by such Foreign Subsidiary would have an adverse tax impact on such Borrower or Guarantor for purposes of Section 956 of the Code as determined by Agent in its good faith discretion in consultation with such Borrower or Guarantor.

(b)         In the case of an acquisition of assets whether pursuant to a Permitted Acquisition or otherwise in accordance with the terms and conditions hereof by a Borrower or Guarantor after the date hereof, Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) evidence that Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder (except in the case of deposit accounts, within thirty (30) days after the acquisition thereof); provided, that, in no event shall any such assets consisting of Accounts or Inventory so purchased be deemed to be Eligible Accounts or Eligible Inventory until Agent is perfected in such deposit accounts and Agent has agreed to include such Accounts or Inventory in the Borrowing Base in the case of a Permitted Acquisition, pursuant to the requirements of the definition of Permitted Acquisition, and in all other cases in the discretion of Agent), (ii) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, and (iii) such other agreements, documents and instruments as Agent may require in connection with the documents referred to above, including, but not limited to, supplements and amendments hereto, corporate resolutions and other organization and authorizing documents and favorable opinions of counsel to such person.

(c)          [Reserved];

(d)         At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.  Upon any Borrower’s request for a Loan or a Letter of Credit in accordance with the provisions of Section 6.6 hereof, Agent may request a certificate from an officer of each Borrower representing that all conditions precedent to the making of Loans and providing Letters of Credit contained herein are satisfied.  In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Loans or provide any further Letters of Credit until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

(e)          Notwithstanding anything to the contrary contained herein (including Section 9.19 and this Section 9.22) or in any other Financing Agreement, (i) Agent shall not accept delivery of any mortgage, deed of trust or deed to secured debt with respect to any Real Property from any Loan Party unless each of the Lenders has received forty-five (45) days’ prior written notice thereof and Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender and (ii) Agent shall not accept delivery of any joinder to any Financing Agreement with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.

9.23                        Private Label Credit Cards.  In the event an Event of Default has occurred and is continuing and upon Agent’s written notice to Borrowers, Borrowers and Guarantors will cease to receive any In-Store Payments.  Upon an acceleration of the Obligations following an Event of Default, Borrowers and Guarantors will cease to accept any customer payments made through any Borrower’s or Guarantor’s private label credit cards.

9.24                        Termination of Transition Services Agreement.  Borrowers shall give Agent written notice of the termination of the Transition Services Agreement thirty (30) days prior to the date of such termination.

9.25                        Cash Collateral Account.  Borrowers shall:

(a)         continue to maintain the Cash Collateral Account at their sole expense;

(b)         ensure that at all times the Cash Collateral Account Control Agreement is in effect with respect to the Cash Collateral Account;

(c)          not, without the prior written consent of Agent, close or transfer the Cash Collateral Account or take any other action with respect to the Cash Collateral Account that is not expressly authorized by this Agreement;

(d)         provide to Agent, as and when received by Borrowers, copies of all statements received by Borrowers with respect to the Cash Collateral Account to the extent that the financial institution or other person with whom such account is maintained has not provided such statements directly to Agent;

(e)          in the event the available balance of the Cash Collateral Account is at any time less than an amount sufficient to support the advances then outstanding pursuant to clause (a)(v) of the definition of Borrowing Base, immediately report such event to Agent and immediately, but in any event within two

(2) Business Days after receipt of written notice from Agent of such event, deposit readily available funds into the Cash Collateral Account sufficient to cause such balance to support the full amount of all advances then outstanding pursuant to clause (a)(v) of the definition of Borrowing Base; and

(f)           not make any withdrawals or transfers from the Cash Collateral Account without the prior written consent of Agent, which consent shall not be unreasonably withheld to the extent that both before and after giving effect to such withdrawal or transfer, (i) no Default or Event of Default then exists and (ii) the then outstanding balance of the Revolving Loans made against the available balance of the Cash Collateral Account is greater than or equal to one hundred percent (100%) of the available balance of the Cash Collateral Account.

9.26                        OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

9.27                        ECP Guarantor Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Borrower and Guarantor to guarantee and otherwise honor all Obligations in respect of Swap Obligations; provided, that, each Qualified ECP Guarantor shall only be liable under this Section 9.27 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.27, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.27 shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 9.27 constitute, and this Section 9.27 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

9.28                        IP Holdco Subsidiaries.  Each Borrower and Guarantor shall not permit the IP Holdco Subsidiaries (a) to own or use assets, other than the Intellectual Property set forth on Schedule 8.14 hereto as may be updated from time to time pursuant to written notice to Agent within five (5) Business Days after the acquisition by any IP Holdco after the Amendment No. 1 Effective Date of any Intellectual Property, (b) to incur any liabilities (other than liabilities of a de minimis nature, except as permitted by Section 9.9(d) hereof) or any encumbrances on their assets (other than encumbrances permitted by Sections 9.7(b)(iii), (xi), (xii) and 9.8(m) hereof), or (c) to engage in any business activity, other than maintenance and licensing of Intellectual Property to Borrowers and Guarantors or other Persons in accordance with the terms hereof.

SECTION 10.                  EVENTS OF DEFAULT AND REMEDIES

10.1                        Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)         (i) any Borrower fails to make any principal payment after the same becomes due and payable, or any Borrower fails to pay any of the other Obligations (other than with respect to principal payments) within two (2) Business Days after the same becomes due and payable or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.1(a), 9.2, 9.3, 9.4, 9.5, 9.7, 9.11, 9.13, 9.15, 9.16, 9.17, 9.20, 9.24, 9.25 and 9.26 of this Agreement and such failure shall continue for fifteen (15) Business Days; provided, that, such fifteen (15) Business Day period shall not apply in the case of: (i) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) Business Day period or which has been the subject of a prior failure within a six (6) month period or (ii) an intentional breach by Borrower or any Guarantor of any such covenant or (iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above and such failure shall continue for thirty (30) Business Days; provided, that, such thirty (30) Business Day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such thirty (30) Business Day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or such Guarantor of any such covenant;

(b)         any representation, warranty or statement of fact made by any Borrower or Guarantor in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)          any Guarantor revokes or terminates, or fails to perform any of the terms, covenants, conditions or provisions of any Guarantee in favor of Agent or any Lender;

(d)         if one or more judgments, orders, or awards for the payment of money involving an amount in excess of  $6,000,000 individually or in excess of $10,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

(e)          except as permitted by Section 9.7 hereof, any Borrower or Guarantor dissolves or any Borrower suspends or discontinues doing business;

(f)           any Borrower or any Obligor makes an assignment for the benefit of creditors or a general assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g)          a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower, any Obligor or all or any part of any such Person’s properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)         a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property;

(i)             any default in respect of any Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $25,000,000, which default continues beyond any cure period applicable thereto, if any, with respect to such Indebtedness, or any default by any Borrower or Obligor under any Material Contract (other than a Credit Card Agreement), which default continues beyond any cure period applicable thereto, if any, and/or is not waived in writing by the other parties thereto;

(j)            any Credit Card Issuer or Credit Card Processor: (i) shall send notice to any Borrower or Guarantor that it is ceasing to make or suspending payments to such Borrower or Guarantor of amounts due or to become due to such Borrower or Guarantor or shall cease or suspend such payments, (ii) shall send notice to any Borrower or Guarantor that it is terminating its arrangements with such Borrower or Guarantor or such arrangements shall terminate as a result of any event of default under such arrangements, except where (A) the loss of services by a Credit Card Issuer or Credit Card Processor would not result in non-payment of amounts due to any Borrower or Guarantor or could not reasonably be expected to cause a Material Adverse Effect or (B) such Borrower or Guarantor shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within forty-five (45) days after the date of any such notice, (iii) withholds payment of amounts otherwise payable to any Borrower or Guarantor to fund a reserve account or otherwise hold as collateral, or shall require any Borrower or Guarantor to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower or Guarantor shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed an aggregate for Borrowers and Guarantors of $5,000,000 at any one time or (iv) debits or deducts any amounts from any deposit account of any Borrower or Guarantor;

(k)         any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(l)             an ERISA Event or other event, circumstance or breach by a Borrower or Guarantor or an ERISA Affiliate of ERISA or the Code applicable to any Pension Plan or Multiemployer Plan, shall occur which results in or could reasonably be expected to result in liability of any Borrower or Guarantor in an amount which could reasonably be expected to have a Material Adverse Effect;

(m)     any Change of Control;

(n)         the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or any Obligor of which such Borrower, such Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $2,500,000 or

(ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business, and which indictment or proceeding, in Agent’s reasonable judgment, has had, or could reasonably be expected to have, a Material Adverse Effect; or

(o)         any event occurs that gives rise to an actual termination of the logistics and other Inventory handling services being provided pursuant to the Transition Services Agreement as of the date hereof and such services have not been adequately replaced by another service provider or assumed by a Borrower or an Obligor.

10.2                        Remedies.

(a)         At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or any Obligor of this Agreement or any of the other Financing Agreements.  Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

(b)         Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) make Reserves for all sales, excise or similar taxes that are past due, (iii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iv) require Borrowers or any Obligor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (v) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (vi) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or any Obligor, which right or equity of redemption is hereby expressly waived and released by each Borrower and Obligors and/or (viii) terminate this Agreement.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which would otherwise be required.  At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to Issuing Bank to be used to secure and fund Agent’s reimbursement obligations to Issuing Bank in connection with any Letters of Credit or furnish cash collateral to Agent for the Letters of Credit.  Such cash collateral shall be in the amount equal to one hundred five percent (105%) of the amount of the Letters of Credit plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letters of Credit.

(c)          At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of any Borrower or any Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.  Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all account debtors (including Credit Card Issuers and Credit Card Processors), secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors (including Credit Card Issuers and Credit Card Processors), secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto, and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders.  At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(d)         If Agent determines at any time that any amount received by Agent must be returned to any Borrower or any Obligor or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Agreement, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, that Agent is required to pay to any Borrower or any Obligor or such other person (without setoff, counterclaim or deduction of any kind).

(e)          Anything in this Agreement, any Financing Agreement or any other agreements or document related hereto to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action (other than actions against Agent for violating its obligations under this Agreement) to protect or enforce its rights arising out of this Agreement or one or more Financing Agreements without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement or one or more Financing Agreements shall be taken in concert and at the direction or with the consent of Agent.  Each Lender agrees and acknowledges that Agent may exercise all rights and remedies provided to Agent under, and in accordance with, the terms of the Financing Agreements and applicable law (including, without limitation, with respect to the liens granted to Agent).

(f)           To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrowers and Guarantors, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(g)          For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Agent, to the extent assignable and to the extent that the same would not conflict with or, under applicable law and the terms of such agreement, result in the invalidity or breach of any agreements (other than any agreement between any Borrower or Guarantor and any other Borrower or Guarantor) or otherwise result in the revocation, infringement, unenforceability, misappropriation or dilution of any rights in any Intellectual Property forming the subject thereof, an irrevocable, non-exclusive license (exercisable upon the occurrence of and during the continuation of an Event of Default) without payment of royalty or other compensation to any Borrower or Guarantor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by such Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(h)         Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due.  Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(i)             Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default, at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letters of Credit to be made by Agent and Lenders to Borrowers, and (ii) Agent may, at its option, establish such Reserves as Agent determines without limitation or restriction, notwithstanding anything to the contrary provided herein.

SECTION 11.                  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

11.1                        Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)         The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b)         Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c)          Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon such Borrower or Guarantor in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d)         BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)          Agent and Lenders shall not have any liability to any Borrower or any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Agent and/or such Lenders.  In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.  Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2                        Waiver of Notices.  Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle any Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

11.3                        Amendments and Waivers.

(a)         Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrowers; except, that:

(i)                       without the prior written consent of Agent and each Lender affected thereby, no such amendment, waiver, discharge or termination shall:

(A)       amend, modify or waive any of the provisions of the introductory paragraph of this Section 11.3(a) or any of the provisions of this Section 11.3(a)(i);

(B)       reduce any percentage specified in the definition of Required Lenders or amend, modify or waive any provision of the definition of Pro Rata Share;

(C)       release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof);

(D)       consent to the assignment or transfer by any Borrower or any Guarantor of any of their rights and obligations under this Agreement;

(E)        increase (1) the advance rates set forth in the definition of Borrowing Base, (2) the Maximum Credit or (3) the amount of Revolving Loans or Letters of Credit available to Borrowers at any time;

(F)         amend, modify or waive any of the provisions of the definition of Borrowing Base or of any of the defined terms referred to in the definition of Borrowing Base if the effect thereof increases the amount of the Borrowing Base;

(G)       reduce the amount of Compliance Excess Availability required in Section 4.1(d) or the amount of Excess Availability in Section 9.17 hereof;

(H)      amend, modify, or waive the provisions of Section 9.17 hereof, or any definition of any term relating to the financial terms used in such Section, if such amendment, modification or waiver makes the covenants contained therein less restrictive; or

(I)           amend, modify or waive any provision of the definitions of Cash Dominion Event, Increased Collateral Reporting Event, Compliance Excess Availability, Excess Availability, or of Section 7.3(d) or (e) hereof;

(ii)                    without the prior written consent of Agent and each Lender directly affected thereby, no such amendment, waiver, discharge or termination shall:

(A)       amend, modify or waive any of the provisions of this Section 11.3(a)(ii);

(B)       reduce any percentage specified in the definition of Required Lenders;

(C)       reduce the Interest Rate or any fees or indemnities related to the Revolving Loans or Letters of Credit, or otherwise extend the time of payment of principal of the Revolving Loans, extend the time of payment of interest or any fees related to the Revolving Loans or reduce the principal amount of any Revolving Loans or Letters of Credit;

(D)       increase the total amount of Commitments or the Commitment of any Lender over the amount thereof then in effect or provided hereunder; or

(E)        amend, modify or waive the provisions of Section 14.1(b) hereof.

(b)         Notwithstanding anything to the contrary contained in Section 11.3(a) hereof, Agent may, in its discretion and without the consent of the Lenders, amend or otherwise modify the Borrowing Base, the Reserves or any of their respective components which amendments or modifications have the effect of increasing the Borrowing Base, decreasing the Reserves or otherwise increasing the amounts available for borrowing hereunder to the extent that such amendment or modification is made to restore the Borrowing Base, Reserves or other components thereof if the reason for such reduction or increase no longer exists, as determined by Agent.

(c)          Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(d)         The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves, Eligible Credit Card Receivables, Eligible Damaged Goods Vendors Receivables, Eligible Sell-Off Vendors Receivables or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

(e)          Replacement of Certain Lenders.

(i)                       If (A) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (B) any Lender makes a claim for compensation under Section 15, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(ii)                    Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (A) all interest, fees and other amounts that may be due in payable in respect thereof, (B) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (C) Funding Losses).  If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 14.7.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Financing Agreements, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

11.4                        Waiver of Counterclaims.  Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5                        Indemnification.  Each Borrower and Guarantor shall indemnify and hold Agent and each Lender, and its respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, except that (a) no Borrower or Guarantor shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of any Borrower or Guarantor as to any other Indemnitee) and (b) this indemnification shall not apply to any claims for Taxes, which shall be governed by Section 15, other than taxes that related primarily to non-Tax claims. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which they are permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section.  To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby.  All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.                  THE AGENT

12.1                        Appointment, Powers and Immunities.  Each Lender and Issuing Bank irrevocably designates, appoints and authorizes Wells Fargo to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.  Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance reasonably satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2                        Reliance by Agent.  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3                        Events of Default.

(a)         Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letters of Credit hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition” (each a “Notice of Default or Failure of Condition”).  In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 12.7 hereof) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.  Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, subject to the limitations set forth in Section 12.8 hereof, Agent may, but shall have no obligation to, make Loans and issue or cause to be issued Letters of Credit for the ratable account and risk of Lenders from time to time if Agent reasonably and in good faith believes making such Loans or issuing or causing to be issued such Letter of Credit is in the best interest of Lenders.

(b)         Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letters of Credit or other Obligations, as against any Borrower or any Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

12.4                        Wells Fargo in its Individual Capacity.

(a)         With respect to its Commitment and the Loans made and Letters of Credit issued or caused to be issued by it (and any successor acting as Agent), so long as Wells Fargo shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wells Fargo in its individual capacity as Lender hereunder.

(b)         Wells Fargo (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with any Borrower or Guarantor (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Wells Fargo and its Affiliates may accept fees and other consideration from any

Borrower or any Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5                        Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers or Guarantors hereunder and without limiting any obligations of Borrowers or Guarantors hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6                        Non Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements.  Agent shall not be required to keep itself informed as to the performance or observance by Borrowers or Guarantors of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or which is deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or Guarantor; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

12.7                        Failure to Act.  Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8                        Additional Revolving Loans.  Agent shall not make any Revolving Loans or provide any Letters of Credit to Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letters of Credit would cause the aggregate amount of the total outstanding Revolving Loans and Letters of Credit to Borrowers to exceed the Borrowing Base (each individually an “Additional Revolving Loan”, and collectively, “Additional Revolving Loans”), without the prior consent of all Lenders, provided, that notwithstanding any provision to the contrary, Agent may make any such Additional Revolving Loan or Letter of Credit so long as:  (a) the total principal amount of such Additional Revolving Loans or such additional Letters of Credit together with the principal amount of

Special Agent Advances made pursuant to Section 12.11 hereof, shall not exceed the least of (i) $7,500,000, (ii) the sum of (x) the amount which, when added to all other Revolving Loans, Letters of Credit and Special Agent Advances, would not cause the principal amount of all outstanding Revolving Loans, Letters of Credit and Special Agent Advances to exceed the Borrowing Base and (y) if applicable, an amount equal to any reduction, made with the consent of all Lenders, of the Excess Availability required by Section 9.17 hereof, and (iii) the amount which would not cause the total principal amount of all Revolving Loans, Letters of Credit and Special Agent Advances to exceed the Maximum Credit, and (b) no such Additional Revolving Loans or Letters of Credit shall be outstanding more than ninety (90) days after the date such Additional Revolving Loan or Letter of Credit is made or issued (as the case may be), except as the Required Lenders may otherwise agree.  Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such Additional Revolving Loans or Letters of Credit.

12.9                        Concerning the Collateral and the Related Financing Agreements.  Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10                 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.  By signing this Agreement, each Lender:

(a)         is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a monthly or weekly Borrowing Base Certificate, as the case may be, pursuant to Section 7.1(a)(ii) hereof, prepared by Agent (each field audit or examination report and monthly or weekly report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”);

(b)         expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report;

(c)          expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding any Borrower and any Guarantor and will rely significantly upon such Borrower’s and Guarantor’s books and records, as well as on representations of such Borrower’s and Guarantor’s personnel; and

(d)         agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 14.5 hereof, and not to distribute or use any Report in any other manner.

12.11                 Collateral Matters.

(a)         Subject to the limitations in Section 12.8 hereof, Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Revolving Loans and Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers of the Loans and other Obligations, or (iii) to pay any other amount chargeable to Borrowers or Obligors pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and

(B) payments to Issuing Bank of Letters of Credit; provided, that notwithstanding any provision to the contrary, Agent may make any such Special Agent Advances so long as:  (a) the total principal amount of such Special Agent Advances together with the principal amount of the Additional Revolving Loans and additional Letters of Credit made pursuant to Section 12.11 hereof, shall not exceed the least of (i) $7,500,000, (ii) the sum of (x) the amount which, when added to all other Special Agent Advances, Revolving Loans and Letters of Credit, would not cause the principal amount of all outstanding Special Agent Advances, Revolving Loans and Letters of Credit to exceed the Borrowing Base and (y) if applicable, an amount equal to any reduction, made with the consent of all Lenders, of the Excess Availability required by Section 9.17 hereof, and (iii) the amount which would not cause the total principal amount of all Revolving Loans, Letters of Credit and Special Agent Advances to exceed the Maximum Credit.  Special Agent Advances shall be repayable on demand and be secured by the Collateral.  Special Agent Advances shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder.  Agent shall notify Lenders and Borrowers in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance.  Without limitation of its obligations pursuant to the settlement procedures set forth herein, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, then such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans.

(b)         Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of all of the Commitments of all Lenders and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 14.1 hereof, or (ii) constituting property being sold or disposed of if the applicable Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which no Borrower or Guarantor owned an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $1,000,000 or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) if approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders.  Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)          Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or any Guarantor in respect of) the Collateral retained by such Borrower or such Guarantor.

(d)         Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.12                 Agency for Perfection.  Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent, the other Lenders and the Bank Product Providers as secured party.  Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13                 Successor Agent.  Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Borrowers.  If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13.                  JOINT AND SEVERAL LIABILITY; SURETYSHIP WAIVERS.

13.1                        Independent Obligations; Subrogation.  Without limiting the provisions of Section 2.9 hereof or in the Guarantee, the Obligations of each Borrower and of each Guarantor hereunder are joint and several.  To the maximum extent permitted by law, each Borrower and Guarantor hereby waives any claim, right or remedy which such Borrower or Guarantor now has or hereafter acquires against any other Borrower or Guarantor that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Agent or any Lender against any Borrower or Guarantor or any Collateral which Agent or any Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise until the Obligations are fully paid and finally discharged.  In addition, each Borrower and Guarantor hereby waives any right to proceed against the other Borrowers and Guarantors, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower or Guarantor may now have or hereafter have as against the other Borrowers and Guarantors with respect to the Obligations until the Obligations are fully paid and finally discharged.  Each Borrower and Guarantor also hereby waives any rights of recourse to or with respect to any asset of the other Borrowers and Guarantors until the Obligations are fully paid and finally discharged.

13.2                        Authority to Modify Obligations and Security.  Each Borrower and Guarantor acknowledges that any action taken by Agent and/or Lenders in accordance with the terms of this Agreement and applicable law to: (a) renew, extend, accelerate, or otherwise change the time for payment of, or otherwise change any other term or condition of, any document or agreement evidencing or relating to any Obligations as such Obligations relate to the other Borrowers and Guarantors, including, without limitation, to increase or decrease the rate of interest thereon; (b) accept, substitute, waive, defease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing the Obligations of each other Borrower or Guarantor; (c) apply any and all such Collateral and direct the order or manner of sale thereof as Agent and Lenders, in their sole discretion, may determine; (d) deal with the other Borrowers and Guarantors as Agent or any Lender may elect; (e) in Agent’s and Lenders’ sole discretion, settle, release on terms satisfactory to them, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any Obligations of any other Borrower or Guarantor and/or any of the Collateral in any manner, and bid and purchase any of the collateral at any sale thereof; (f) apply any and all payments or recoveries from the other Borrowers and Guarantors as Agent or Lenders, in their sole discretion, may determine, whether or not such indebtedness relates to the Obligations; all whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; and (g) apply any sums realized from Collateral furnished by the other Borrowers and Guarantors upon any of its indebtedness or obligations to Agent or Lenders as they in their sole discretion, may determine, whether or not such indebtedness relates to the Obligations; shall not in any way diminish, release or discharge the liability of any Borrower or Guarantor hereunder (except to the extent that the Obligations are in fact repaid as a result of such action).

13.3                        Waiver of Defenses.  Upon an Event of Default by any Borrower or Guarantor in respect of any Obligations, Agent and Lenders may, at their option and without notice to any Borrower or Guarantor, proceed directly against any Borrower or Guarantor to collect and recover the full amount of the liability hereunder, or any portion thereof, and each Borrower and Guarantor waives any right to require Agent or any Lender to: (a) proceed against the other Borrowers and Guarantors or any other person whomsoever; (b) proceed against or exhaust any Collateral given to or held by Agent or any Lender in connection with the Obligations; (c) give notice of the terms, time and place of any public or private sale of any of the Collateral except as otherwise provided herein; or (d) pursue any other remedy in Agent’s or any Lender’s power whatsoever.  A separate action or actions may be brought and prosecuted against any Borrower or Guarantor whether or not action is brought against the other Borrowers and Guarantors and whether the other Borrowers and Guarantors be joined in any such action or actions; and each Borrower and Guarantor waives the benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof, and agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

13.4                        Exercise of Agent’s and Lenders’ Rights.  Each Borrower and Guarantor hereby authorizes and empowers Agent and Lenders in their sole discretion, without any notice or demand to such Borrower or Guarantor whatsoever and without affecting the liability of such Borrower or Guarantor hereunder, to exercise any right or remedy which Agent or any Lender may have available to them against the other Borrowers and Guarantors.

13.5                        Additional Waivers.  Each Borrower and Guarantor waives any defense arising by reason of any disability or other defense of the other Borrowers and Guarantors or by reason of the cessation from any cause whatsoever of the liability of any other Borrowers or Guarantors or by reason of any act or omission of Agent or any Lender or others which directly or indirectly results in or aids the discharge or release of any other Borrowers or Guarantors or any Obligations or any Collateral by operation of law or otherwise.  The Obligations shall be enforceable against each Borrower and Guarantor without regard to the validity, regularity or enforceability of any of the Obligations with respect to any other Borrowers or Guarantors or any of the documents related thereto or any collateral security documents securing any of the Obligations.  No exercise by Agent or any Lender of, and no omission of Agent or any Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Agent or any Lender against any Borrower or Guarantor or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations or any Collateral furnished by Borrowers or Guarantors or give to Borrowers or Guarantors any right of recourse against Agent or any Lender.  Each Borrower and Guarantor specifically agrees that the failure of Agent or any Lender: (a) to perfect any lien on or security interest in any property heretofore or hereafter given any Borrower or Guarantor to secure payment of the Obligations, or to record or file any document relating thereto or (b) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any Borrower or Guarantor shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Borrower or Guarantor hereunder.

13.6                        Additional Indebtedness.  Additional Obligations may be created from time to time at the request of any Borrower or Guarantor and without further authorization from or notice to any other Borrower or Guarantor even though the borrowing Borrower’s or Guarantor’s financial condition may deteriorate since the date hereof.  Each Borrower and Guarantor waives the right, if any, to require Agent or any Lender to disclose to such Borrower or Guarantor any information it may now have or hereafter acquire concerning any other Borrower’s or Guarantor’s character, credit, Collateral, financial condition or other matters.  Each Borrower and Guarantor has established adequate means to obtain from each other Borrower and Guarantor, on a continuing basis, financial and other information pertaining to such Borrower’s or Guarantor’s business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of the other Borrowers and Guarantors and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal.  Neither Agent nor any Lender need inquire into the powers of any Borrower or Guarantor or the authority of any of their respective officers, directors, partners or agents acting or purporting to act in their behalf, and any Obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed.  All Obligations of each Borrower and Guarantor to Agent and Lenders heretofore, now or hereafter created shall be deemed to have been granted at each Borrower’s and Guarantor’s special insistence and request and in consideration of and in reliance upon this Agreement.

13.7                        Notices, Demands, Etc.  Except as expressly provided by this Agreement, neither Agent nor any Lender shall be under any obligation whatsoever to make or give to any Borrower or Guarantor, and each Borrower and Guarantor hereby waives diligence, all rights of setoff and counterclaim against Agent or any Lender, all demands, presentments, protests, notices of protests, notices of protests, notices of nonperformance, notices of dishonor, and all other notices of every kind or nature, including notice of the existence, creation or incurring of any new or additional Obligations.

13.8                        Revival and Reinstatement.  If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Financing Agreement or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s security interests or liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s security interests or liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s security interests or liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

13.9                        Understanding of Waivers.  Each Borrower and Guarantor warrants and agrees that the waivers set forth in this Section 13 are made with full knowledge of their significance and consequences.  If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

SECTION 14.                  TERM; MISCELLANEOUS.

14.1                        Term.

(a)         This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date.  Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least sixty (60) days prior to the Maturity Date or the anniversary of any Maturity Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Borrowers may terminate this Agreement and the other Financing Agreements, in each case, effective on the Maturity Date or on the anniversary of the Maturity Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements still in effect on such date, if any, must be terminated simultaneously.  In addition, Borrowers may terminate this Agreement at any time upon three (3) Business Days (or such shorter period acceptable to Agent) prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after the occurrence and during the continuance of an Event of Default, subject to any cure periods specified in Section 10.1 hereof.  Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations (other than contingent indemnification obligations and other contingent Obligations which expressly survive the termination of this Agreement and the other Financing Agreements) and shall furnish (i) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary), (ii) Bank Product Collateralization to be held as security for any Loan Parities’ or their Subsidiaries’ obligations in respect of outstanding Bank Products (unless such Bank Product Obligations are paid in full in cash and terminated in a manner satisfactory to such Bank Product Provider), and (iii) cash collateral in such amounts as Agent determines are reasonably necessary to secure Agent, Lenders and Issuing Bank from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any other contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final payment and any continuing obligations of Agent or any Lender. The amount of such Letter of Credit Collateralization (or letter of credit, as Agent may determine) as to any Letters of Credit shall be in the amount equal to one hundred five (105%) percent of the amount of the Letters of Credit plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the letters of credit giving rise to such Letters of Credit.  Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose.  Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 p.m.

(b)         No termination of the Credit Facility, this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid and Lenders have no further obligations hereunder (following which all securing interests, liens and the like shall be released).  Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to any Borrower or Guarantor, or to file them with any filing office, unless and until this Agreement and all Commitments of all Lenders shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

14.2                        Additional Interpretative Provisions. Without limiting Section 1.3 hereof,

(a)         All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(b)         An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 hereof or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(c)          All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned.  Borrowers shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by Borrowers at any time.

(d)         In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(e)          The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)           This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)          All references to the gross negligence or willful misconduct of Agent, members of the Lender Group, Bank Product Providers or their related persons in this Agreement or the other Financing Agreements shall mean gross negligence or willful misconduct as determined by a final and non-appealable order of a court of competent jurisdiction.

(h)         This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

14.3                        Notices.  Except as otherwise provided herein, all notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	Lerner New York, Inc. 330 West 34th Street New York, New York 10001 Attention: Marc Schuback, General Counsel Telephone No.: E-mail: MSchuback@retailwinds.com

With a copy to:	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Judson Oswald Telephone No.: (212) 446-4812 E-mail: judson.oswald@kirkland.com

If to Agent:	Wells Fargo Bank, National Association, as Agent One Boston Place, 19th Floor Boston, Massachusetts 02108 Attention: Michele Riccobono Telephone No.: (617) 854-7246 Telecopy No.: (866) 303-3930

14.4                        Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this

Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

14.5                        Confidentiality.

(a)         Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 14.5, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (A) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (B) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (A) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (B) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 14.5 or pursuant to confidentiality requirements substantially similar to those contained in this Section 14.5 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Financing Agreements; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Financing Agreement.

(b)         Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Financing Agreements to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.

(c)          Each Loan Party agrees that Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform.  In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.  Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

14.6                        Successors.  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Bank Product Providers, Borrowers, Guarantors and their respective successors and assigns, except that no Borrower or Guarantor may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders.  Any such purported assignment without such express prior written consent shall be void.  No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 14.7 below.  The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

14.7                        Assignments; Participations.

(a)         Each Lender may assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees or Approved Funds (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, such transfer or assignment will not be effective until:  (i) it is recorded by the applicable Agent on the applicable Register; (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000; (iii) Agent shall have provided its prior written consent to such assignment, and (iv) Borrowers shall have provided their prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that, (A) Borrowers shall be deemed to have consented to a proposed assignment unless they object to such assignment by written notice to Agent within five (5) Business Days after having received notice thereof and (B) no consent of Borrowers shall be required if a Default or an Event of Default exists or has occurred and is continuing.  Anything contained in this Section 14.7 hereof to the contrary notwithstanding, the consent of Borrowers or Agent shall not be required, the minimum assignment amount shall not be applicable, an Assignment and Acceptance shall not be required to be delivered to, accepted by or recorded by Agent on the Register in order to be effective, valid, binding and enforceable and payments of the processing fee shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of a Lender; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until such time as written notice of such assignment shall have been delivered by the assigning Lender or the assignee to Agent.

(b)         Agent, acting for this purpose only as a non-fiduciary agent of behalf of Borrowers, shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”); provided, that, in the case of an assignment or delegation covered by Section 14.7(a) hereof, which is not reflected in the Register, the assigning Lender shall maintain a comparable register (the “Lender Register”) on behalf of Borrowers.  Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  The entries in the Register and Lender Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register or Lender Register as a Lender hereunder for all purposes of this Agreement.  The Register and Lender Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.  This Section 14.7(b) shall be construed so that the Loans and Commitments are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(c)          If required under Section 14.7 hereof, upon such execution, delivery, acceptance and recording, and otherwise from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d)         By execution and delivery to each other of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any Guarantor or any of their respective Subsidiaries or the performance or observance by any Borrower or any Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.  Agent and Lenders may furnish any information concerning any Borrower or any Guarantor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e)          Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitment and the Loans owing to it and its participation in the Letters of Credit, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrowers or any Guarantor hereunder (including any amounts payable under Sections 3.3, 3.4 and 3.5 hereof) shall be determined as if such Lender had not sold such participation.

(f)           Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.  Borrowers hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, Standard & Poor’s or one or more other rating agencies (the “Rating Agencies”).  Borrowers shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Financing Agreements, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Borrowers and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrowers under the Financing Agreements or change or affect in a manner adverse to the Borrowers the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the “Securitization Parties”) for any losses, claims, damages or liabilities (the “Liabilities”) to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Financing Agreement or in any writing delivered by or on behalf of any Borrower or Guarantor to the Lenders in connection with any Financing Agreement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

(g)          Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 14.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants.  Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and their affairs provided, prepared or reviewed by Borrowers that are contained in any selling materials and all other information provided by it and included in such materials.

14.8                        Entire Agreement.  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.9                        Bank Product Providers.  Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Financing Agreements for purposes of any reference in a Financing Agreement to the parties for whom Agent is acting.  Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Financing Agreements.  It is understood and agreed that the rights and benefits of each Bank Product Provider under the Financing Agreements consist exclusively of such Bank Product Provider’s being a beneficiary of the liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution.  Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so.

Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Financing Agreement, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Financing Agreements, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

14.10                 Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Financing Agreements or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Financing Agreement or any transaction contemplated therein.

14.11                 Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.  In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners.  Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall be payable to Agent hereunder and be for the account of Borrowers.

14.12                 Counterparts, Etc.  This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements.  Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

14.13                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Financing Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Agreement; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

14.14                 Acknowledgement Regarding Any Supported QFCs.  To the extent, that the Financing Agreements provide support, through a guarantee or otherwise for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support, (with the provisions below applicable notwithstanding that the Financing Agreements and, any Supported QFC may in fact be stated, to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime Default Rights under the Financing Agreements that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Agreements were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 15.                  WITHHOLDING TAXES.

15.1                        Payments.  All payments made by any Loan Party under any Financing Agreement will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law. In the event any deduction or withholding of Indemnified Taxes is required, Borrowers shall comply with the next sentence of this Section 15.1.  If any Indemnified Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Financing Agreement, including any amount paid pursuant to this Section 15.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein.  Borrowers will furnish to Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, originals or certified copies of a receipt evidencing such payment by the Loan Parties or other evidence of such payment reasonably satisfactory to Agent.  In addition, without duplication of the foregoing, Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand.  The Loan Parties shall jointly and severally indemnify each Indemnitee (as defined in Section 11.5) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Financing Agreement or breach thereof by any Loan Party (including any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 15) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee).  The obligations of the Loan Parties under this Section 15 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.

15.2                        Exemptions.

(a)         If a Lender or Participant is entitled to claim an exemption or reduction from withholding tax, such Lender or Participant agrees to deliver to Borrowers and Agent, at the times reasonably requested by Borrowers or the Agent, such properly completed and executed documentation reasonably requested by Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, any Lender or Participant that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrowers and Agent on or prior to the date on which such Lender or Participant becomes a Lender or Participant under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of IRS Form W-9 certifying that such Lender or Participant is exempt from U.S. federal backup withholding tax and any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall reasonably be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender or Participant under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Agent), whichever of the following is applicable:

(i)                       if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the Code, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the Code), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the Code, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);

(ii)                    if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;

(iii)                 if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)                if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or

(v)                   a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b)         Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent and Borrowers (or, in the case of a Participant, to the Lender granting the participation) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)          If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrowers (or, in the case of a Participant, to the Lender granting the participation) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 15.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including its tax returns).  Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent and Borrowers (or, in the case of a Participant, to the Lender granting the participation) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)         If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent and Borrowers (or, in the case of a sale of a participation interest, to the Lender granting the participation) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant.  To the extent of such percentage amount, Agent and Borrowers will treat such Lender’s or such Participant’s documentation provided pursuant to Section 15.2(a) or 15.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 15.2(a) or 15.2(c), if applicable.  Borrowers agree that each Participant shall be entitled to the benefits of this Section 15 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 15 with respect thereto.

(e)          If a payment made to a Lender under any Financing Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

15.3                        Reductions.

(a)         If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax.  If the forms or other documentation required by Section 15.2(a), 15.2(c) or 15.2(e) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)         If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation) under this Section 15, together with all costs and expenses (including attorneys’ fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

15.4                        Refunds.  If Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 15, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Borrowers on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 15 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 15 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 15.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

SECTION 16.                  ACKNOWLEDGMENT AND RESTATEMENT

16.1                        Existing Obligations.  Each Borrower and Guarantor hereby acknowledges, confirms and agrees that, as of the close of business on October 23, 2014, Borrowers are indebted to Agent and Lenders in respect of Loans under the Existing Loan Agreement in the aggregate principal amount of $4,356,358.09 and Existing Letters of Credit under the Existing Loan Agreement in the aggregate principal amount of $20,929,194.10, in each case together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers and Guarantors to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

16.2                        Acknowledgment of Security Interests.  Each Borrower and Guarantor hereby acknowledges, confirms and agrees that Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent pursuant to the Existing Financing Agreements to secure the Obligations, as well as any Collateral granted to Agent under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent or any Lender.  The liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent, whether under the Existing Financing Agreements, this Agreement or any of the other Financing Agreements.

16.3                        Existing Financing Agreements.  Each Borrower and Guarantor hereby acknowledges, confirms and agrees that: (a) the Existing Financing Agreements have been duly executed and delivered by such Borrower and Guarantor and are in full force and effect as of the date hereof and (b) the agreements and obligations of such Borrower and Guarantor contained in the Existing Financing Agreements constitute the legal, valid and binding obligations of such Borrower and Guarantor enforceable against each of them in accordance with their respective terms and such Borrower and Guarantor has no valid defense to the enforcement of such obligations and (c) Agent, on behalf of Lenders and Bank Product Providers, is entitled to all of the rights and remedies provided for in favor of Agent, Lenders and Bank Product Providers in the Existing Financing Agreements, as amended and restated by this Agreement.

16.4                        Restatement.  Except as otherwise stated in Section 16.2 hereof and this Section 16.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Financing Agreements are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and any other obligations and liabilities of Borrowers or Guarantors evidenced by or arising under the Existing Financing Agreements, and the liens and security interests of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in the Collateral (as such term is defined herein) securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers.  The principal amount of the Loans and the amount of the Existing Letters of Credit outstanding as of the date hereof under the Existing Financing Agreements shall be allocated to the Loans and Letters of Credit hereunder in such manner and in such amounts as Agent shall determine.

16.5                        Release.  Each Borrower and Guarantor, for itself and its successors and assigns, does hereby remise, release, discharge and hold Agent, Lenders, Bank Product Providers, and their respective officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which any Borrower, any Guarantor or their respective successors or assigns has had or may now or hereafter claim to have against Agent, any Lender, any Bank Product Provider or their respective officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Financing Agreements or the arrangements set forth therein or transactions thereunder up to and including the date hereof, except to the extent Borrowers shall notify Agent in writing of any specific exceptions to charges for interest, fees, costs and expenses set forth in the most recent monthly statement of  the Loan Accounts sent by Agent to Borrowers prior to the date hereof pursuant to the Existing Financing Agreements within thirty (30) days after the date hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS

LERNER NEW YORK, INC.

By:
Name:
Title:

LERNCO, INC.

By:
Name:
Title:

LERNER NEW YORK OUTLET, LLC

By:
Name:
Title:

LERNER NEW YORK FTF, LLC

By:
Name:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Fourth Amended and Restated Loan And Security Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

RTW RETAIL WINDS, INC.

By:
Name:
Title:

LERNER NEW YORK HOLDING, INC.

By:
Name:
Title:

LERNER NEW YORK GC, LLC

By:
Name:
Title:

NEW YORK & COMPANY STORES, INC.

By:
Name:
Title:

FTF GC, LLC

By:
Name:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Fourth Amended and Restated Loan And Security Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Fourth Amended and Restated Loan And Security Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

REVOLVING LOAN LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Loan Lender

By:
Name:
Title:

[Signature Page to Fourth Amended and Restated Loan And Security Agreement]

EXHIBIT A
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

FORM OF

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of              , 20   is made between                          (the “Assignor”) and                      (the “Assignee”).  Initially capitalized terms used herein without definitions shall have the meanings given in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Wells Fargo Capital Finance, LLC, as arranger, Wells Fargo, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Persons which are parties thereto as lenders (in such capacity, “Agent”), and the Persons which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and, with regard to Lenders only, provide other financial accommodations to Lerner New York, Inc., a Delaware corporation (“Lerner”), Lernco, Inc., a Delaware corporation (“Lernco”), Lerner New York Outlet, LLC, a Massachusetts limited liability company (“Lerner Outlet”) and Lerner New York FTF, LLC, a Delaware limited liability company (“Lerner FTF”, and together with Lerner, Lernco and Lerner Outlet, collectively, “Borrowers”) as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated October 24, 2014, by and among Borrowers, certain of their affiliates, Agent, and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Revolving Loans (the “Committed Revolving Loans”) to Borrowers in an aggregate amount not to exceed                Dollars ($         ) (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $               (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.     Assignment and Acceptance.

(a)   Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from

Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Revolving Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be         (  %).

(b)   With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount.  Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.9 and 6.10 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)   After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be              Dollars ($       ).

(d)   After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be              Dollars ($       ) (as such amount may be further reduced by any other assignment by Assignor on or after the date hereof).

2.     Payments.

(a)   As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to              Dollars ($       ), representing Assignee’s Pro Rata Share of the amount owed by Borrowers with respect to the Committed Revolving Loans assigned hereunder.

(b)   Assignee shall pay to Agent the processing fee in the amount specified in Section 14.7(a) of the Loan Agreement.

3.     Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Revolving Loans and outstanding Letters of Credit shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.     Independent Credit Decision.  Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers and their Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5.     Effective Date; Notices.

(a)   As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be                , 20   (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i)   this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)   the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)   written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrowers and Agent;

(iv)   Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v)   the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b)   Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrowers and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.     Agent.[INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a)   Assignee hereby appoints and authorizes Wells Fargo Bank, National Association in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(b)   Assignee shall assume no duties or obligations held by Assignor in its capacity as [Agent under the Loan Agreement.]

7.     Withholding Tax.  Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.     Representations and Warranties.

(a)   Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)   Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.  Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, or the performance or observance by Borrowers or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c)   Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9.     Further Assurances.  Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.  Miscellaneous.

(a)   Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b)   All payments made hereunder shall be made without any set-off or counterclaim.

(c)   Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)   This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)   THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)    ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

, 20

Wells Fargo Bank, National Association
One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attn.: Portfolio Manager-Lerner New York, Inc.

Ladies and Gentlemen:

Wells Fargo Capital Finance, LLC, as arranger, Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Persons which are parties thereto as lenders (in such capacity, “Agent”), and the Persons which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and, with regard to Lenders only, provide other financial accommodations, to Lerner New York, Inc., a Delaware corporation (“Lerner”), Lernco, Inc., a Delaware corporation (“Lernco”), Lerner New York Outlet, LLC, a Massachusetts limited liability company (“Lerner Outlet”) and Lerner New York FTF, LLC, a Delaware limited liability company (“Lerner FTF”, and together with Lerner, Lernco and Lerner Outlet, collectively, “Borrowers”) as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated October 24, 2014, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

We hereby give you notice of, and request your consent to, the assignment by                            (the “Assignor”) to                             (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to          (  %) of the Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”).  We understand that the Assignor’s Commitment shall be reduced by            Dollars ($         ), as the same may be further reduced by other assignments on or after the date hereof.

Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name:

Address:
Attention:
Telephone:
Telecopier:

(B)	Payment instructions:

Account No.:
At:
Reference:
Attention:

You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Agent

By:
Title:

EXHIBIT B

TO

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Form of Borrowing Base Certificate

(See attached)

B-1

EXHIBIT C
TO

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Wells Fargo Bank, National Association
One Boston Place, 19th Floor

Boston, Massachusetts 02108

Ladies and Gentlemen:

Each of the undersigned hereby certifies to you pursuant to Section 9.6(a) of the Loan Agreement (as defined below) as follows:

1.              HE/SHE IS THE DULY ELECTED CHIEF FINANCIAL OFFICER OR OTHER ELECTED OFFICER ACCEPTABLE TO AGENT (AS DEFINED BELOW) OF EACH BORROWER (AS DEFINED BELOW) WITH RESPECT TO WHICH SUCH PERSON HAS EXECUTED THIS DOCUMENT.  CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, DATED OCTOBER 24, 2014 (AS THE NOW EXISTS OR MAY HEREAFTER BE AMENDED, MODIFIED, SUPPLEMENTED, EXTENDED, RENEWED, RESTATED OR REPLACED, THE “LOAN AGREEMENT”), BY AND AMONG WELLS FARGO CAPITAL FINANCE, LLC, AS ARRANGER, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AGENT FOR THE PERSONS PARTY THERETO AS LENDERS (IN SUCH CAPACITY, “AGENT”), THE PERSONS PARTY THERETO AS LENDERS (COLLECTIVELY, “LENDERS”), LERNER NEW YORK, INC. (“LERNER”), LERNCO, INC. (“LERNCO”), LERNER NEW YORK OUTLET, LLC (“LERNER OUTLET”) AND LERNER NEW YORK FTF, LLC (“LERNER FTF”, AND TOGETHER WITH LERNER, LERNCO AND LERNER OUTLET, COLLECTIVELY, “BORROWERS”) AND THE OTHER PARTIES THERETO.

2.              He/She has reviewed the terms of the Loan Agreement, and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and their Subsidiaries, during the immediately preceding fiscal month.

3.              The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and he/she has no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto.  Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrowers or any Obligor has taken, is taking, or proposes to take with respect to such condition or event.

4.              He/She further certifies that, based on the review described in Section 2 above, no Borrower or Guarantor has at any time during or at the end of such fiscal month, except as specifically described on

Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)         Changed its corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b)         Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c)          Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower or any Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to such Borrower or such Guarantor.

(d)         Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e)          Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent:  (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or any Guarantor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or any Guarantor or its business, operations or assets or any properties at which such Borrower or such Guarantor transported, stored or disposed of any Hazardous Materials.

(f)           Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower or any Guarantor.

5.              Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month whether Borrowers are in compliance with the covenants set forth in Section 9.17 of the Loan Agreement for such fiscal month.

The foregoing certifications are made and delivered this day of            , 20  .

LERNER NEW YORK, INC.

By:
Name:
Title:

LERNCO, INC.

By:
Name:
Title:

LERNER NEW YORK OUTLET, INC.

By:
Name:
Title:

EXHIBIT D

TO

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Information Certificates

See Attached.

D-1

EXHIBIT E
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Location of Inventory

1.              330 West 34th Street

New York, NY 10001

2.              Three Limited Parkway

Columbus, OH 43230

3.              466-472 53rd Street

Brooklyn, NY

4.              See attached lease summaries for store listings (Schedule 1.64)

5.              Radial

307 Hollie Drive

Martinsville, VA 24112

E-1

EXHIBIT F
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Fiscal Year-End; Fiscal Quarter-End; and Fiscal Month-End

	2018	2019	2020	2021	2022	2023	2024

Fiscal Month-End Closing Dates:
February	March 3, 2018	March 2, 2019	February 29, 2020	February 27, 2021	February 26, 2022	February 25, 2023	March 2, 2024
March	April 7, 2018	April 6, 2019	April 4, 2020	April 3, 2021	April 2, 2022	April 1, 2023	April 6, 2024
April	May 5, 2018	May 4, 2019	May 2, 2020	May 1, 2021	April 30, 2022	April 29, 2023	May 4, 2024
May	June 2, 2018	June 1, 2019	May 30, 2020	May 29, 2021	May 28, 2022	May 27, 2023	June 1, 2024
June	July 7, 2018	July 6, 2019	July 4, 2020	July 3, 2021	July 2, 2022	July 1, 2023	July 6, 2024
July	August 4, 2018	August 3, 2019	August 1, 2020	July 31, 2021	July 30, 2022	July 29, 2023	August 3, 2024
August	September 1, 2018	August 31, 2019	August 29, 2020	August 28, 2021	August 27, 2022	August 26, 2023	August 31, 2024
September	October 6, 2018	October 5, 2019	October 3, 2020	October 2, 2021	October 1, 2022	September 30, 2023	October 5, 2024
October	November 3, 2018	November 2, 2019	October 31, 2020	October 30, 2021	October 29, 2022	October 28, 2023	November 2, 2024
November	December 1, 2018	November 30, 2019	November 28, 2020	November 27, 2021	November 26, 2022	November 25, 2023	November 30, 2024
December	January 5, 2019	January 4, 2020	January 2, 2021	January 1, 2022	December 31, 2022	December 30, 2023	January 4, 2025
January	February 2, 2019	February 1, 2020	January 30, 2021	January 29, 2022	January 28, 2023	February 3, 2024	February 1, 2025

Fiscal Quarter-End Closing Dates:
Q1	April 28, 2018	May 4, 2019	May 2, 2020	May 1, 2021	April 30, 2022	April 29, 2023	May 4, 2024
Q2	July 28, 2018	August 3, 2019	August 1, 2020	July 31, 2021	July 30, 2022	July 29, 2023	August 3, 2035
Q3	October 27, 2018	November 2, 2019	October 31, 2020	October 30, 2021	October 29, 2022	October 28, 2023	November 2, 2024
Q4	February 2, 2019	February 1, 2020	January 30, 2021	January 29, 2022	January 28, 2023	February 3, 2024	February 1, 2025

Fiscal Year-End Closing Dates:
Fiscal 2018	February 2, 2019
Fiscal 2019		February 1, 2020
Fiscal 2020			January 30, 2021
Fiscal 2021				January 29, 2022
Fiscal 2022					January 28, 2023
Fiscal 2023						February 3, 2024
Fiscal 2024							February 1, 2025

SCHEDULE 1
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Revolving Loan Lender	Lender’s Commitment
Wells Fargo Bank, National Association	$75,000,000

Total Revolver Commitments:	$75,000,000